As filed with the Securities and Exchange Commission on August 28, 2015

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOBILIS HEALTH CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	8062	98-1188172
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

11700 Katy Freeway

Suite 300

Houston, Texas 77079

(713) 355-8614

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Northstar Healthcare Acquisitions, L.L.C.

11700 Katy Freeway

Suite 300

Houston, Texas 77079

(713) 355-8614

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Richard Raymer

Dorsey & Whitney LLP

Brookfield Place

161 Bay Street, Suite 4310

Toronto, Ontario Canada M5J 2S1

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:  ☐ a large accelerated filer, ☐ an accelerated file, ☐ a non-accelerated filer, or ☒ a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum aggregate offering price (2)	Amount of Registration Fee
Common Shares, no par value, to be offered for resale by the Selling Securityholders issued in connection with the Offering (as defined herein).	7,847,668	$4.21	$33,038,682.28	$3,839
Common Shares, no par value, to be offered for resale by the Selling Securityholders and issuable upon the exercise of Warrants (as defined herein) issued in connection with the Offering.	3,923,834	$4.21	$16,519,341.14	$1,920
Common Shares, no par value, to be offered for resale by the Selling Securityholders and issuable upon the exercise of Compensation Options (as defined herein) issued in connection with the Offering.	392,383	$4.21	$1,651,932.43	$192
Warrants to be offered for resale by the Selling Warrantholders issued in connection with the Offering.	3,923,834	— (3)	— (3)	— (3)
Common Shares, no par value, to be offered for resale by the Selling Securityholders issued in connection with the Athas Acquisition (as defined herein).	10,497,303	$4.21	44,193,645.63	$5,135
Total	22,661,188	—	$95,403,601.48	$11,086

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder also include an indeterminate number of additional common shares as may become issuable as a result of stock splits, stock dividends, stock distributions and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act using the average of the high and low prices of the common shares on the NYSE MKT on August 24, 2015, a date within five (5) trading days prior to the date of the filing of this registration statement.
(3)	Pursuant to Rule 457(g) of the Securities Act, no registration fee is required as the common shares issuable upon exercise of the warrants are registered under the Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Our Selling Securityholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 28, 2015

PRELIMINARY PROSPECTUS

NOBILIS HEALTH CORP.

22,661,188 Common Shares

3,923,834 Warrants to Purchase Common Shares

This prospectus relates to the registration and resale, from time to time, by certain selling securityholders (each a “Selling Securityholder” and collectively, the “Selling Securityholders”), of up to an aggregate 22,661,188 common shares and up to an aggregate of 3,923,834 Warrants consisting of:

(1)	7,847,668 common shares issued to the Selling Securityholders in connection with the Offering (as defined herein);

(2)	Up to 3,923,834 common shares (the “Warrant Shares”) issuable upon the exercise of outstanding warrants (the “Warrants”) issued to the Selling Securityholders in connection with the Offering;

(3)	Up to 392,383 common shares issuable upon the exercise of outstanding Compensation Options issued to certain Selling Securityholders for services rendered to us in connection with the Offering;

(4)	10,497,303 common shares issued to the Selling Securityholders in connection with the Athas Acquisition; and

(5)	3,923,834 Warrants to purchase common shares (we refer to these warrantholders as the Selling Warrantholders).

We will not receive any of the proceeds from the resale of these common shares or Warrants by the Selling Securityholders. However, upon exercise we will receive the cash exercise price of the Warrants. If the Compensation Options are cashlessly exercised we will not receive any cash from these exercises.

The Selling Securityholders may sell or otherwise dispose of the common shares, the Warrants, the Warrant Shares or the common shares issuable upon exercise of Compensation Options covered by this prospectus or interests therein on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. Additional information about the Selling Securityholders, and the times and manner in which they may offer and sell common shares under this prospectus, is provided in the sections entitled “Selling Securityholders” and “Plan of Distribution” of this prospectus.

Our common shares are presently quoted on the NYSE MKT under the symbol “HLTH” and on the Toronto Stock Exchange (the “TSX”) under the symbol “NHC”. Our Warrants are not currently quoted on the NYSE MKT or the TSX but we intend on applying to list the Warrants on the TSX in conjunction with the effectiveness of this prospectus. On August 24, 2015, the closing bid price was $4.45 per common share.

We issued an aggregate 7,847,668 of the common shares and 3,923,834 Warrants covered by this prospectus in the Offering and 10,497,303 common shares in connection with the Athas Acquisition. We may issue up to an additional 4,316,217 common shares in conjunction with the exercise of the outstanding Warrants or Compensation Options issued as part of the Offering. Additional information about the Offering is provided in the section entitled “Description of Private Placement” of this prospectus and additional information about the Athas Acquisition is provided in the section entitled “Description of Athas Acquisition” of this prospectus.

You should consider carefully the risks that we have described in the section entitled “Risk Factors” beginning on Page 10 of this prospectus before deciding whether to invest in our Warrants or common shares.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common shares offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common shares in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that this prospectus is correct as of any time after its date.

ABOUT THE PROSPECTUS

Unless otherwise stated to the contrary, this prospectus, references to the “Company,” “Nobilis,” “we,” “us,” and “our” and similar terms refer to Nobilis Health Corp. References to our “common shares” refer to the common shares, no par value, of Nobilis Health Corp.

A list of our healthcare facilities (the “Nobilis Facilities”) and the abbreviations by which we refer to them in this prospectus appear below:

Healthcare Facility	Abbreviation
Northstar Healthcare Surgery Center - Houston	NHSC-H
Kirby Surgical Center	Kirby
Microsurgery Institute of Dallas	MSID
Northstar Healthcare Surgery Center - Scottsdale	NHSC-S
First Nobilis Hospital	FNH
First Nobilis Surgical Center	FNSC
Victory Medical Center Houston	VMC
Plano Surgical Hospital	PSH

You should read this prospectus together with additional information described under the headings “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and the documents incorporated by reference herein, you should rely on the information in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any other person to provide information different from that contained in this prospectus and the documents incorporated by reference herein. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate as of the dates on the cover page, regardless of time of delivery of the prospectus or any sale of securities. Our business, financial condition, results of operation and prospects may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and the information it incorporates by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All information relative to future markets for our products and trends in and anticipated levels of revenue, gross margins and expenses, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect” and “intend” and other similar expressions constitute forward-looking statements. These forward-looking statements are subject to business, economic and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements. These forward-looking statements are based on current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated, include, but are not limited to:

•	the risk that we may face challenges managing our new Marketing Segment (as defined herein) and may not realize anticipated benefits;

•	our ability to successfully maintain effective internal controls over financial reporting;

•	our ability to implement our business strategy, manage the growth in our business, and integrate acquired businesses;

•	the risk of litigation and investigations, and liability claims for damages and other expenses not covered by insurance;

•	the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as costs increase;

•	adverse developments affecting the medical practices of our physician limited partners;

•	our ability to maintain favorable relations with our physician limited partners;

•	our ability to grow revenues by increasing case and procedure volume while maintaining profitability at our healthcare facilities;

•	failure to timely or accurately bill for services;

•	our ability to compete for physician partners, patients and strategic relationships;

•	the risk of changes in patient volume and patient mix;

•	the risk that laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease;

•	the risk that contracts are cancelled or not renewed or that we are not able to enter into additional contracts under terms that are acceptable to us;

•	the risk that we are not able to list the Warrants on the TSX and that there is no active trading market for the Warrants; and

•	the risk of potential decreases in our reimbursement rates.

The foregoing are significant factors we think could cause our actual results to differ materially from expected results. However, there could be additional factors besides those listed herein that also could affect us in an adverse manner.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to an mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing factors and the risk factors set forth elsewhere in this prospectus under the heading “Risk Factors” beginning on page 10 of this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission on April 2, 2015 (the “2014 Annual Report”).

Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus and any related free writing prospectuses that we have authorized for use in connection with this offering, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CURRENCY AND EXCHANGE RATES

Unless otherwise stated, all dollar amounts and the symbol “$” refers to United States dollars and “C$” or “Cdn$” refers to Canada dollars. The Canadian dollar exchange rates for United States dollars for each of the years in the five-year period ended December 31, 2014 as reported by the Bank of Canada, were as follows:

Year Ended December 31 (Cdn. $ per U.S. $1.00)
	Last	Low	High	Average
2014	1.1601	1.0589	1.1672	1.1045
2013	1.0636	0.9845	1.0704	1.0299
2012	0.9949	0.9642	1.0443	0.9996
2011	1.0170	0.9407	1.0658	0.9891
2010	0.9946	0.9931	1.0848	1.0299

On August 14, 2015, the rate of exchange of the Canadian dollar, based on the daily noon rate in Canada as published by the Bank of Canada, was U.S. $1.00 = Canadian $1.3078.

The average is based on the noon exchange rate as reported by the Bank of Canada.

PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus, including our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” in this prospectus before making an investment decision. See the Risk Factors section of this prospectus on page 10 for a discussion of the risks involved in investing in our securities.

NOBILIS HEALTH CORP.

Our Company

Nobilis Health Corp. was incorporated on March 16, 2007 under the name “Northstar Healthcare Inc.” pursuant to the provisions of the British Columbia Business Corporations Act (“BCBCA”). On December 5, 2014, Northstar Healthcare Inc. changed its name to Nobilis Health Corp. Our registered office is located at Suite 400, 570 Granville Street, Vancouver, British Columbia V6C 3P1 and our corporate office is located at 11700 Katy Freeway, Suite 300, Houston, Texas 77079. Our stock has been traded on the Toronto Stock Exchange under the symbol “NHC” since May 2007 and on the NYSE MKT under the symbol “HLTH” since April 2015.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, referred to as the “JOBS Act”.

Our core business is the ownership, operation and management of outpatient surgery centers and surgical hospitals (the “Medical Services Segment”). We are also a provider of marketing services to our own affiliated entities as well as to third parties through our subsidiaries Athas Health, LLC (“Athas”) and Nobilis Health Marketing, LLC, which is a separate reportable business segment (the “Marketing Segment”).

Corporate Information

Our principal executive offices are located at 11700 Katy Freeway, Suite 300, Houston, Texas 77079, and our telephone number is (713) 355-8614. Our internet address is http://www.nobilishealth.com. The information on our website is not incorporated by reference into this prospectus, and you should not consider it part of this prospectus.

THE OFFERING

Common shares offered by Selling Securityholders	Up to 22,661,188 common shares consisting of:

(1)	7,847,668 common shares issued to the Selling Securityholders in connection with the Offering;

(2)	Up to 3,923,834 common shares issuable upon the exercise of the Warrants issued to the Selling Securityholders in connection with the Offering;

(3)	Up to 392,383 common shares issuable upon the exercise of Compensation Options issued to certain Selling Securityholders as compensation for services rendered to us in connection with the Offering; and

(4)	10,497,303 common shares issued to the Selling Securityholders in connection with the Athas Acquisition.

Warrants Offered by the Selling Warrantholders	3,923,834 Warrants to purchase common shares.

Common shares and Warrants offered by us	None.

Common shares outstanding after this offering (assuming full exercise of the Warrants and the Compensation Options (as defined below))	75,301,520[1]

Use of Proceeds	We will not receive any of the proceeds from the resale or other disposition of the common shares or Warrants covered by this prospectus by the Selling Securityholders. However, we will receive the cash exercise price upon the exercise of the common share purchase warrants, other than the Compensation Options, the underlying shares of which are offered by this prospectus.

NYSE MKT and TSX Symbol	Our common shares are listed on the NYSE MKT under the symbol “HLTH” and on the Toronto Stock Exchange under the symbol “NHC”. We intend on applying to have the warrants listed on the TSX in conjunction with the effectiveness of this prospectus.

Risk Factors	Investing in our common shares and warrants may involve a high degree of risk. See the “Risk Factors” section of this prospectus on page 10 for a discussion of factors you should consider carefully before deciding to invest in our securities.

Terms of the Warrants

Warrants Offered	3,923,834 Warrants

[1]	The number of common shares outstanding after this offering is based on 70,985,303 common shares outstanding on August 24, 2015.

Exercise	Each of the Warrants is exercisable to purchase one common share of the Company at a purchase price of C$11.50.

Expiration Date	5:00 p.m. (Toronto time) on May 13, 2017.

Acceleration and Cancellation	The expiry date of the Warrants may be accelerated by the Company at any time following February 13, 2016 and prior to the May 13, 2017. if the volume-weighted average trading price of the Company’s common shares on the principal market on which such shares trade is equal to or greater than C$13.50 for any 20 consecutive trading days, at which time the Company may accelerate the expiry date by issuing a press release announcing the reduced warrant term whereupon the Warrants will expire on the 20th calendar day after the date of such press release. Under the terms of the Underwriting Agreement, in the event that the Company fails to file a Registration Statement on or before August 31, 2015, the expiry of the Warrants may not be accelerated until August 13, 2016.

Antidilution	The exercise price per common share and the number of common shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events including, but not limited to, the following:

•	the issuance to all, or substantially all, of the Company’s shareholders of a stock dividend;

•	the subdivision or reduction of the Company’s common shares into a greater or smaller number of common shares, as applicable;

•	the reorganization of the Company or the consolidation or merger or amalgamation of the Company with or into another body corporate; and

•	a reclassification or other similar change to the Company’s outstanding common shares.

DESCRIPTION OF PRIVATE PLACEMENT

During April 2015, our management and board of directors (the “Board”) entered into discussions with respect to potential equity financing opportunities to address the Company’s working capital needs. As a result of these discussions, on April 20, 2015, we entered into an engagement agreement with Mackie Research Capital Corporation (“Mackie”), as amended by the engagement agreement between us and Mackie dated as of April 21, 2015, whereby Mackie agreed to purchase for resale, on a bought-deal private placement basis, the Units as described below.

Offering

On May 13, 2015 (the “Closing Date”), we closed a combined treasury and secondary bought deal private placement, including the partial exercise of the underwriters’ option (the “Offering”), raising overall gross proceeds of C$70.6 million, with aggregate gross proceeds to the Company of C$36.3 million (the “Company Proceeds”).

Pursuant to the Offering, 7,847,668 units (each, a “Unit”), which includes 527,668 Units issued pursuant to the partial exercise of the underwriters’ option, were issued at a price of C$9.00 per Unit through a syndicate of underwriters (the “Underwriters”) co-led by Mackie as sole bookrunner and PI Financial Corp. (“PI Financial”) pursuant to the terms of an underwriting agreement dated as of the Closing Date (the “Underwriting Agreement”).

Each Unit is comprised of one treasury unit (a “Treasury Unit”) and one-half of one common share (each whole common share, an “Additional Share”) from Donald L. Kramer, Healthcare Ventures, Ltd. (a company controlled by Dr. Kramer) or from Harry Fleming (collectively, the “Selling Shareholders” and the Additional Shares from the Selling Shareholders, the “Secondary Shares”) or from treasury (the “Additional Treasury Shares”). Each Treasury Unit is comprised of one-half of one common share of the Company (each whole common share, a “Treasury Unit Share”) and one-half of one common share purchase warrant (each whole common share purchase warrant, a “Warrant”). Dr. Kramer is the former Chairman and current control person of the Company and Mr. Fleming is the former President and a current director of the Company.

Based on the 50/50 split of the per Unit proceeds agreed to between the Company and the Selling Shareholders and provided for in the Underwriting Agreement (the “Proceeds Split”), the Company received gross proceeds of C$36,267,012 from the sale of 7,847,668 Treasury Units, which comprised 3,923,834 Treasury Unit Shares and 3,923,834 Warrants, and 105,834 Additional Treasury Shares, and the Selling Shareholders received gross proceeds of C$34,362,000 from the sale of 3,818,000 Secondary Shares. Pursuant to the Proceeds Split, except for in limited circumstances, the C$9.00 per Unit was divided equally between the Company and Selling Shareholders with the Company contributing one-half of one Treasury Unit Share and one-half of one Warrant for proceeds of C$4.50 per Unit and the Selling Shareholders contributing only one-half of one Secondary Share for an equal amount of proceeds of C$4.50 per Unit. The Selling Shareholder component of the Offering and the Proceeds Split was deemed to be appropriate and therefore approved by the Company’s audit committee of the board of directors, taking into consideration a number of factors including, but not limited to, the potential benefits to the Company provided by (i) a sale of the Secondary Shares in a private placement versus in the open market, the former being a more controlled method for the sale; (ii) dilution of the ownership of the Selling Shareholders, without concurrent dilution to existing shareholders; and (iii) the possibility of a significant future warrant exercise and the associated additional funding for the Company.

Each Warrant issued in the Offering is exercisable for one common share of the Company (a “Warrant Share”) at any time until 5:00 p.m. (Toronto time) on May 13, 2017 at an exercise price of C$11.50. The expiry date of the Warrants may be accelerated by the Company at any time following the nine-month anniversary of the Closing Date, and prior to the expiry date of the Warrants if the volume-weighted average trading price of the Company’s common shares on the principal market on which such shares trade is equal to or greater than C$13.50 for any 20 consecutive trading days, at which time the Company may accelerate the expiry date by issuing a press release announcing the reduced warrant term whereupon the Warrants will expire on the 20th calendar day after the date of such press release. Under the terms of the Underwriting Agreement, if we fail to file a registration statement (“Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on or before August 31, 2015, the expiry of the Warrants may not be accelerated until the 15 month anniversary following the Closing Date.

Warrant Indenture

The Warrants are governed under the terms of a warrant indenture dated May 13, 2015 (the “Warrant Indenture”) between the Company and CST Trust Company as warrant agent, and have been approved for listing on the Toronto Stock Exchange. The Warrant Indenture provides for adjustment in the number of common shares issuable upon the exercise of the Warrants and/or the exercise price per common share upon the occurrence of certain events. The Warrant Indenture also provides for adjustment in the class and/or number of common shares issuable upon the exercise of the Warrants and/or exercise price per common share in the event of other certain events, including re-classification, consolidation, amalgamation, arrangements, merger, or a sale of all or substantially all of the Company’s assets or property.

The Company Proceeds will be used for general working capital and potential acquisitions.

Compensation Options

In connection with the Offering, the Underwriters received a total cash commission of C$3,020,783 of which C$1,904,018 (equal to 5.25% of the gross proceeds of the Offering multiplied by the number of Treasury Unit Shares and Additional Treasury Shares, divided by the total number of Treasury Unit Shares and Additional Shares in the Offering) was paid by the Company and $1,116,765 (equal to 3.25% of the gross proceeds of the Offering multiplied by the number of Secondary Shares divided by the total number of Treasury Unit Shares and Additional Shares) was paid by the Selling Shareholders. In addition, the Underwriters were also granted an aggregate of 392,383 compensation options (the “Compensation Options”), being equal to 5% of the number of Treasury Units sold in the Offering. The Compensation Options are exercisable at any time until 5:00 pm (Toronto time) on May 13, 2017.

Registration Rights

Pursuant to our contractual obligations under the Offering, we are required to file a Registration Statement under the Securities Act by August 31, 2015. Pursuant to the contractual obligations under the Offering, the Registration Statement covers: (i) the Warrants; (ii) common shares issued in connection with the Offering; (iii) common shares issuable upon the exercise of the Warrants; and (iv) common shares issuable upon the exercise of the Compensation Options issued to Mackie and PI as compensation in connection with the Offering.

DESCRIPTION OF ATHAS ACQUISITION

On December 1, 2014 the Company acquired (the “Athas Acquisition”) all of the individual member interests of Athas Health, LLC (“Athas”). As consideration for the Athas Acquisition, as adjusted by the entry into a confidential agreement effective June 30, 2015 (the “Confidential Agreement”), the Company (i) issued 10,497,303 common shares (the “Athas Shares”) to the selling membership interest holders of Athas (the “Athas Sellers”), (ii) paid $3 million in cash upon closing of the Athas Acquisition, and (iii) issued a promissory note to the Athas Sellers for $12 million. Athas Sellers, pursuant to a registration rights agreement executed as part of the Athas Acquisition, may require that the Company register all or a part of their common shares, subject to certain conditions set forth in the registration rights agreement.

Pursuant to the Confidential Agreement, the Athas Shares are subject to certain restrictions on transfer until July 1, 2016: The Athas Sellers holding more than 150,000 Athas Shares are not permitted to sell or otherwise dispose of the Athas Shares except (i) through private brokered or “block” sales in the United States or (ii) through controlled sales by and through PI Financial Corp. or Mackie Research Capital Corporation, where such sales are conducted after giving prior written notice to the Company in a manner designed to protect the trading price of the Company’s common shares. Athas Sellers holding 150,000 Athas Shares or fewer may sell common shares in an amount that shall not exceed, in the aggregate over any 30 consecutive trading days, that number of shares equaling one-third of such Athas Seller’s aggregate holdings of Athas Shares as of the date of the Confidential Agreement and in an amount that shall not exceed, on any given trading day, 5,000 shares.

RISK FACTORS

An investment in us involves a high degree of risk. You should consider carefully the following information about these risks before deciding to purchase any of our securities. If any of the events or developments described below actually occurs, our business, results of operations and financial condition would likely suffer. In these circumstances, you may lose all or part of your investment. In addition, it is also possible that other risks and uncertainties that affect our business may arise or become material in the future.

Risks Related to Our Business

Our business is not highly diversified.

As of December 31, 2013, our only business was the ownership and operation of the three Nobilis ASCs located in Texas. Therefore, we were entirely dependent on the success of these facilities for all of our revenues. Additionally, during 2014, we started operations at NHSC-S in Arizona and FNH and FNSC in Houston, Texas. During 2015, we initiated operations at VMC in Houston, Texas and initiated our neuromonitoring and first assist ancillary service lines. These developments have provided some degree of diversification to our business. However, investors will not have the benefit of further diversification of operations or risk until such time, if ever, that we acquire or develop additional facilities, manage additional facilities, or undertake other related business opportunities. As a result of our geographic concentration in Texas and Arizona, we are particularly susceptible to downturns in the local and regional economies, regional inclement weather, changes in local or state regulation, or to reductions in Texas’ or Arizona’s Medicaid and/or Medicare payments to healthcare providers.

As of December 2014, we are also a provider of marketing services to our own affiliated entities as well as to third parties through our subsidiaries Athas and Nobilis Health Marketing, LLC, which together comprise the Marketing Segment, a separate reportable business segment, which may add some degree of diversification to our business. Two of our facilities represent approximately 76.63% of our contracted marketing revenue, and five of our facilities represent approximately 78.82% of our contracted marketing accounts receivable for the six months ended and as of June 30, 2015. As a result, our Marketing Segment is subject to a certain degree of revenue concentration. Because of this concentration among these facilities, if an event were to adversely affect one of these facilities, it may have a material impact on our business.

In addition, approximately 64.3% of the cases performed at the Nobilis ASCs in 2014 were concentrated among four major private insurance companies and workers’ compensation payors. At December 31, 2014, more than 54.2% of the cases performed at the Nobilis ASCs were on an “out of network” basis, without any reimbursement rate protection or consistent in-network patient enrollments typically seen from an in-network agreement. Accordingly, we are susceptible to changes in reimbursement policies and procedures by third-party insurers and patients’ preference of utilizing their out of network benefits. In an effort to stabilize its payor mix, Kirby Partnership (as defined herein) that operates our Kirby facility signed a multi-year in-network contract with one of the major private insurance companies commencing the first quarter of 2009 and another in-network contract with one of the major private insurance companies commencing the second quarter of 2012. These agreements have reduced the percentage of procedures performed at the Nobilis ASCs on an “out-of network” basis.

We face significant competition from other healthcare providers.

We compete with other facilities and hospitals for patients, physicians, nurses and technical staff. Some of our competitors have long-standing and well-established relationships with physicians and third-party payors in the community. Some of our competitors are also significantly larger than us, may have access to greater marketing, financial and other resources and may be better known in the general community. The competition among facilities and hospitals for physicians and patients has intensified in recent years. Some hospitals have imposed restrictions on the credentials of their medical staff (called conflict of interest credentialing) where these physicians hold an ownership in a competing facility. The Nobilis Facilities face competition from other facilities and from hospitals that perform similar outpatient services, both inside and outside of the Nobilis Facilities’ primary service areas. Further, some traditional hospitals have recently begun forming joint ventures with physicians whereby the hospital manages and the hospital and physicians jointly own the facility. Patients may travel to other facilities for a variety of reasons. These reasons include physician referrals or the need for services the Nobilis Facilities do not offer. Patients and their physicians who seek services from these other facilities may subsequently shift their preferences to those facilities and away from the Nobilis Facilities.

Some of these competing facilities offer a broader array of outpatient surgery services than those available at the Nobilis Facilities. In addition, some of the Nobilis Facilities’ direct competitors are owned by non-profit or governmental entities, which may be supported by endowments and charitable contributions or by public or governmental support. These hospitals can make capital expenditures without paying sales tax, may hold the property without paying property taxes and may pay for the equipment out of earnings not burdened by income taxes. This competitive advantage may affect the Nobilis Facilities’ ability to compete effectively with these non-profit or governmental entities. There are several large, publicly traded companies, divisions or subsidiaries of large publicly held companies, and several private companies that develop and acquire multi-specialty facilities, and these companies compete with us in the acquisition of additional facilities. Further, many physician groups develop facilities without a corporate partner, using consultants who typically perform these services for a fee and who may take a small equity interest in the ongoing operations of a facility. We can give no assurances that we can compete effectively in these areas. If we are unable to compete effectively to recruit new physicians, attract patients, enter into arrangements with managed care payors or acquire new facilities, our ability to implement our growth strategies successfully could be impaired. This may have an adverse effect on our business, results of operations and financial condition.

The industry trend toward value-based purchasing may negatively impact our revenues.

We believe that value-based purchasing initiatives of both governmental and private payers tying financial incentives to quality and efficiency of care will increasingly affect the results of operations of our hospitals and other health care facilities and may negatively impact our revenues if we are unable to meet expected quality standards. The Patient Protection and Affordable Care Act (“PPACA”) contains a number of provisions intended to promote value-based purchasing in federal health care programs. Medicare now requires providers to report certain quality measures in order to receive full reimbursement increases for inpatient and outpatient procedures that were previously awarded automatically. In addition, hospitals that meet or exceed certain quality performance standards will receive increased reimbursement payments, and hospitals that have “excess readmissions” for specified conditions will receive reduced reimbursement.

There is a trend among private payors toward value-based purchasing of health care services, as well. Many large commercial payors require hospitals to report quality data, and several of these payors will not reimburse hospitals for certain preventable adverse events. We expect value-based purchasing programs, including programs that condition reimbursement on patient outcome measures, to become more common, to involve a higher percentage of reimbursement amounts and to spread to reimbursement for ASCs and other ancillary services. We are unable at this time to predict how this trend will affect our results of operations, but it could negatively impact our revenues if we are unable to meet quality standards established by both governmental and private payors.

We are subject to fluctuations in revenues and payor mix.

We depend on payments from third-party payors, including private insurers, managed care organizations and government healthcare programs. We are dependent on private and, to a lesser extent, governmental third-party sources of payment for the procedures performed in our facilities. Our competitive position has been, and will continue to be, affected by reimbursement and co-payment initiatives undertaken by third-party payors, including insurance companies, and, to a lesser extent, employers, and Medicare and Medicaid.

As an increasing percentage of patients become subject to healthcare coverage arrangements with managed care payors, our success may depend in part on our ability to negotiate favorable contracts on behalf of our facilities with managed care organizations, employer groups and other private third-party payors. There can be no assurances that we will be able to enter into these arrangements on satisfactory terms in the future. Also, to the extent that our facilities have managed care contracts currently in place, there can be no assurance that such contracts will be renewed or the rates of reimbursement held at current levels.

Managed care plans often set their reimbursement rates based on Medicare and Medicaid rates and consequently, although only a small portion of our revenues are from Medicare and Medicaid, the rates established by these payors may influence our revenues from private payors.

As with most government reimbursement programs, the Medicare and Medicaid programs are subject to statutory and regulatory changes, possible retroactive and prospective rate adjustments, administrative rulings, freezes and funding reductions, all of which may adversely affect our revenues and results of operations. The Centers for Medicare and Medicare Services (“CMS”) introduced substantial changes to reimbursement and coverage in early 2007. While the ASC final rule expanded the types of procedures eligible for payment in the ASC setting and excluded from eligibility only those procedures that pose a significant safety risk to patients or are expected to require active medical monitoring at midnight when furnished in an ASC, rule also provided a 4-year transition to the fully implemented revised ASC payment rates. Beginning with the November 2007 OPPS/ASC final rule with comment period (CMS-1392-FC), the annual update OPPS/ASC final rule with comment period provides the ASC payment rates and lists the surgical procedures and services that qualify for separate payment under the revised ASC payment system. As a result, reimbursement levels decreased but coverage expanded. These rates remain subject to change, thus our operating margins may continue to be under pressure as a result of changes in payor mix and growth in operating expenses in excess of increases in payments by third-party payors. In addition, as a result of competitive pressures, our ability to maintain operating margins through price increases to privately insured patients is limited. This could have a material adverse effect on our business, operating results and financial condition.

Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered and is recognized upon performance of the patient service. In determining net patient service revenue, management periodically reviews and evaluates historical payment data, payor mix and current economic conditions and adjusts, as required, the estimated collections as a percentage of gross billings in subsequent periods based on final settlements and collections.

Management continues to monitor historical collections and market conditions to manage and report the effects of a change in estimates. While we believe that the current reporting and trending software provides us with an accurate estimate of net patient service revenues, any future methods of improving these estimates could have a material adverse effect on our operating results and financial condition.

Out-of-network reimbursement and contract negotiations.

One of the complexities of our business is navigating the increasingly hostile environment for entities that are not participants in the health insurance companies’ (“Third Party Payors”) provider networks (also referred to as an out-of-network provider or facility). Third Party Payors negotiate discounted fees with providers and facilities in return for access to the patient populations which those Third Party Payors cover. The providers and facilities that contractually agree to these rates become part of the Third Party Payor’s “network”. The Nobilis Facilities are currently out-of-network as to most Third Party Payors.

There are several risks associated with not participating in Third Party Payor networks. First, not all Third Party Payors offer coverage to their patients for services rendered by non-participants in that Third Party Payor’s network. Further, it is typically the case that a patients with so-called “out-of-network benefits” will be obliged to pay a higher co-pays, a higher deductibles, and a larger percentage of co-insurance payments. In addition, because the out-of-network coverage often mandates payment at a “usual and customary rate”, the determination of the amounts payable by the Third Party Payor can fluctuate. Healthcare providers and facilities that choose not to participate in a Third Party Payor’s often face longer times for their claims to be processed and paid. Further, many Third Party Payors aggressively audit claims from out-of-network providers and facilities and continuously change their benefit policies in various ways that restrict the ability of beneficiaries to access out-of-network benefits, and to restrict out-of-network providers from treating their beneficiaries.

Consequently, it may become necessary for the Nobilis Facilities to change their out-of-network strategy and join Third Party Payor networks. This may require us to negotiate and maintain numerous contracts with various Third Party Payors. In either case, our performance is greatly dependent upon decisions that Third Party Payors make regarding their out-of-network benefits and alternatively, our ability to negotiate profitable contracts with Third Party Payors. If it becomes necessary for the Nobilis Facilities to become in-network facilities, there is no guarantee that we will be able to successfully negotiate these contracts. Further, we may experience difficulty in establishing and maintaining relationships with health maintenance organizations, preferred provider organizations, and other Third Party Payors. Out-of-network reimbursement rates are typically higher than in-network reimbursement rates, so our revenue would likely decline if we move to an in-network provider strategy and fail to increase our volume of business sufficiently to offset reduced in-network reimbursement rates. These factors could adversely affect our revenues and our business.

We depend on our physicians and other key personnel.

Our success depends, in part, on our ability to attract and retain quality physicians. There can be no assurance that we can continue to attract high quality physicians, facility staff and technical staff to our facilities. In addition, notwithstanding contractual commitments given by certain of our physicians to maintain certain specified volume levels at our facilities, there can be no assurances that our current physicians will continue to practice at our facilities at their current levels, if at all. An inability to attract and retain physicians may adversely affect our business, results of operations and financial condition.

The Physician Limited Partners in the Kirby Partnership have agreed not to compete with Nobilis pursuant to the terms of the Kirby Partnership Interest Purchase Agreements and the partnership agreements. These covenants, however, only restrict ownership in a competing ASC, and do not prevent a Physician Limited Partner from performing procedures (and receiving remuneration for the performance of such procedures in the form of professional fees) at competing ASCs.

Our success also depends on the efforts and abilities of our management, as well as our ability to attract additional qualified personnel to manage operations and future growth. Although we have entered into employment agreements with certain of our key employees, we cannot be certain that any of these employees will not voluntarily terminate their employment. We have employment contracts Chris Lloyd (CEO), Harry Fleming (Executive Director) and Matthew Maruca (General Counsel). Also, at this time, we do not maintain any key employee life insurance policies on any management personnel or Physician Limited Partners, but may do so in the future. The loss of a member of management, other key employee, Physician Limited Partner or other physician using our facilities could have an adverse effect on our business, operating results and financial condition.

We do not have control of the day-to-day medical affairs and certain other affairs of the Nobilis Facilities.

Although we indirectly manage the day to-day-business affairs of each Nobilis Facility under a management agreement, we only have the right to attend and observe at meetings of each Nobilis Facility’s Medical Board. As such, we do not have the ability to direct day-to-day medical affairs of the Nobilis Facilities, but rather only its business and commercial affairs, all as set forth in the respective governance documents of each Nobilis Facility. In addition, certain actions at the Nobilis Facilities are subject to a veto by a written vote of a majority in interest of the Physician Limited Partners, including the approval of the annual budget and annual plan (subject to the right of the Nobilis party to continue to operate the Nobilis Facilities in a manner that preserves its business and goodwill, business relationships and physical plant).

The non-solicitation, non-competition, transfer and other covenants of the Physician Limited Partners and others may not be enforceable.

Under the Kirby Partnership Agreement (subject to certain limited exceptions) during the time that a Physician Limited Partner is a Partner and for two years thereafter, the Physician Limited Partner may not directly or indirectly own, control, finance or participate in the profits or revenues of any business that engages in competition with such Nobilis Facility anywhere within a 20-mile radius of such Nobilis Facility; provided, however, that a Physician Limited Partner shall not be prevented from performing surgery at another facility or otherwise practicing medicine in a private practice that may utilize such competing facility. In addition, six of the nine current Physician Limited Partners at Kirby are bound by a similar non-competition provision contained in a Unit Transfer Agreement executed in 2012. The Physician Limited Partners bound by this provision may not directly or indirectly own, control, finance or participate in the profits or revenues of any business that engages in competition with such Nobilis Facility anywhere within a 20- mile radius of such Nobilis Facility for a period of three years from March 30, 2012. The Unit Transfer Agreement contains certain “burn off” provisions which state that the non-competition period will be reduced by a year in the event that Kirby fails to meet certain gross revenue goals.

In addition, our subsidiary, Athas, is a party, either directly or indirectly, to several contracts containing non-competition provisions purporting to bind physicians to whom Athas provides marketing services.

Because non-competition provisions are enforced not as a matter of contractual law but as a matter of equity, a court asked to enforce a non-competition provision with a Physician Limited Partner or other physicians will have broad discretion over enforcement, non-enforcement or the fashioning of relief different from that contractually agreed to by the parties. While no single physician’s non-competition provision is material to our business, a court decision to not enforce a physician’s non-competition covenant could set a precedent with respect to physicians bound by the same or similar provisions, such that, in the aggregate, there results a detrimental impact on our revenues.

If we fail to effectively and timely transition to the ICD-10 coding system, our operations could be adversely affected.

Health plans and providers, including our surgery centers and professionals, are required to transition to the new ICD-10 coding system, which greatly expands the number and detail of billing codes used for third-party claims. Use of the ICD-10 system is required beginning October 1, 2015. Transition to the new ICD-10 system requires significant investment in coding technology and software as well as the training of staff involved in the coding and billing process. In addition to these upfront costs of transition to ICD-10, it is possible that we could experience disruption or delays in payment due to technical or coding errors or other implementation issues involving our systems or the systems and implementation efforts of health plans and their business partners. Further, the extent to which the transition to the more detailed ICD-10 coding system could result in decreased reimbursement, because the use of ICD-10 codes results in conditions being reclassified to payment groupings with lower levels of reimbursement than assigned under the previous system, is unknown at this time.

We may not be able to effectively manage information security risks.

If we are unable to effectively manage information security risks, or the security measures protecting our information technology systems are breached, we could suffer a loss of confidential data, which may subject us to liability, or a disruption of our operations. We rely on our information systems to securely transmit, store, and manage confidential data. A failure in or breach of our operational or information security systems as a result of cyber-attacks or information security breaches could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs or lead to liability under privacy and security laws (including the Health Insurance Portability and Accountability Act), litigation, governmental inquiries, fines and financial losses. As a result, cyber security and the continued development and enhancement of the controls and processes designed to protect our systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority for us, and we must continue to focus on any security risks in connection with the transition and integration of information systems as we pursue our growth and acquisition strategy. Although we believe that we have appropriate information security procedures and other safeguards in place, there can be no assurance that we will not be subject to a cyber-attack. We continue to prioritize the security of our information technology systems and the continued development and enhancement of our controls, processes and practices designed to protect our systems, computers, software, data and networks from cyber-attack, damage or unauthorized access. As cyber threats continue to evolve due to the proliferation of new technologies and the increased activities by perpetrators of such attacks, we may be required to expend additional resources to continue to enhance our information security measures or to investigate and remediate any information security vulnerabilities or breaches.

There are many federal, state and local laws that regulate our business.

The Nobilis Facilities are subject to numerous federal, state and local laws, rules and regulations. Regulations that may have the most significant effect on our business are:

Licensure and Accreditation

Healthcare facilities, such as the Nobilis Facilities, are subject to professional and private licensing, certification and accreditation requirements. These include, but are not limited to, requirements imposed by Medicare, Medicaid, state licensing authorities, voluntary accrediting organizations and third-party private payors. Receipt and renewal of such licenses, certifications and accreditations are often based on inspections, surveys, audits, investigations or other reviews, some of which may require affirmative compliance actions by the Nobilis Facilities that could be burdensome and expensive. We believe that the Nobilis Facilities are currently in material compliance with all applicable licensing, certification and accreditation requirements.

However, the applicable standards may change in the future. There can be no assurance that each of the Nobilis Facilities will be able to maintain all necessary licenses or certifications in good standing or that they will not be required to incur substantial costs in doing so. The failure to maintain all necessary licenses, certifications and accreditations in good standing, or the expenditure of substantial funds to maintain them, could have an adverse effect on our business, results of operations and financial condition.

In addition, in order to perform medical and surgical procedures in Texas, physicians must be licensed by the Texas Medical Board. Professional nurses and technical staff must also be licensed under state law. There can be no assurance that any particular physician, nurse or technical staff member who has medical staff privileges at the Nobilis Facilities will not have his or her license suspended or revoked by the Texas Medical Board or be sanctioned by the Department of Health and Human Services (“DHHS”) or Office of Inspector General (“OIG”), for violations of federal Medicare laws. If a license is suspended or revoked, or if such physician, nurse or technical staff member is sanctioned by the OIG and excluded from the Medicare program, such physician, nurse or technical staff member may not be able to perform surgical procedures at the Nobilis Facilities, which may have an adverse effect on our operations and business.

Anti-Kickback Statute

The United States Medicare/Medicaid Fraud and Abuse Anti-kickback Statute (the “Anti-Kickback Statute”) prohibits “knowingly or willfully” paying money or providing remuneration of any sort in exchange for federally-funded referrals. Because the Physician Limited Partners are in a position to generate referrals to the Nobilis Facilities, distributions of profits to these Limited Partners could come under scrutiny under the Anti-

Kickback Statute. While the DHHS has issued regulations containing “safe harbors” to the Anti-Kickback Statute, including those specifically applicable to ASCs, our operations and arrangements do not comply with all of the requirements. As we do not have the benefit of the safe harbors, we are not immune from government review or prosecution. However, we believe that the business operations of the Nobilis Facilities are structured to substantially comply with applicable anti-kickback laws. To the extent safe harbor protection is not available, the agreements governing the structure and operations of the Nobilis Facilities include provisions to mitigate against alleged kickbacks or other inducements.

The State of Texas and the State of Arizona each maintain its own version of the Anti-Kickback Statute (the “Non-solicitation Laws”). In Texas the relevant law is called the Texas Patient Solicitation Act (“TPSA”). The TPSA prohibits payment of remuneration for referrals and violations can result in state criminal and civil penalties. Because the TPSA is based on the federal Anti-Kickback Statute, the risks described above also arise under this state law except that the TPSA arguably is not limited to claims for treatment of federal program beneficiaries. In Arizona, A.R.S §13-3713 makes it unlawful for a person to knowingly offer, deliver, receive, or accept any rebate, refund, commission, preference or other consideration in exchange for a patient, client or customer referral to any individual, pharmacy, laboratory, clinic or health care institution providing medical or health-related services or items under A.R.S. § 11-291 et seq., providing for indigent care, or A.R.S. § 36-2901 et seq., or providing for the Arizona Health Care Cost Containment System, other than specifically provided under those sections. A violator of the relevant Arizona laws is guilty of: a class 3 felony for payment of $1,000 or more; a class 4 felony for payment of more than $100 but less than $1,000; or a class 6 felony for payment of $100 or less.

The Non-solicitation Laws parallel in many respects the federal Anti-Kickback Statute, but they apply more broadly because they are not limited only to providers participating in federal and state health care programs. The Texas statute specifically provides that it permits any payment, business arrangement, or payment practice that is permitted under the federal Anti-Kickback Statute and regulations promulgated under that law, although failure to fall within a safe harbor does not mean that the arrangement necessarily violates Texas law. Arizona takes the same approach.

Some of the various arrangements that our company enters into with providers may not fit into a safe harbor to the federal Anti-Kickback Statute and thus may not be exempt from scrutiny under the Non-solicitation Laws. Although an arrangement that fits a federal safe harbor may also be exempted from the prohibitions of the Non-solicitation Laws, the burden is on the medical provider to prove that the questioned arrangement fits one of the federal safe harbors. Additionally, even if that burden is met, the provider must still comply with the law’s requirements to disclose to the patient the financial relationship involved.

A failure by our company to comply with the Anti-Kickback Statute, TPSA or Arizona laws could have an adverse effect on our business, results of operations and financial condition.

False Claims Legislation

Under the United States Criminal False Claims Act, individuals or entities that knowingly file false or fraudulent claims that are payable by the Medicare or Medicaid programs are subject to both criminal and civil liability. While the Nobilis Facilities have a compliance program and policies to create a corporate culture of compliance with these laws, failure to comply could result in monetary penalties (up to three times the amount of damages), fines and/or imprisonment, which could have an adverse effect on our business, results of operations and financial condition.

HIPAA

The Nobilis Facilities are subject to the Health Insurance Portability and Accountability Act (“HIPAA”), which mandates industry standards for the exchange of protected health information, including electronic health information. While we believe that we have implemented privacy and security systems to bring us into material compliance with HIPAA, we cannot ensure that the business associates to whom we provide information will comply with HIPAA standards. In addition, because Congress continues to amend HIPAA to keep pace with evolving recordkeeping technologies, we cannot guarantee compliance with future amendments. If we, for whatever reasons, fail to comply with the standards, or any state statute that governs an individual’s right to privacy that are not pre-empted by HIPAA, we could be subject to criminal penalties and civil sanctions, which could have an adverse effect on our business, financial condition and results of operations.

Patient Protection and Affordable Care Act

The Nobilis Facilities may be affected by the PPACA, which began taking effect on June 21, 2010. The impact on Nobilis Facilities remains uncertain. By mandating that residents obtain minimum levels of health insurance coverage, the PPACA has expanded the overall number of insured patients. However, it remains to be seen whether the cost born by employers of providing insurance coverage will result in a shift away from the types of policies that have historically provided the coverage that we have relied upon in the past. Further, as discussed above, the impact that value-based purchasing initiatives could have on our revenues remains unclear. We continue to review the potential impact of the PPACA’s provisions on its business as the out-of-network reimbursement under the policies issued by the state exchange might be substantially lower than those by the employer-sponsored polices.

Antitrust

Federal and state antitrust laws restrict the ability of competitors, including physicians and other providers, to act in concert in restraint of trade, to fix prices for services, to allocate territories, to tie the purchase of one product to the purchase of another product, or to attempt to monopolize a market for services.

Notwithstanding the Nobilis entities’ efforts to fully comply with all antitrust laws, a significant amount of ambiguity exists with respect to the application of these laws to healthcare activities. Thus, no assurance can be provided that an enforcement action or judicial proceeding will not be brought against the Nobilis Facilities or that the facilities will not be liable for substantial penalties, fines and legal expenses.

Environmental Laws and regulations

Typical health care provider operations include, but are not limited to, in various combinations, the handling, use, treatment, storage, transportation, disposal and/or discharge of hazardous, infectious, toxic, radioactive and flammable materials, wastes, pollutants or contaminants. As such, health care provider operations are particularly susceptible to the practical, financial, and legal risks associated with the obligations imposed by applicable environment laws and regulations. Such risks may (i) result in damage to individuals, property, or the environment; (ii) interrupt operations and/or increase their cost; (iii) result in legal liability, damages, injunctions, or fines; (iv) result in investigations, administrative proceedings, civil litigation, criminal prosecution, penalties, or other governmental agency actions; and (v) may not be covered by insurance. There can be no assurance that we will not encounter such risks in the future, and such risks may result in material adverse consequences to our operations or financial results.

Other regulations

In addition to the regulatory initiatives described above, healthcare facilities, including the Nobilis Facilities, are subject to a wide variety of federal, state, and local environmental and occupational health and safety laws and regulations that may affect their operations, facilities, and properties. Violations of these laws could subject us to civil penalties and fines for not investigating and remedying any contamination by hazardous substances, as well as other liability from third parties.

Although we believe the Nobilis Facilities are currently in material compliance with all applicable environmental laws and regulations, and expect such compliance will continue in the future, there can be no assurance that the Nobilis Facilities will not violate the requirements of one or more of these laws or that we will not have to expend significant amounts to remediate or ensure compliance.

We may be subject to changes in current law or the enactment of future legislation.

In recent years, a variety of legislative and regulatory initiatives have occurred on both the federal and state levels concerning physician ownership of healthcare entities to which physicians refer patients, third-party payment programs and other regulatory matters concerning ASCs. We anticipate that federal and state legislatures will continue to review and assess alternative healthcare delivery and payment systems. Potential approaches that have been considered include mandated basic health care benefits, controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups, pay for performance systems, and other fundamental changes to the health care delivery system. Private sector providers and payors have embraced certain elements of reform, resulting in increased consolidation of health care providers and payors as those providers and payors seek to form alliances in order to provide cost effective, quality care. Legislative debate is expected to continue in the future, and we cannot predict what impact the adoption of any federal or state health care reform measures or future private sector reform may have on its business.

It is not possible to predict what federal or state initiatives, if any, may be adopted in the future or how such changes might affect us. If a federal or state agency asserts a different position or enacts new legislation regarding ASCs, we may experience a significant reduction in our revenues, be excluded from participation in third-party payor programs, or be subject to future civil and criminal penalties.

Technologies, tools, software, and applications could block our advertisements, impair our ability to deliver interest-based advertising, or shift the location in which our advertising appears, which could harm our operating results.

Technologies, tools, software, and applications (including new and enhanced Web browsers) have been developed and are likely to continue to be developed that can block display, search, and interest-based advertising and content, delete or block the cookies used to deliver such advertising, or shift the location in which advertising appears on pages so that our advertisements do not show up in the most favorable locations or are obscured. Most of our marketing expenditures are fees paid to internet search companies for the display of our graphical advertisements or clicks on search advertisements on Web pages. As a result, the adoption of such technologies, tools, software, and applications could reduce the frequency with which, or prominence of, our advertisements in search results. Further, we may not be able to continue to procure and/or to afford primary placement in interest-based advertising locations and this, in turn, could reduce our ability to attract prospective patients to our services or to attract or retain customers to whom we provide marketing and advertising services.

We rely on third parties to provide the technologies necessary to deliver content, advertising, and services to our prospective patients, and any change in the service terms, costs, availability, or acceptance of these formats and technologies could adversely affect our business.

We rely on third parties to provide the technologies that we use to deliver our content and our advertising to prospective patients through the use of search engine optimization services. There can be no assurance that these providers will continue to provide us with search engine optimization services on reasonable terms, or at all. Providers may change the fees they charge for these services or otherwise change their business model in a manner that slows the widespread use of their platforms and search engines. In order for our services to be successful, we must procure a prominent place in the search results from major search providers. These providers in turn rely on a large base of users of their technologies necessary to deliver our content and our advertising to prospective patients. We have limited or no control over the availability or acceptance of those providers’

technologies, and any change in the terms, costs, availability of search engine optimization services or in end-user utilization of the service providers with whom we have chosen to work could adversely affect our business.

Any failure to scale and adapt our existing technology architecture to manage expansion of user-facing services and to respond to rapid technological change could adversely affect our business.

Our proprietary software for managing patient flow through our system relies on software, networking and telecommunications technologies. Technological changes could require substantial expenditures to modify or adapt our infrastructure. The technology architectures and platforms utilized for our services are highly complex and may not provide satisfactory security features or support in the future, as usage increases and products and services expand, change, and become more complex. In the future, we may make additional changes to our existing, or move to completely new, architectures, platforms and systems, or our prospective patients may increasingly access our sites through devices that compel us to invest in new architectures, platforms and systems. Such changes may be technologically challenging to develop and implement, may take time to test and deploy, may cause us to incur substantial costs or data loss, and may cause changes, delays or interruptions in service. These changes, delays, or interruptions in our systems may disrupt our business. Also, to the extent that demands for our services increase, we may need to expand our infrastructure, including the capacity of our hardware servers and the sophistication of our software in order to sustain our ability to manage patient-flow through. This expansion is likely to be expensive and complex and require additional technical expertise. Further, it is costly to retrieve, store, and integrate data that enables us to track our patients through our processes. Any difficulties experienced in adapting our architectures, platforms and infrastructure to accommodate increased patient flow, to store user data, and track patient status preferences, together with the associated costs and potential loss of traffic, could harm our operating results, cash flows from operations, and financial condition.

If our security measures are breached, we may face significant legal and financial exposure. Further, a breach could result in the perception that our technology is insecure or insufficient to protect sensitive patient data, and patients, physicians and healthcare facilities may curtail or stop partnering with us or cease using services, and we may incur significant legal and financial exposure.

Our products and services involve the storage and transmission of patient and potential patient personal and medical information, including “Protected Health Information” that is subject to the security and privacy proprietary information in our facilities and on our equipment, networks and corporate systems. Security breaches expose us to a risk of loss of this information, litigation, remediation costs, increased costs for security measures, loss of revenue, damage to our reputation, and potential liability. Our user data and corporate systems and security measures have been and may in the future be breached due to the actions of outside parties (including cyber-attacks), employee error, malfeasance, a combination of these, or otherwise, allowing an unauthorized party to obtain access to our data or our users’ or customers’ data. Additionally, outside parties may attempt to fraudulently induce employees, users, or customers to disclose sensitive information in order to gain access to our data or our users’ or customers’ data.

Any breach or unauthorized access could result in significant legal and financial exposure, increased remediation and other costs, damage to our reputation and a loss of confidence in the security of our products, services and networks that could potentially have an adverse effect on our business. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose users and customers.

In addition, various federal, state and foreign legislative or regulatory bodies may enact new or additional laws and regulations concerning privacy, data-retention and data-protection issues, including laws or regulations mandating disclosure to domestic or international law enforcement bodies, which could adversely impact our business, our brand or our reputation with users. The interpretation and application of privacy, data protection and data retention laws and regulations are often uncertain and in flux in the U.S. and internationally. These laws may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices, complicating long-range business planning decisions. If privacy, data protection or data retention laws are interpreted and applied in a manner that is inconsistent with our current policies and practices we may be fined or ordered to change our business practices in a manner that adversely impacts our operating results. Complying with these varying international requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Our business depends on strong brands related to our procedures, and failing to maintain or enhance our brands in a cost-effective manner could harm our operating results.

Maintaining and enhancing our brands is an important aspect of our efforts to attract potential patients. We believe that the importance of brand recognition will increase due to the relatively low barriers to entry in certain portions of the market. Maintaining and enhancing our brands will depend largely the ability of third parties to perform those surgical services in a safe and effective manner. Given the nature of surgical services and the fact that we do not directly control the physicians performing our procedures, there will always be a significant risk that surgeries may not be successful. Our subsidiary Athas Health, LLC, has in the past been negatively impacted by negative reputation of a former physician-partner, and our brands are susceptible to being negatively impacted in the future by the conduct of third parties, including physicians and healthcare facilities.

Misappropriation or infringement of our intellectual property and proprietary rights, enforcement actions to protect our intellectual property and claims from third parties relating to intellectual property could materially and adversely affect our financial performance.

Litigation regarding intellectual property rights is common in the internet and technology industries. We expect that internet technologies and software products and services may be increasingly subject to third party infringement claims as the number of competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Our ability to compete depends upon our proprietary systems and technology. While we rely on trademark, trade secret, patent and copyright law, confidentiality agreements and technical measures to protect our proprietary rights, we believe that the technical and creative skills of our personnel, continued development of our proprietary systems and technology, brand name recognition and reliable website maintenance are more essential in establishing and maintaining a leadership position and strengthening our brands. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use information that we regard as proprietary. Policing unauthorized use of our proprietary rights is difficult and may be expensive. We have no assurance that the steps taken by us will prevent misappropriation of technology or that the agreements entered into for that purpose will be enforceable. Effective trademark, service mark, patent, copyright and trade secret protection may not be available when our products and services are made available online. In addition, if litigation becomes necessary to enforce or protect our intellectual property rights or to defend against claims of infringement or invalidity, this litigation, even if successful, could result in substantial costs and diversion of resources and management attention. We also have no assurances that our products and services do not infringe on the intellectual property rights of third parties. Claims of infringement, even if unsuccessful, could result in substantial costs and diversion of resources and management attention. If we are not successful, we may be subject to preliminary and permanent injunctive relief and monetary damages which may be trebled in the case willful infringements.

Government regulation and consumer advocates may limit the scope and content of our services, which could affect our ability to meet our clients’ needs, which could have a material adverse effect on our business, results of operations and financial position.

Government regulations may directly or indirectly affect or attempt to affect the scope, content and manner of presentation of health services, advertising and marketing. Such regulation may seek, among other things, to limit the ability of health service providers to advertising expenditures by certain industries or for certain products and services. In addition, there has been a tendency on the part of businesses to resort to the judicial system to challenge advertising practices, which could cause our clients affected by such actions to reduce their spending on our services. Any limitation or judicial action that effects our ability to meet our clients’ needs or reduces client spending on our services could have a material adverse effect on our business, results of operations and financial position.

We are subject to state and federal laws and regulations regarding truth in advertising.

Most states regulate advertising related to healthcare. Most of these laws and regulations address the obligations of a licensed professional to accurately describe his or her credentials, the efficacy of treatments offered by the professional and the risks to a potential patient of such treatments. In some states it is unclear what rules apply to advertisers of healthcare services who are not licensed professionals. If we determine that regulatory requirements in a given state prevent one or more of our marketing services programs, we may be required to cease contracting with physicians and healthcare facilities in that state and to cease marketing to citizens of that state. However, if advertising requirements on the whole become overly burdensome, we may elect to terminate operations or particular marketing services programs entirely or avoid introducing particular marketing services programs. In some states we have modified the compensation structure of our marketing programs to reduce uncertainty regarding our compliance with state laws.

The Federal Trade Commission enforces Section 5 of the Federal Trade Commission Act (the “FTC Act”), which prohibits deceptive or unfair practices in or affecting commerce, and Section 12 of the FTC Act, which prohibits the dissemination of any false advertisement to induce the purchase of any food, drug, device, or service. An ad is deceptive under Section 5 of the FTC Act if it has a statement – or omits information – that: 1) is likely to mislead consumers acting reasonably under the circumstances; and 2) is “material” – that is, important to a consumer’s decision to buy or use the product. An ad or business practice is unfair if: 1) it causes or is likely to cause substantial consumer injury that a consumer could not reasonably avoid; and 2) the injury is not outweighed by any benefit the practice provides to consumers or competition. These consumer protection laws apply equally to marketers across all mediums, whether delivered on a desktop computer, a mobile device, or more traditional media such as television, radio, or print. If a disclosure is needed to prevent an online ad claim from being deceptive or unfair, it must be clear and conspicuous. Under the FTC guidance, this means advertisers should ensure that the disclosure is clear and conspicuous on all devices and platforms that consumers may use to view the ad. FTC guidance also explains that if an advertisement without a disclosure would be deceptive or unfair, or would otherwise violate a rule, and the disclosure cannot be made clearly and conspicuously on a device or platform, then that device or platform should not be used. It may be difficult or impossible for the Company know precisely how clearly a disclosure appears on a particular platform which may cause our disclosures to be inadequate. This may subject the significant penalties, including statutory damages; further our efforts to comply with these regulations may negatively affect conversion rates of leads, and thus, our revenue or profitability.

Under the FTC Act, ads, promotional brochures, informational tapes, seminars and other forms of marketing of surgical services to consumers should not have express or implied claims that are false or unsubstantiated, or that omit material information. In particular, claims that convey an inaccurate impression about the safety, efficacy, success or other benefits of any form of surgery would raise concerns about deception. Claims about success rates, long-term stability, or predictability of outcome must be substantiated by competent and reliable scientific evidence. The standard of review of these disclosures is viewed from the perspective of the “reasonable person”. However, this standard can be difficult to apply when promoting new and innovative surgical procedures and techniques such as the ones we promote. A failure on our part to fully describe risk factors or to make assertions that are alleged to be lacking in scientific support could subject us to litigation or regulatory enforcement actions, which could result in financial losses and fines and which could harm our reputation.

We are subject to various federal and state laws, rules, regulations and orders regarding telemarketing and privacy, including restrictions on the use of unsolicited emails and restrictions on marketing activities conducted through the use of telephonic communications (including text messaging to mobile telephones).

Our financial performance could be adversely affected by newly-adopted or amended laws, rules, regulations and orders relating to telemarketing and increased enforcement of such laws, rules, regulations or orders by governmental agencies or by private litigants. One example of recent regulatory changes that may affect our business, operating results and financial condition are the regulations under the Telephone Consumer Protection Act (“TCPA”). Regulations adopted by the Federal Communications Commission under the TCPA that became effective October 16, 2013 require the prior express written consent of the called party before a caller can initiate telemarketing calls (i) to wireless numbers (including text messaging) using an automatic telephone dialing system or an artificial or prerecorded voice; or (ii) to residential lines using an artificial or prerecorded voice. Failure to comply with the TCPA can result in significant penalties, including statutory damages. Our efforts to comply with these regulations may negatively affect conversion rates of leads, and thus, our revenue or profitability.

We are subject to general business risks in the healthcare industry.

We are subject to general business risks inherent in the healthcare industry, including changing physician and patient preferences, adverse changes in reimbursement by third-party payors, the inability to collect a profitable level of fees, increases in labor costs and other operating costs, possible future changes in labor relations, competition from or the oversupply of other similar surgical facilities, changes in neighborhood or location conditions and general economic conditions, health related risks (including liability for the provision of health care services), disease outbreaks and control risks, the imposition of increased taxes or new taxes, capital expenditure requirements, changes in interest rates, and changes in the availability and cost of long-term financing. Moreover, there is no assurance that the performance achieved to date at the facilities that we own and operate and expected in the future will continue or be achieved. Any one of, or a combination of, these factors may adversely affect our business, results of operations and financial condition.

We may be unable to implement our organic growth strategy.

Future growth will place increased demands on our management, operational and financial information systems and other resources. Further expansion of our operations will require substantial financial resources and management resources and attention. To accommodate our anticipated future growth, and to compete effectively, we will need to continue to implement and improve our management, operational, financial and information systems and to expand, train, manage and motivate our workforce. Our personnel, systems, procedures or controls may not be adequate to support our operations in the future. Further, focusing our financial resources and management attention on the expansion of our operations may negatively impact our financial results. Any failure to implement and improve our management, operational, financial and information systems, or to expand, train, manage or motivate our workforce, could reduce or prevent our growth. We can give you no assurances that our personnel, systems, procedures or controls will be adequate to support our operations in the future or that our financial resources and management attention on the expansion of our operations will not adversely affect our business, result of operations and financial condition. In addition, direct-to-consumer marketing may not be a suitable means to attract case volume as patients may not directly seek our services, but instead may choose to consult with a non-Nobilis-affiliated physician. We can offer no guarantees that the financial resources expended on direct-to-consumer marketing campaigns will result in the expansion of our business.

We may be unable to implement our acquisition strategy.

Our efforts to execute our acquisition strategy may be affected by our ability to identify suitable candidates and negotiate and close acquisition transactions. We may encounter numerous business risks in acquiring additional facilities, and may have difficulty operating and integrating these facilities. Further, the companies or assets we acquire in the future may not ultimately produce returns that justify our investment. If we are not able to execute our acquisition strategy, our ability to increase revenues and earnings through external growth will be impaired.

In addition, we will need capital to acquire other centers, integrate, operate and expand the Nobilis Facilities. We may finance future acquisition and development projects through debt or equity financings and may use our common shares for all or a portion of the consideration to be paid in future acquisitions. To the extent that we undertake these financings or use our common shares as consideration, our shareholders may experience future ownership dilution. Our senior secured credit facility with General Electric Capital Corporation (“Credit Facility”) subjects us to covenants that affect the conduct of business. In the event that our common shares do not maintain a sufficient valuation, or potential acquisition candidates are unwilling to accept our common shares as all or part of the consideration, we may be required to use more of our cash resources, if available, or to rely solely on additional financing arrangements to pursue our acquisition and development strategy. However, we may not have sufficient capital resources or be able to obtain financing on terms acceptable to us for our acquisition and development strategy, which would limit our growth. Without sufficient capital resources to implement this strategy, our future growth could be limited and operations impaired. There can be no assurance that additional financing will be available to fund this growth strategy or that, if available, the financing will be on terms that are acceptable to us.

Restrictive covenants in our Credit Facility may restrict our ability to pursue our business strategies.

The operating and financial restrictions and covenants in our Credit Facility may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. Such agreements limit our ability, among other things, to:

•	incur additional indebtedness or issue certain preferred equity;

•	pay dividends on, repurchase or make distributions in respect of our common stock, prepay, redeem, or repurchase certain debt or make other restricted payments;

•	make certain investments;

•	create certain liens;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends, loan money, or transfer assets to us;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

A breach of any of these covenants could result in a default under our Credit Facility and permit the lenders to cease making loans to us. Upon the occurrence of an event of default under the Credit Facility, the creditors thereunder could elect to declare all amounts outstanding to be immediately due and payable and, in the case of our revolving credit facility, which is a part of the Credit Facility, terminate all commitments to extend further credit.

If our operating performance declines, we may be required to obtain waivers from the lenders under the Credit Facility to avoid defaults thereunder. If we are not able to obtain such waivers, our creditors could exercise their rights upon default.

Furthermore, if we were unable to repay the amounts due and payable under our secured obligations, the creditors thereunder could proceed against the collateral granted to them to secure our obligations thereunder. We have pledged a significant portion of our assets, including our ownership interests in certain of our directly owned subsidiaries, as collateral under our Credit Facility. If the creditors under our Credit Facility accelerate the repayment of our debt obligations, we cannot assure you that we will have sufficient assets to repay our Credit

Facility, or will have the ability to borrow sufficient funds to refinance such indebtedness. Even if we were able to obtain new financing, it may not be on commercially reasonable terms, or terms that are acceptable to us.

We may incur unexpected, material liabilities as a result of acquiring ASCs or other healthcare facilities.

Although we intend to conduct due diligence on any future acquisition, we may inadvertently invest in ASCs or other healthcare facilities that have material liabilities arising from, for example, the failure to comply with government regulations or other past activities. Although the Nobilis Facilities have the benefit of professional and general liability insurance, we do not currently maintain and are unlikely to acquire insurance specifically covering every unknown or contingent liability that may have occurred prior to our investment in the Nobilis Facilities, particularly those involving prior civil or criminal misconduct (for which there is no insurance). Incurring such liabilities as a result of future acquisitions could have an adverse effect on our business, operations and financial condition.

We may be subject to professional liability claims.

As a healthcare provider, we are subject to professional liability claims both directly and vicariously through the malpractice of members of our medical staff. As a healthcare facility, each Nobilis Facility has direct responsibility and legal liability for the standard of care provided in its facility by its staff. The Nobilis Facilities have legal responsibility for the physical environment and appropriate operation of equipment used during surgical procedures. In addition, each Nobilis Facility has vicarious liability for the negligence of its credentialed medical staff under circumstances where it either knew or should have known of a problem leading to a patient injury. The physicians credentialed by the Nobilis Facilities are involved in the delivery of healthcare services to the public and are exposed to the risk of professional liability claims. Although the Nobilis Facilities neither control the practice of medicine by physicians nor have responsibility for compliance with certain regulatory and other requirements directly applicable to physicians and their services, as a result of the relationship between each Nobilis Facility and the physicians providing services to patients in the Nobilis Facilities, we or our subsidiaries may become subject to medical malpractice claims under various legal theories. Claims of this nature, if successful, could result in damage awards to the claimants in excess of the limits of available insurance coverage. Insurance against losses related to claims of this type can be expensive and varies widely from state to state. The Nobilis Facilities maintain and require the physicians on the medical staff of the Nobilis Facilities to maintain liability insurance in amounts and coverages believed to be adequate, presently $1 million per claim to an aggregate of $3 million per year.

In 2003, Texas passed legislation that reformed its laws related to professional liability claims by setting caps on non-economic damages in the amount of $250,000 per claimant to a per claim aggregate of $750,000 for physicians and other providers, including ASCs. Punitive damages are excluded from this cap. This tort reform legislation has resulted in a reduction in the cost of malpractice insurance because of the reduction in malpractice claims. However, there can be no assurances that this trend will continue into the future.

Most malpractice liability insurance policies do not extend coverage for punitive damages. While extremely rare in the medical area, punitive damages are those damages assessed by a jury with the intent to “punish” a tortfeasor rather than pay for a material loss resulting from the alleged injury. We cannot assure you that we will not incur liability for punitive damage awards even where adequate insurance limits are maintained. We also believe that there has been, and will continue to be, an increase in governmental investigations of physician-owned facilities, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Investigation activity by private third-party payors has also increased with, in some cases, intervention by the states’ attorneys general. Also possible are potential non-covered claims, or “qui tam” or “whistleblower” suits.

Although exposure to qui tam lawsuits is minimal since Medicare and Medicaid comprise less than 5.0% of our revenue and an even smaller percentage of our profit, many plaintiffs’ lawyers have refocused their practices on

“whistleblower” lawsuits given the reduction in awards from medical malpractice claims. These whistleblower lawsuits are based on alleged violations of government law related to billing practice and kickbacks. Under federal Medicare law, these whistleblowers are entitled to receive a percentage of recoveries made if the federal government takes on the case. However, a whistleblower may pursue direct action against the healthcare entity under the applicable statutes and seek recoveries without federal government intervention. Many malpractice carriers will not insure for violations of the law although they may cover the cost of defense. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on our financial condition.

The Nobilis Facilities may, in the ordinary course of their business, be subject to litigation claims. In particular, the Nobilis Facilities can be subject to claims, among others, relating to actions of medical personnel performing services at the Nobilis Facilities. Historically, the Nobilis Facilities have been able to obtain what we believe is adequate insurance to cover these risks. However, the cost of this insurance may increase and there can be no assurance that we will be able to obtain adequate insurance against medical liability claims in the future on economically reasonable terms, or at all. In addition, claims of this nature, if successful, could result in damage awards to the claimants in excess of the limits of any applicable insurance coverage. If the insurance that we have in place from time to time is not sufficient to cover claims that are made, the resulting shortfall could have a material adverse effect on our business and operations.

The Nobilis Facilities’ insurance coverages might not cover all claims against them or be available at a reasonable cost, if at all. If the Nobilis Facilities are unable to maintain insurance coverage, if judgments are obtained in excess of the coverage the Nobilis Facilities maintain, or if the Nobilis Facilities are required to pay uninsured punitive damages or pay fines under “qui tam” lawsuits, the Nobilis Facilities would be exposed to substantial additional liabilities. We cannot assure that each Nobilis Facility will be able to maintain insurance coverage at a reasonable premium, or at all, that coverage will be adequate to satisfy adverse determinations against the Nobilis Facilities, or that the number of claims will not increase.

We are impacted by general economic conditions.

Our business is subject to general economic risks incident to the U.S. healthcare market and the U.S. and Canadian capital markets. The majority of our patients obtain health insurance through their employers, thus factors impacting the employment rate can increase or decrease our potential patient population. Further, because many health insurance plans require patients to pay co-insurance and/or a deductible, the ability of a patient to pay these portions impacts the patient’s decision to undergo the elective surgical procedures we provide in many of our facilities. The continuing recovery from the global recessionary economic conditions that existed in 2012 had a positive financial impact on our business in 2013, 2014 and into 2015.

Because we have relied on, and will continue to rely on, outside investors and lenders for capital used for our operational capital, capital expenditures and strategic acquisitions, the general market conditions in the U.S. and Canada, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws and regulations, and national and international political circumstances impact our business.

Malpractice insurance premiums or claims may adversely affect our business.

Should the Nobilis Facilities experience adverse risk management claims or should the market for medical malpractice dictate a large increase in rates, our business and financial results could be adversely affected.

We rely on technology.

The medical technology used in our facilities is ever changing and represents a significant cost of doing business. There can be no assurance that the equipment purchased or leased by our facilities will not be enhanced or rendered obsolete by advances in medical technology, or that our facilities will be able to finance or lease additional equipment necessary to remain competitive should its medical staff physicians request such modern equipment or its existing equipment become obsolete. This could have an adverse effect on our business, operations and financial condition.

We are subject to rising costs.

The costs of providing our services have been rising and are expected to continue to rise at a rate higher than that anticipated for consumer goods as a whole. Our business, operating results or financial condition could be adversely affected if we are unable to implement annual private pay increases due to market conditions, otherwise increase our revenues or, to a lesser extent, if reimbursement rates from Medicaid and Medicare sources are not adjusted to cover increases in labor and other costs.

We depend on referrals.

Our success, in large part, is dependent upon referrals to our physicians from other physicians, systems, health plans and others in the communities in which we operate, and upon our medical staff’s ability to maintain good relations with these referral sources. Physicians who use our facilities and those who refer patients are not our employees and, in many cases, most physicians have admitting privileges at other hospitals and (subject to any non-competition arrangements that may have been entered into in connection with the Partnership Agreements) may refer patients to other providers. If we are unable to successfully cultivate and maintain strong relationships with our physicians and their referral sources, the number of procedures performed at our facilities may decrease and cause revenues to decline. This could adversely affect our business, results of operations and financial condition.

We may face a shortage of nurses.

The United States is currently experiencing a shortage of nursing staff. The failure of the Nobilis Facilities to hire and retain qualified nurses could have a material adverse effect on our business operations and financial condition.

We are subject to general litigation risks.

Litigation could potentially be brought against us by various individuals or entities including, but not limited to federal, state, or local governments, potential competitors, investors and current and former employees. Any such lawsuits could have an adverse effect on our operations and financial results.

We are subject to Canadian tax laws.

Our company’s income and our related entities must be computed in accordance with Canadian and foreign tax laws, as applicable, and we are subject to Canadian tax laws, all of which may be changed in a manner that could adversely affect the amount of distributions to shareholders. There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof or the administrative and assessing practices and policies of the Canada Revenue Agency and the Department of Finance (Canada) will not be changed in a manner that adversely affects shareholders. In particular, any such change could increase the amount of tax payable by us, reducing the amount available to pay dividends to the holders of our common shares.

We are subject to U.S. tax laws.

There can be no assurance that United States federal income tax laws and Internal Revenue Service and Department of the Treasury administrative and legislative policies respecting the United States federal income tax consequences described herein will not be changed in a manner that adversely affects the holders of our common shares.

Future issuances of our common shares could result in dilution.

Our articles authorize the issuance of an unlimited number of common shares, on terms that the Board of Directors, without approval of any shareholders, establishes. We may issue additional common shares in the future in connection with a future financing or acquisition. The issuance of additional shares may dilute the investment of a shareholder. We also have outstanding warrants to purchase a significant number of common shares as well as a stock option pool available to employees, which if exercised, would cause dilution to our stockholders.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may be more volatile.

Since we have elected under Section 107 of the JOBS Act to use the extended transition period with respect to complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with public company effective dates making it more difficult for an investor to compare our results with other public companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 102(b)(2)(B) of the JOBS Act for complying with new or revised accounting standards. In other words, as an emerging growth company we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

If securities analysts do not publish research or reports about our business or if they downgrade us or our sector, the price of our common shares could decline.

The trading market for our common shares will depend in part on research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who cover us downgrades us or the industry in which we operate or the stock of any of our competitors, the price of our common shares will probably decline. If one or more of these analysts ceases coverage altogether, we could lose visibility, which could also lead to a decline in the price of the common shares.

The market price and trading volume of our common shares may be volatile, which may adversely affect its market price.

The market price of our common shares on the exchanges on which our common shares are traded could be subject to significant fluctuations due to factors such as:

•	actual or anticipated fluctuations in our financial condition or results of operations;

•	limited trading activity;

•	the success or failure of our operating strategies and our perceived prospects; realization of any of the risks described in this section; failure to be covered by securities analysts or failure to meet the expectations of securities analysts;

•	a decline in the stock prices of peer companies; and

•	a discount in the trading multiple of our common shares relative to that of the common shares of certain of our peer companies due to perceived risks associated with our smaller size.

As a result, our common shares may trade at prices significantly below the price you paid to acquire them. Furthermore, declines in the price of our common shares may adversely affect our ability to conduct future offerings or to recruit and retain key employees.

We have no current plan to pay dividends on our common shares and investors may lose the entire amount of their investment.

We have no current plans to pay dividends on our common shares. Therefore, investors will not receive any funds absent a sale of their shares. We cannot assure investors of a positive return on their investment.

Holders of our warrants will have no rights as shareholders until such holders exercise their warrants and acquire our common shares.

Until holders of Warrants acquire common shares stock upon exercise of the warrants, holders of warrants will have no rights with respect to the common shares underlying such warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of common shareholders only as to matters for which the record date occurs after the exercise date.

There is no public trading for our warrants, and there is no guarantee that an active trading market will be created.

There is currently no public trading market for our Warrants. The Company intends on applying to list the Warrants on the TSX but there is no guarantee that the application will be accepted, and even if it is accepted there is no guarantee that an active public trading market will be created. The number of persons interested in purchasing our Warrants at or near bid prices at any given time may be relatively small or occasionally non-existent. As a consequence, there may be periods of several days or more when trading activity in our Warrants is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on the Warrant price. We cannot give you any assurance that a broader or more active public trading market for our Warrants will develop or be sustained, or that trading levels will be sustained. An active market for our Warrants may never develop. As a result, investors must bear the economic risk of holding their Warrants for an indefinite period of time.

MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources and on our knowledge of the markets for our services. These data involve a number of assumptions and limitations. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in section entitled “Risk Factors” of this prospectus and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We are registering these common shares and Warrants pursuant to the registration rights granted to the Selling Securityholders in the Offering and in the Athas Acquisition. We will not receive any proceeds from the sale or other disposition by the Selling Securityholders of the common shares or Warrants covered by this prospectus. However, we will receive the cash exercise price of the Warrants and will use the proceeds for normal operations.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our outstanding common shares, no par value, are listed on the Toronto Stock Exchange under the symbol “NHC” and on the NYSE MKT under the symbol “HLTH”. Our common shares traded on the OTC Pink in the United States until April 17, 2015 when it commenced trading on the NYSE MKT. The following table outlines the share price trading range and volume of shares traded by quarter as follows:

	Toronto Stock Exchange		NYSE MKT/OTC Pink
	Share Price Trading Range		Share Price Trading Range
	High	Low	High	Low
	(C$ per share)		($ per share)
2015
1st Quarter	6.72	3.14	5.24	2.70
2nd Quarter	11.00	6.38	9.34	5.14
2014
1st Quarter	1.28	0.98	1.16	0.90
2nd Quarter	1.22	0.97	1.11	0.92
3rd Quarter	1.58	1.11	1.45	0.96
4th Quarter	3.60	1.11	3.05	1.07
2013
1st Quarter	0.52	0.13	0.48	0.11
2nd Quarter	0.47	0.28	0.46	0.27
3rd Quarter	0.87	0.39	0.85	0.38
4th Quarter	1.64	0.71	1.45	0.73

As of August 14, 2015, there were approximately 214 holders of record of our common shares, including brokers and other nominees.

Dividend Policy

We have not declared or paid any cash dividends on our common shares for over five years and we do not anticipate paying any dividends in the foreseeable future. We expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will depend upon our future revenues, earnings and capital requirements and other factors the Board considers relevant.

Equity Compensation Plan Information

Restricted Share Unit Plan

During 2008, the board of directors approved the adoption of a Restricted Share Unit Plan for employees. Restricted Share Units (“RSUs”) may be granted to our employees at the sole discretion of the board of directors.

Subject to the board of directors’ ability to accelerate the vesting of the RSUs if it determines circumstances so warrant, each RSU will generally vest in full on the third anniversary of the date of grant; provided that if there is a change of control of our company prior to the vesting date of the RSUs and a participant is terminated (or resigns for good reason) within six months following such change of control, a pro rata portion of their unvested RSUs will vest up to the date of the change of control.

Upon vesting of his or her RSUs, a participant will be entitled to receive on the vesting date, at the discretion of the board of directors either: (a) a lump sum cash payment equal to the number of RSUs multiplied by an average closing price of the common shares on the Toronto Stock Exchange on the redemption date, net of any applicable deductions and withholdings; or (b) that number of common shares equal to the number of RSUs credited to the participant’s RSU account, such common shares to be issued from our treasury. The participant is to receive the benefit on, or as soon as practicable after, the vesting date, but in no event later than 90 days after the vesting date. Unlike stock options, RSUs do not require the payment of any monetary consideration to us.

Whenever cash dividends are paid on our company’s common shares, dividend equivalents in the form of additional RSUs will be credited to each Participant and will become part of his or her award under the RSU Plan. The RSUs representing dividend equivalents will vest and be paid at the same time and in the same manner as the RSUs to which the dividend equivalents pertain.

In the event of a participant’s termination of employment, voluntary or by cause, with us prior to any vesting date, the participant’s rights to any unvested RSUs will be immediately and irrevocably forfeited.

If the participant’s employment with us terminates on account of death or disability or is terminated by us without cause prior to any vesting date, the participant will become vested in a prorated portion of his or her unvested RSUs, based on the number of months that have elapsed in the then current vesting period as of the date of termination.

Deferred Share Unit (“DSU”) Plan

In May 2012, the board of directors terminated the DSU Plan. In conjunction with its termination, all outstanding DSUs previously issued to the directors were cancelled, and our company granted each director a number of RSUs equal to the number of DSUs which had been previously granted. The RSUs vested immediately. A total of 536,219 DSUs were cancelled in this manner. As the cancelled DSUs and newly granted RSUs all vested at the time of grant, no change to compensation expense occurred.

Stock Option Plan

In April 2012, the board of directors approved the adoption of the Stock Option Plan (“Stock Option Plan”) for insiders, employees, and service providers. In May 2012, our company’s shareholders approved the Stock Option Plan, and in July 2012, the Toronto Stock Exchange approved the Stock Option Plan. The Stock Option Plan was amended in April 2013. Options reserved under the plan consist of the right of a participant (a “Participant”) to purchase one common share per option (“Option”) and may be granted at the sole discretion of the board of directors. The exercise price of an Option is determined by the board of directors at the time of grant and shall not be less than the current market price. The term of each Option is determined by the board of directors and shall not exceed 10 years.

If an Option holder shall cease to be a Participant for cause, no Option held by such Option holder shall be exercisable following the date on which such Option holder ceases to be a Participant. If an Option holder ceases to be a Participant for any reason other than for cause, any Option held by such Option holder at such time shall remain exercisable in full at any time, and in part from time to time, for a period of 90 days after the date on which the Option holder ceases to be a Participant.

If the Participant’s employment with us terminates on account of death, any Option held by such Participant at the date of death shall be exercisable in whole or in part only by the person or persons to whom the rights of the Participant’s Options transfer by will or laws of descent.

The maximum number of RSUs and Options that may be issued under the combined plans is equal to 20.0% of our issued and outstanding common shares. The maximum number of RSUs and Options in the aggregate that may be issued to Insiders is equal to 10.0% of our issued and outstanding common shares, pursuant to certain rules of the TSX.

Convertible Securities

As of August 14, 2015, we had 4,256,666 incentive stock options under the Stock Option Plan outstanding at exercise prices ranging from C$0.95 - C$7.94. Each incentive stock option entitles the holder to purchase, subject to adjustment, one common share at the exercise price established at the time of grant of the options.

As of August 14, 2015, we had 4,650,000 RSUs outstanding.

As of August 14, 2015, we had (i) 35,291 transferable Agent’s Warrants outstanding to purchase common shares at an exercise price of C$0.95, (ii) 121,485 transferable Agent’s Warrants outstanding to purchase common shares at an exercise price of C$1.37 and (iii) 392,383 transferable Agent’s Warrants outstanding to purchase common shares at an exercise price of C$11.50. Each Agent’s Warrant entitles the holder to purchase, subject to adjustment, one common share of our Company for a period of two years ending December 15, 2015,

September 26, 2016 and May 13, 2017, respectively. The Agent’s Warrants were issued in connection with the Company’s private placements in December 2013, September 2014 and May 2015, respectively.

As of August 14, 2015, we had 3,923,824 Warrants outstanding to purchase common shares at an exercise price of C$11.50. Each Warrant is exercisable for one common share at any time until 5:00 pm (Toronto time) on May 13, 2017. The expiry date of the Warrants may be accelerated by us at any time following February 13, 2016, and prior to the expiry date of the Warrants if the volume-weighted average trading price of our common shares on the principal market on which such shares trade is equal to or greater than C$13.50 for any 20 consecutive trading days, at which time we may accelerate the expiry date by issuing a press release announcing the reduced warrant term whereupon the Warrants will expire on the 20th calendar day after the date of such press release.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations may contain forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Registration Statement. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our financial statements and related notes.

General

Our core business is the ownership, operation and management of outpatient surgery centers and surgical hospitals (the “Medical Services Segment”). We are also a provider of marketing services to our own affiliated entities as well as to third parties through our subsidiary Athas, which is a separate reportable business segment (the “Marketing Segment”).

Unless otherwise indicated, all financial and statistical information included in this section relates to our continuing operations, with dollar amounts expressed in thousands (except per share, per case and per procedure). Continuing operations information includes the results of 7 of our 8 healthcare facilities (the “Nobilis Facilities”) operated throughout the three and six months ended June 30, 2015 and 2014. The Nobilis Facilities are located in Texas and Arizona and consist of two hospitals in Houston, Texas and five ambulatory surgery centers, referred to as the “Nobilis ASCs” of which three are located in Houston, Texas, one in Dallas, Texas and one in Scottsdale, Arizona. Continuing operation information does not include the results of our recent acquisition of a Dallas-area hospital, which took place after June 30, 2015.

Recent Developments

Acquisition of Peak Surgeon Innovations, LLC. In June 2015, the Company acquired Peak Surgeon Innovations, LLC (“Peak”), a provider of intraoperative neuromonitoring (“IOM”) services for hospitals, surgery centers and other healthcare facilities. The Company acquired a 100% ownership interest in Peak for cash consideration of approximately $0.9 million and stock consideration of approximately $0.7 million provided to Bryan Hasse (the “Seller”). In addition to such cash and stock consideration, the Seller is eligible to receive a potential earnout payment (in cash or stock at the option of Seller) upon achievement by the IOM service line of certain EBITDA performance metrics.

Acquisition of Victory Plano Hospital, LP. On Jul 30, 2015, Marsh Lane Surgical Hospital, LLC (“Marsh Lane”), a Texas limited liability company and wholly owned subsidiary of the Company, closed the purchase of certain assets (the “Acquisition”) pursuant to an asset purchase agreement (the “Purchase Agreement”) by and among Marsh Lane, the Company, Victory Parent Company, LLC, a Texas limited liability company (“VPC”), and Victory Medical Center Plano, LP, a Texas limited partnership (“Victory Plano”). The Acquisition was closed following the conclusion of bankruptcy proceedings in the U.S. Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the “Bankruptcy Court”) initiated by Victory Plano. On June 12, 2015, Victory Plano filed for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the Bankruptcy Court. Following the Bankruptcy Court’s entry into the Sale Motion and Bidding Procedures Order, on July 29, 2015, the Bankruptcy Court entered into a Sale Order approving the terms and conditions of the Purchase Agreement and certain other financial arrangements.

As consideration for the purchase of Victory Plano’s assets, Marsh Lane paid approximately $1.3 million in cash to be used by Victory Plano and VPC to cure and pay certain defaults under contracts assumed by Marsh Lane. The Purchaser also assumed Victory Plano’s indebtedness to Legacy Texas Bank in the amount of approximately $4.5 million. Marsh Lane also assumed Victory Plano’s capital equipment leases and its real estate lease.

Surgical Assist. In June 2015, the Company established Nobilis Surgical Assist, LLC to launch its surgical assist ancillary service line. A third party will handle staffing of cases performed at the Nobilis Facilities, as well as certain administrative matters associated with this service line’s operation. Together with the acquisition of Peak, the Company anticipates increased facility efficiency and revenue per case with the addition of these ancillary services.

Overview of Revenue Model and Case Mix

Revenues earned by the Nobilis Facilities vary depending on the procedures performed. For every medical procedure performed there are usually three separately invoiced patient billings:

•	the facility fee for the use of infrastructure, surgical equipment, nursing staff, non-surgical professional services, supplies and other support services, which is earned by the Nobilis Facilities or by physician entities using the Nobilis Facilities under a use agreement and billed by the Nobilis Facilities on the physician entities’ behalf;

•	the professional fee, which is separately earned, billed and collected by the physician performing the procedure, separate and apart from the fees charged by the Nobilis Facilities; and

•	the anesthesiology fee, which is separately earned, billed and collected by the anesthesia provider, separate and apart from the fees charged by the Nobilis Facilities and the physicians.

Overall facility revenue depends on procedure volume, case mix and payment rates of the respective payors.

Six Months ended June 30, 2015 compared to Six Months ended June 30, 2014

The following table sets out the net patient service revenues, the number of procedures performed and the net patient service revenue per procedure at each of the Nobilis Facilities for six months ended June 30, 2015 and 2014:

	Net Patient Service Revenue ($)(in thousands)		Number of Cases (1)		Net Patient Service Revenue ($) per Case (2)
Nobilis Facility	2015	2014	2015	2014	2015	2014
NHSC-H	$10,477	$8,040	1,007	491	$10,405	16,375
KIRBY	6,009	5,020	1,930	1,769	3,113	2,838
MSID	16,891	13,839	1,633	870	10,343	15,906
NHSC-S	8,151	31	549	5	14,847	—
FNH	30,573	—	1,121	—	27,273	—
FNSC	2,717	—	888	—	3,060	—
VMC	2,379	—	380	—	6,261	—

Total	77,198	26,930	7,508	3,135	10,282	8,590

Year over Year Growth	187%		139%		20%

Notes

(1)	This table refers to all cases performed, regardless of their contribution to net patient service revenue.
(2)	Calculated by dividing net patient service revenues by the number of cases.

Year ended December 31, 2014 Compared to Year Ended December 31, 2013

The following table sets out the net patient service revenues, the number of procedures performed and the net patient service revenue per procedure at the Nobilis Facilities for last two fiscal years ended December 31, 2014 and 2013:

	Net Patient Service Revenue ($)(in thousands)		Number of Cases (1)		Net Patient Service Revenue ($) per Case (2)
Nobilis Facility	2014	2013	2014	2013	2014	2013
NHSC-H	$22,052	$6,676	1,402	825	$15,725	$8,092
KIRBY	12,933	11,503	3,760	3,491	3,440	3,295
MSID	31,320	12,635	1,831	1,170	17,105	10,799
NHSC-S	1,773	—	214	—	8,287	—
FNH	10,763	—	659	—	16,333	—
FNSC	1,444	—	450	—	3,209	—

Total	80,285	30,814	8,316	5,486	9,654	5,617

Year over Year Growth	161%		52%	—	72%	—

Notes

(1)	This table refers to all cases performed, regardless of their contribution to net patient service revenue.
(2)	Calculated by dividing net patient service revenues by the number of cases.

Three months ended June 30, 2015 compared to Three months ended June 30, 2014

The Nobilis Facilities focus on a limited number of high-volume, non-emergency procedures, most of which are billed on an “out of network” basis. Billing on an “out of network” basis means that we bill to entities not participating in the health insurance companies’ (“Third Party Payors”) provider networks, which negotiate discounted fees with providers and facilities in return for access to the patient populations covered by those Third Party Payors. The case mix at each Nobilis Facility is a function of the clinical specialties of the physicians on the medical staff and the equipment and infrastructure at each facility. The Nobilis Facilities intend to continue to refine their case mix as opportunities arise. The following table sets forth the combined number of cases and procedures by medical specialty performed for three months ended June 30, 2015 and 2014:

MEDICAL SERVICES SEGMENT

CASE AND PROCEDURE MIX OF THE NOBILIS FACILITIES

FOR THE THREE MONTHS ENDED JUNE 30, 2015 AND 2014

Specialty	2015 Cases	2015 % Cases	2015 Procedures	2015 % Procedures	2014 Cases	2014 % Cases	2014 Procedures	2014 % Procedures
Pain Management	1,237	27.8%	4,368	37.9%	779	47.3%	3,046	53.5%
Musculoskeletal Interventions	175	3.9%	537	4.7%	—	0.0%	—	0.0%
Interventional Headache Procedure	38	0.9%	135	1.2%	—	0.0%	—	0.0%
Orthopedics	275	6.2%	626	5.4%	215	13.1%	697	12.2%
Spine	300	6.8%	456	4.0%	10	0.6%	28	0.5%
Podiatry	145	3.3%	453	3.9%	77	4.7%	474	8.3%
Gastro-intestinal	95	2.1%	186	1.6%	20	1.2%	27	0.5%
General Surgery	181	4.1%	403	3.5%	62	3.8%	144	2.5%
Plastic & Reconstructive	421	9.5%	961	8.3%	—	0.0%	—	0.0%
Bariatrics	1,006	22.6%	2,439	21.2%	353	21.4%	816	14.3%
Gynecology	241	5.4%	258	2.2%	1	0.1%	1	0.0%
Urology	6	0.1%	6	0.1%	—	0.0%	—	0.0%
Ear, Nose, Throat (E.N.T.)	157	3.5%	518	4.5%	129	7.8%	457	8.0%
Neuromonotoring	165	3.7%	165	1.4%	—	0.0%	—	0.0%

TOTAL	4,442	100.0%	11,511	100.0%	1,646	100.0%	5,690	100.0%

The following table for the Marketing Segment only includes cases generated through our marketing activities that are performed at the non-Nobilis Facilities during the reporting period after the acquisition of Athas.

MARKETING SEGMENT

CASE AND PROCEDURE MIX OF THE NOBILIS FACILITIES

FOR THE THREE MONTHS ENDED JUNE 30, 2015 AND 2014

Specialty	2015 Cases	2015 % Cases	2015 Procedures	2015 % Procedures	2014 Cases	2014 % Cases	2014 Procedures	2014 % Procedures
Pain Management	150	44.4%	150	44.4%	—	0.0%	—	0.0%
Musculoskeletal Interventions	104	30.8%	104	30.8%	—	0.0%	—	0.0%
Interventional Headache Procedure	84	24.9%	84	24.9%	—	0.0%	—	0.0%

TOTAL	338	100.0%	338	100.0%	—	0.0%	—	0.0%

CONSOLIDATED SEGMENTS

CASE AND PROCEDURE MIX OF THE NOBILIS FACILITIES

FOR THE THREE MONTHS ENDED JUNE 30, 2015 AND 2014

Specialty	2015 Cases	2015 % Cases	2015 Procedures	2015 % Procedures	2014 Cases	2014 % Cases	2014 Procedures	2014 % Procedures
Pain Management	1,387	29.0%	4,518	38.1%	779	47.3%	3,046	53.5%
Musculoskeletal Interventions	279	5.8%	641	5.4%	—	0.0%	—	0.0%
Interventional Headache Procedure	122	2.6%	219	1.8%	—	0.0%	—	0.0%
Orthopedics	275	5.8%	626	5.3%	215	13.1%	697	12.2%
Spine	300	6.3%	456	3.8%	10	0.6%	28	0.5%
Podiatry	145	3.0%	453	3.8%	77	4.7%	474	8.3%
Gastro-intestinal	95	2.0%	186	1.6%	20	1.2%	27	0.5%
General Surgery	181	3.8%	403	3.4%	62	3.8%	144	2.5%
Plastic & Reconstructive	421	8.8%	961	8.1%	—	0.0%	—	0.0%
Bariatrics	1,006	21.0%	2,439	20.6%	353	21.4%	816	14.3%
Gynecology	241	5.0%	258	2.2%	1	0.1%	1	0.0%
Urology	6	0.1%	6	0.1%	—	0.0%	—	0.0%
Ear, Nose, Throat (E.N.T.)	157	3.3%	518	4.4%	129	7.8%	457	8.0%
Neuromonotoring	165	3.5%	165	1.4%	—	0.0%	—	0.0%

TOTAL	4,780	100.0%	11,849	100.0%	1,646	100.0%	5,690	100.0%

Note:

A procedure is defined as the actual surgery or surgeries that are performed on the date of service for each patient (case). Each case typically includes numerous procedures. In Management’s Discussion and Analysis of Financial Condition and Results of Operations in the 2014 Annual Report, we provided the number of “unique” procedures per case as the total number of procedures during the period (i.e. a patient may have had three different procedures performed, however, one of the three procedures might have been performed numerous times during the case). In this Quarterly Report, we calculated the total number of procedures performed on a case, regardless of the fact that the same procedure may have been performed numerous times. These tables refer to all cases and procedures performed, regardless of their contribution to net patient service revenue.

Our total cases performed for the three months ended June 30, 2015, were 4,780, representing a total increase of 3,134 cases, or 190.4%, from the 1,646 cases in the same period in 2014. Cases at our existing facilities, or “same center facilities,” were 2,804, representing 1,158 of the total increase. The consolidated marketing programs are attributable to 833 of the increase, with 338 cases reported under the Marketing Segment, and the remaining under the Medical Services Segment. Cases generated by new facilities during the reporting period are attributable to 1,638 of the increase. Case volume primarily increased under the specialties of pain management, musculoskeletal interventions, spine and bariatric surgeries.

Our procedure volume for the three months ended June 30, 2015, increased by 108.2% to 11,849 from 5,690 during the prior corresponding period. Since case reimbursement is based on case type, an increase or decrease in the number of procedures per case has no effect on our reimbursement and net patient service revenue per case.

We receive payments for surgical procedures and related services from private health insurance plans, workers’ compensation, directly from patients and from government payer plans. A substantial portion of net patient service revenues generated by the Nobilis Facilities is based on payments received from private (non-government) insurance plans. We receive a relatively small amount of revenue from Medicare or Medicaid procedures. We also receive a relatively small portion of revenue directly from uninsured patients, who pay out of pocket for the services they receive. Insured patients are responsible for services not covered by their health insurance plans, and for deductibles, co-payments and co-insurance obligations under their plans. The amount of these deductibles, co-payments and coinsurance obligations has increased in recent years but does not represent a material component of the revenue generated by the Nobilis Facilities. The surgical center fees of the Nobilis Facilities are generated by our physician limited partners and the other physicians who use the Nobilis Facilities to provide services. The surgical center fees are billed and collected directly by the Nobilis Facilities.

Patient and net professional fees and contracted marketing revenues are reported as the estimated net realizable amounts from patients, third-party Payors, and others for services rendered. Revenue is recognized upon the performance of the patient service. The amounts that we actually collect from third-party Payors, including private insurers, may vary even for identical procedures performed. An additional factor in the determination of net patient service revenue is our payer mix, as between private health insurance plans, workers’ compensation, directly from patients and from government payer plans. We review and evaluate historical collections and payment data, payer mix and current economic conditions on a periodic basis and adjust the estimated collections as a percentage of gross billings, which we use to determine net patient service revenue, as required based on final settlements and collections.

The following tables set out the payor mix at our Medical Services Segment, our Marketing Segment and on a consolidated basis for the three months ended June 30, 2015 and 2014. This information is not intended to provide a comprehensive comparison of financial results, as reimbursement by insurance carrier varies based on deductibles, plan coverage and cases performed.

MEDICAL SERVICES SEGMENT

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES FOR THE THREE MONTHS ENDED JUNE 30, 2015 AND 2014

Payors	2015 Patient and Net Professional Fee Revenue by Payor Mix	2014 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	95.0%	97.3%
Workers compensation	4.6%	1.7%
Medicare	0.4%	1.0%

Total	100.0%	100.0%

MARKETING & FACTORING SEGMENT

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES FOR THE THREE MONTHS ENDED JUNE 30, 2015 AND 2014

Payors	2015 Patient and Net Professional Fee Revenue by Payor Mix	2014 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	100.0%	0.0%
Workers compensation	0.0%	0.0%
Medicare	0.0%	0.0%

Total	100.0%	0.0%

CONSOLIDATED SEGMENTS

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES FOR THE THREE MONTHS ENDED JUNE 30, 2015 AND 2014

Payors	2015 Patient and Net Professional Fee Revenue by Payor Mix	2014 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	95.5%	97.3%
Workers compensation	4.1%	1.7%
Medicare	0.4%	1.0%

Total	100.0%	100.0%

RESULTS OF OPERATIONS AS A PERCENTAGE OF PATIENT AND NET PROFESSIONAL FEES FOR THE THREE MONTHS ENDED JUNE 30, 2015

AND FOR THE THREE MONTHS ENDED JUNE 30, 2014

	Three months ended June 30,
	2015	2014
Revenues:	100%	100%
Cost of revenues	1.9%	0.0%

Gross Profit	98.1%	100%

Operating expenses:
Salaries and benefits	18.5%	13.3%
Drugs and supplies	16.2%	15.9%
General and administrative	42.1%	39.7%
Amortization	2.0%	2.0%

Total operating expenses	78.8%	70.9%

Corporate costs:
Salaries and benefits	2.0%	3.1%
General and administrative	12.4%	4.6%
Legal expenses	1.5%	2.3%
Amortization	0.1%	0.2%

Total corporate costs	16.0%	10.2%
Income from operations	3.3%	18.9%
Other expense (income):
Interest expense	0.6%	0.4%
Other expense (income), net	-2.6%	-0.6%

Total other expense (income)	-2.0%	-0.1%
Net income before income taxes and noncontrolling interests	5.3%	19.0%

Income tax	0.9%	1.0%
Net income	4.4%	18.0%

Net income attributable to noncontrolling interests	7.7%	16.6%
Net income attributable to Nobilis Health Corp.	-3.3%	1.4%

Consolidated Revenues

Our total revenues for the three months ended June 30, 2015, totaled $48.9 million, an increase of $33.8 million or 223.8%, compared to $15.1 million from the prior corresponding period. The Marketing Segment accounted for $5.0 million of the increase. The Medical Services Segment increased by $28.8 million, or 190.7%, compared to $15.1 million from the prior corresponding period. Same center facilities growth represented $6.5 million of the three month period increase, while the remaining $22.3 million increase is attributable to newly acquired facilities.

Operating Salaries

Operating salaries and benefits for the three months ended June 30, 2015, totaled $9.0 million, an increase of $7.0 million, or 350.0%, from $2.0 million the prior corresponding period. The Marketing Segment accounted for $2.2 million of the increase while the Medical Services Segment increased by $4.8 million, or 240.0%. Staffing costs at newly acquired facilities accounted for $4.1 million of the Medical Services Segment’s increase. The remaining $0.7 million increase is attributable to additional staffing at same center facilities driven by increased case volumes. Operating salaries and benefits as a percent of revenues were 18.5% compared to 13.3% in the prior corresponding period. The increase was a result of the higher staffing needs at newly acquired hospitals.

Medical supplies

Drugs and medical supplies expense for the three months ended June 30, 2015, totaled $7.9 million, an increase of $5.5 million or 229.2% from the prior corresponding period. Medical supplies costs at newly acquired facilities accounted for $4.6 million of the increase with the remaining $0.9 million attributable to same center growth. Drugs and medical supplies as a percent of revenues increased to 16.2% from 15.9% from the prior corresponding period due to lower operating margins at a newly acquired hospital.

Operating General and Administrative

Our operating general and administrative expense for three months ended June 30, 2015, totaled $20.6 million, an increase of $14.6 million, or 243.3%, from the prior corresponding period. The Marketing Segment contributed to $1.3 million of the increase. The remaining $13.3 million increase is due to an increase in marketing expenses, physician contracting, general infrastructure development, such as rent, telecommunication, travel, and consulting, and an increase in operations associated with the newly acquired medical services facilities. Newly acquired facilities contributed to $2.9 million of the increase. Marketing expenses allocated to the Medical Services Segment increased by $5.3 million to $6.1 million for the three months ended June 30, 2015, from $0.8 million for the corresponding period in 2014. The increase in marketing expenses is related to our strategic growth initiatives of growing our bariatric, spine, podiatry and gynecological brands. For the development of the marketing programs, the Company enters into independent contractor agreements with physicians to provide services to the Company including administrative, management and marketing services. This expense increased by $0.9 million to $1.7 million for the three months ended June 30, 2015 from $0.8 million for the corresponding period in 2014. Expenses related to general infrastructure development increased by $1.1 million to $1.7 million in 2015 from $0.6 million in 2014.

In addition, operating general and administrative expenses contained revenue cycle management expenses. From time to time, we transfer to third parties certain of our accounts receivable payments on a non-recourse basis in return for advancement on payment to achieve a faster cash collection. The advancement payment varies by specialty and on average represents between 20% and 50% of the amounts transferred. We do not have any other relationship with third parties of this nature other than the vendor relationship described herein. For three months ended June 30, 2015 and 2014 we received advancement payments of $0.5 million and $0.1 million, respectively. During the same period, we transferred $2.1 million and $2.2 million, respectively, of receivables, net of advancement payment, representing a decrease in revenue cycle management expenses of $0.1 million.

Depreciation

Depreciation for the three months ended June 30, 2015, totaled $1.0 million, an increase of $0.7 million or 233.3% from the prior corresponding period. This increase is primarily due to an increase in property and equipment from newly acquired facilities.

Corporate General and Administrative

In total, corporate costs for the three months ended June 30, 2015, totaled $7.8 million, representing an increase of $6.3 million or 420.0% from the prior corresponding period. The increase was primarily attributable to additional corporate staff and legal expenses related to mergers and acquisitions, and non-cash compensation. Corporate salaries and benefits increased by $0.5 million to $1.0 million for the three months ended June 30, 2015 from $0.5 million for the corresponding period in 2014. Legal expenses increased by $0.4 million to $0.7 million for the three months ended June 30, 2015 from $0.3 million for the corresponding period in 2014. Non-cash compensation increased by $6.1 million to $6.2 million for the three months ended June 30, 2015 from $0.1 million for the corresponding period in 2014. The increase in non-cash compensation is attributable to an accelerated vesting of senior executive share-based compensation related to a change of positions. We present corporate costs as a separate section from the operating expenses of the revenue generating facilities to illustrate our operational efficiency.

Net income attributable to non-controlling interests are based on ownership percentages in the Nobilis Facilities that are owned by third parties.

Six months ended June 30, 2015 compared to Six months ended June 30, 2014

The Nobilis Facilities focus on a limited number of high-volume, non-emergency procedures, most of which are billed on an “out of network” basis. The case mix at each Nobilis Facility is a function of the clinical specialties of the physicians on the medical staff and the equipment and infrastructure at each facility. The Nobilis Facilities intend to continue to refine their case mix as opportunities arise. The following table sets forth the combined number of cases and procedures by medical specialty performed for six months ended June 30, 2015 and 2014:

MEDICAL SERVICES SEGMENT

CASE AND PROCEDURE MIX OF THE NOBILIS FACILITIES

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Specialty	2015 Cases	2015 % Cases	2015 Procedures	2015 % Procedures	2014 Cases	2014 % Cases	2014 Procedures	2014 % Procedures
Pain Management	2,286	29.8%	8,083	39.7%	1,400	44.5%	5,610	54.4%
Musculoskeletal Interventions	358	4.7%	1,224	6.0%	—	0.0%	—	0.0%
Interventional Headache Procedure	58	0.8%	155	0.8%	—	0.0%	—	0.0%
Orthopedics	646	8.4%	1,299	6.4%	377	12.0%	1,119	10.8%
Spine	322	4.2%	591	2.9%	17	0.5%	50	0.5%
Podiatry	244	3.2%	863	4.2%	152	4.8%	828	8.0%
Gastro-intestinal	182	2.4%	341	1.7%	38	1.2%	50	0.5%
General Surgery	315	4.1%	682	3.4%	164	5.2%	338	3.3%
Plastic & Reconstructive	785	10.2%	1,893	9.3%	—	0.0%	—	0.0%
Bariatrics	1,676	21.8%	3,750	18.4%	707	22.5%	1,384	13.4%
Gynecology	340	4.4%	375	1.8%	27	0.9%	36	0.3%
Urology	7	0.1%	7	0.0%	—	0.0%	—	0.0%
Ear, Nose, Throat (E.N.T.)	289	3.8%	919	4.5%	263	8.4%	905	8.8%
Neuromonitoring	165	2.2%	165	0.8%	—	0.0%	—	0.0%

TOTAL	7,673	100.0%	20,347	100.0%	3,145	100.0%	10,320	100.0%

The following table for the Marketing Segment only includes cases generated through our marketing activities that performed at the non-Nobilis Facilities during the reporting period after the acquisition of Athas.

MARKETING SEGMENT

CASE AND PROCEDURE MIX OF THE NOBILIS FACILITIES

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Specialty	2015 Cases	2015 % Cases	2015 Procedures	2015 % Procedures	2014 Cases	2014 % Cases	2014 Procedures	2014 % Procedures
Pain Management	278	44.6%	278	44.6%	—	0.0%	—	0.0%
Musculoskeletal Interventions	228	36.6%	228	36.6%	—	0.0%	—	0.0%
Interventional Headache Procedure	117	18.8%	117	18.8%	—	0.0%	—	0.0%

TOTAL	623	100.0%	623	100.0%	—	0.0%	—	0.0%

CONSOLIDATED SEGMENTS

CASE AND PROCEDURE MIX OF THE NOBILIS FACILITIES

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Specialty	2015 Cases	2015 % Cases	2015 Procedures	2015 % Procedures	2014 Cases	2014 % Cases	2014 Procedures	2014 % Procedures
Pain Management	2,564	30.9%	8,361	39.9%	1,400	44.5%	5,610	54.4%
Musculoskeletal Interventions	586	7.1%	1,452	6.9%	—	0.0%	—	0.0%
Interventional Headache Procedure	175	2.1%	272	1.3%	—	0.0%	—	0.0%
Orthopedics	646	7.8%	1,299	6.2%	377	12.0%	1,119	10.8%
Spine	322	3.9%	591	2.8%	17	0.5%	50	0.5%
Podiatry	244	2.9%	863	4.1%	152	4.8%	828	8.0%
Gastro-intestinal	182	2.2%	341	1.6%	38	1.2%	50	0.5%
General Surgery	315	3.8%	682	3.3%	164	5.2%	338	3.3%
Plastic & Reconstructive	785	9.5%	1,893	9.0%	—	0.0%	—	0.0%
Bariatrics	1,676	20.2%	3,750	17.9%	707	22.5%	1,384	13.4%
Gynecology	340	4.1%	375	1.8%	27	0.9%	36	0.3%
Urology	7	0.1%	7	0.0%	—	0.0%	—	0.0%
Ear, Nose, Throat (E.N.T.)	289	3.5%	919	4.4%	263	8.4%	905	8.8%
Neuromonitoring	165	2.0%	165	0.8%	—	0.0%	—	0.0%

TOTAL	8,296	100.0%	20,970	100.0%	3,145	100.0%	10,320	100.0%

Note:

A procedure is defined as the actual surgery or surgeries that are performed on the date of service for each patient (case). Each case typically includes numerous procedures. In Management’s Discussion and Analysis of Financial Condition and Results of Operations in the 2014 Annual Report, we provided the number of “unique” procedures per case as the total number of procedures during the period (i.e. a patient may have had three different procedures performed, however, one of the three procedures might have been performed numerous times during the case). In this Quarterly Report, we calculated the total number of procedures performed on a case, regardless of the fact that the same procedure may have been performed numerous times. These tables refer to all cases and procedures performed, regardless of their contribution to net patient service revenue.

Our total cases performed for the six months ended June 30, 2015, were 8,296, representing a total increase of 5,151 cases, or 163.8%, from the 3,145 cases in the same period in 2014. Cases at same center facilities were 5,119, representing 1,984 of the total increase. The consolidated marketing programs are attributable to 1,541 of the increase, with 623 cases reported under the Marketing Segment, and the remaining under the Medical Services Segment. Cases generated by new facilities during the reporting period are attributable to 2,544 of the increase. Case volume primarily increased under the specialties of pain management, musculoskeletal interventions, spine and bariatric surgeries.

Our procedure volume for the six months ended June 30, 2015, increased by 103.2% to 20,970 from 3,145 during the prior corresponding period. Since case reimbursement is based on case type, an increase or decrease in the number of procedures per case has no effect on our reimbursement and net patient service revenue per case.

We receive payments for surgical procedures and related services from private health insurance plans, workers’ compensation, directly from patients and from government payer plans. A substantial portion of net patient service revenues generated by the Nobilis Facilities is based on payments received from private (non-government) insurance plans. We receive a relatively small amount of revenue from Medicare or Medicaid procedures. We also receive a relatively small portion of revenue directly from uninsured patients, who pay out of pocket for the services they receive. Insured patients are responsible for services not covered by their health insurance plans, and for deductibles, co-payments and co-insurance obligations under their plans. The amount of these deductibles, co-payments and coinsurance obligations has increased in recent years but does not represent a material component of the revenue generated by the Nobilis Facilities. The surgical center fees of the Nobilis Facilities are generated by our physician limited partners and the other physicians who use the Nobilis Facilities to provide services. The surgical center fees are billed and collected directly by the Nobilis Facilities.

Patient and net professional fees and contracted marketing revenues are reported as the estimated net realizable amounts from patients, third-party payors, and others for services rendered. Revenue is recognized upon the performance of the patient service. The amounts that we actually collect from third-party payors, including private insurers, may vary even for identical procedures performed. An additional factor in the determination of net patient service revenue is our payer mix, as between private health insurance plans, workers’ compensation, directly from patients and from government payer plans. We review and evaluate historical collections and payment data, payer mix and current economic conditions on a periodic basis and adjust the estimated collections as a percentage of gross billings, which we use to determine net patient service revenue, as required based on final settlements and collections.

The following tables set out the payer mix at our Medical Services Segment, our Marketing Segment and on a consolidated basis for the six months ended June 30, 2015 and 2014. This information is not intended to provide a comprehensive comparison of financial results, as reimbursement by insurance carrier varies based on deductibles, plan coverage and cases performed.

MEDICAL SERVICES SEGMENT

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Payors	2015 Patient and Net Professional Fee Revenue by Payor Mix	2014 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	95.0%	96.9%
Workers compensation	4.5%	2.2%
Medicare	0.5%	0.9%

Total	100.0%	100.0%

MARKETING & FACTORING SEGMENT

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Payors	2015 Patient and Net Professional Fee Revenue by Payor Mix	2014 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	100.0%	0.0%
Workers compensation	0.0%	0.0%
Medicare	0.0%	0.0%

Total	100.0%	0.0%

CONSOLIDATED SEGMENTS

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Payors	2015 Patient and Net Professional Fee Revenue by Payor Mix	2014 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	95.3%	96.4%
Workers compensation	4.2%	2.6%
Medicare	0.5%	1.0%

Total	100.0%	100.0%

RESULTS OF OPERATIONS AS A PERCENTAGE OF PATIENT AND NET PROFESSIONAL FEES

FOR THE SIX MONTHS ENDED JUNE 30, 2015

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014

	Six months ended June 30,
	2015	2014
Revenues:	100%	100%
Cost of revenues	1.1%	0.0%

Gross Profit	98.9%	100%

Operating expenses:
Salaries and benefits	19.4%	14.4%
Drugs and supplies	15.0%	14.6%
General and administrative	39.3%	43.7%
Amortization	1.9%	2.2%

Total operating expenses	75.6%	74.9%
Corporate costs:
Salaries and benefits	2.3%	3.8%
General and administrative	13.3%	4.6%
Legal expenses	1.4%	2.3%
Amortization	0.1%	0.2%

Total corporate costs	17.1%	10.8%
Income from operations	6.2%	14.2%
Other expense (income):
Interest expense	0.9%	0.4%
Other expense (income), net	-1.6%	-0.2%

Total other expense (income)	-0.7%	0.2%
Net income before income taxes and noncontrolling interests	6.9%	14.1%

Income tax	0.7%	0.9%
Net income	6.2%	13.2%

Net income attributable to noncontrolling interests	9.6%	14.2%
Net income attributable to Nobilis Health Corp.	-3.4%	-1.0%

Consolidated Revenues

Our total revenues for the six months ended June 30, 2015, totaled $86.0 million, an increase of $58.8 million or 216.2%, compared to $27.2 million from the prior corresponding period. The Marketing Segment accounted for $8.5 million of the increase, while the Medical Services Segment increased by $50.3 million, or 184.9%, compared to $27.2 million from the prior corresponding period. Same center facilities growth represented $11.3 million of the six month period increase, while the remaining $39.0 million is attributable to newly acquired facilities.

Operating Salaries

Operating salaries and benefits for the six months ended June 30, 2015, totaled $16.7 million, an increase of $12.8 million or 328.2%, from $3.9 million the prior corresponding period. The Marketing Segment accounted for $4.4 million of the increase while the Medical Services Segment increased by $8.4 million, or 215.4%. Staffing costs at newly acquired facilities accounted for $7.6 million of the Medical Services Segment’s increase. The remaining $0.8 million increase is attributable to additional staffing at same center facilities driven by increased case volumes. Operating salaries and benefits as a percent of revenues were 19.4% compared to 14.4% in the prior corresponding period. The increase was a result of the higher staffing needs at newly acquired hospitals.

Medical supplies

Drugs and medical supplies expense for the six months ended June 30, 2015, totaled $12.9 million, an increase of $8.9 million or 222.5% from the prior corresponding period. Medical supplies costs at newly acquired facilities accounted for $7.3 million of the increase with the remaining $1.6 million attributable to same center growth. Drugs and medical supplies as a percent of revenues increased to 15.1% from 14.6% from the prior corresponding period due to lower operating margins at a newly acquired hospital.

Operating General and Administrative

Our operating general and administrative expense for six months ended June 30, 2015, totaled $33.8 million, an increase of $21.9 million, or 184.0%, from the prior corresponding period. The Marketing Segment contributed to $1.7 million of the increase. The remainder of the $20.2 million increase is due to an increase in marketing expenses, physician contracting, general infrastructure development, such as rent telecommunication, travel, and consulting, and an increase in operations associated with the newly acquired medical services facilities. Newly acquired facilities contributed to $7.1 million of the increase. Marketing expenses allocated to the Medical Services Segment increased by $9.8 million to $11.7 million for the six months ended June 30, 2015, from $1.9 million for the corresponding period in 2014. The increase in marketing expenses is related to our purchase of Athas in December 2014, and the associate creation of our Marketing business segment, and strategic growth initiatives of growing our bariatric, spine, podiatry and gynecological brands. For the development of the marketing programs, the Company enters into independent contractor agreements with physicians to provide services to the Company including administrative, management and marketing services. This expense increased by $1.4 million to $3.1 million for the six months ended June 30, 2015 from $1.7 million for the corresponding period in 2014. Expenses related to general infrastructure development increased by $1.7 million to $3.1 million in 2015 from $1.3 million in 2014.

In addition, our operating general and administrative expenses contained revenue cycle management expenses. From time to time, we transfer to third parties certain of our accounts receivable payments on a non-recourse basis in return for advancement on payment to achieve a faster cash collection. The advancement payment varies by specialty and on average represents between 20% and 50% of the amounts transferred. We do not have any other relationship with third parties of this nature other than the vendor relationship described herein. For six months ended June 30, 2015 and 2014 we received advancement payments of $1.1 million and $0.3 million, respectively. During each respective periods, we transferred $3.8 million and $3.8 million, respectively, of receivables, net of advancement payment.

Depreciation

Depreciation for the six months ended June 30, 2015, totaled $1.6 million, an increase of $1.0 million or 166.7% from the prior corresponding period. This increase is primarily due to an increase in property and equipment from newly acquired facilities.

Corporate General and Administrative

In total, corporate costs for the six months ended June 30, 2015, totaled $14.7 million, representing an increase of $11.7 million or 390.0% from the prior corresponding period. The increase was primarily attributable to additional corporate staff and legal expenses related to mergers and acquisitions, and non-cash compensation. Corporate salaries and benefits increased by $1.0 million to $2.0 million for the six months ended June 30, 2015 from $1.0 million for the corresponding period in 2014. Legal expenses increased by $0.6 million to $1.2 million for the six months ended June 30, 2015 from $0.6 million for the corresponding period in 2014. Non-cash compensation increased by $8.9 million to $9.0 million for the six months ended June 30, 2015 from $0.2 million for the corresponding period in 2014. The increase in non-cash compensation is attributable to an accelerated vesting of senior executive share-based compensation related to a change of Company positions and additional stock based compensation granted to the company’s Chief Executive Officer. We present corporate costs as a separate section from the operating expenses of the revenue generating facilities to illustrate our operational efficiency.

Net income attributable to non-controlling interests are based on ownership percentages in the Nobilis Facilities that are owned by third parties.

Fiscal Year ended December 31, 2014 compared to Fiscal Year ended December 31, 2013

The Nobilis Facilities focus on a limited number of high-volume, non-emergency procedures, most of which are billed on an “out of network” basis. The case mix at each Nobilis Facility is a function of the clinical specialties of the physicians on the medical staff and the equipment and infrastructure at each facility. The Nobilis Facilities intend to continue to refine their case mix as opportunities arise. The following table sets forth the combined number of cased and procedures by medical specialty performed in 2014 and 2013 at the Nobilis Facilities:

MEDICAL SERVICES SEGMENT

CASE AND PROCEDURE MIX OF THE NOBILIS FACILITIES

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Specialty	2014 Cases	2014 % Cases	2014 Procedures	2014 % Procedures	2013 Cases	2013 % Cases	2013 Procedures	2013 % Procedures
Pain Management	3,415	41.1%	13,246	51.1%	2,877	52.4%	11,928	60.5%
Musculoskeletal Interventions	18	0.2%	18	0.1%	—	0.0%	—	0.0%
Interventional Headache Procedure	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Orthopedics	985	11.8%	2,808	10.8%	724	13.2%	2,417	12.3%
Podiatry	361	4.3%	1,800	6.9%	286	5.2%	1,566	7.9%
Gastro-intestinal	213	2.6%	295	1.1%	269	4.9%	400	2.0%
General Surgery	550	6.6%	1,205	4.6%	415	7.6%	1,095	5.6%
Plastic & Reconstructive	421	5.1%	752	2.9%	—	0.0%	—	0.0%
Bariatrics	1,591	19.1%	3,632	14.0%	372	6.8%	594	3.0%
Gynecology	134	1.6%	163	0.6%	77	1.4%	98	0.5%
Ear, Nose, Throat (E.N.T.)	628	7.6%	2,019	7.9%	466	8.5%	1,620	8.2%

TOTAL	8,316	100.0%	25,938	100.0%	5,486	100.0%	19,718	100.0%

Contracted marketing revenue is comprised of payments from hospitals, ASCs and other ancillary service providers, other than the Nobilis Facilities, through marketing services agreements. The services include licensing, marketing, patient intake, patient outcome assessments and educational services. Revenue is recognized on a gross basis upon the performance of the marketing service and when ultimate collection is measurable and reasonably assured. Facility revenue from the cases generated by Athas under its marketing program and performed at Nobilis facilities are included under the Medical Services Segment.

Factoring revenue is comprised of revenue generated from certain accounts receivables which are purchased from third parties through the regular course of business. Purchase price is determined either by a flat fee per case, as dictated per the agreement, or as a percentage of final collections. At the time of purchase, the Company assumes all financial risk and incurs all costs related to collections without any recourse to the third party seller. Revenue is recognized based upon the date of the original service associated with the receivable.

MARKETING & FACTORING SEGMENT

CASE AND PROCEDURE MIX OF THE NOBILIS FACILITIES

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Specialty	2014 Cases	2014 % Cases	2014 Procedures	2014 % Procedures	2013 Cases	2013 % Cases	2013 Procedures	2013 % Procedures
Pain Management	178	42.0%	178	42.0%	—	0.0%	—	0.0%
Musculoskeletal Interventions	206	48.6%	206	48.6%	—	0.0%	—	0.0%
Interventional Headache Procedure	40	9.4%	40	9.4%	—	0.0%	—	0.0%
Orthopedics	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Podiatry	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Gastro-intestinal	—	0.0%	—	0.0%	—	0.0%	—	0.0%
General Surgery	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Plastic & Reconstructive	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Bariatrics	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Gynecology	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Ear, Nose, Throat (E.N.T.)	—	0.0%	—	0.0%	—	0.0%	—	0.0%

TOTAL	424	100.0%	424	100.0%	—	0.0%	—	0.0%

CONSOLIDATED SEGMENTS

CASE AND PROCEDURE MIX OF THE NOBILIS FACILITIES

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Specialty	2014 Cases	2014 % Cases	2014 Procedures	2014 % Procedures	2013 Cases	2013 % Cases	2013 Procedures	2013 % Procedures
Pain Management	3,593	41.1%	13,424	50.9%	2,877	52.4%	11,928	60.5%
Musculoskeletal Interventions	224	2.6%	224	0.8%	—	0.0%	—	0.0%
Interventional Headache Procedure	40	0.5%	40	0.2%	—	0.0%	—	0.0%
Orthopedics	985	11.3%	2,808	10.7%	724	13.2%	2,417	12.3%
Podiatry	361	4.1%	1,800	6.8%	286	5.2%	1,566	7.9%
Gastro-intestinal	213	2.4%	295	1.1%	269	4.9%	400	2.0%
General Surgery	550	6.3%	1,205	4.6%	415	7.6%	1,095	5.6%
Plastic & Reconstructive	421	4.8%	752	2.9%	—	0.0%	—	0.0%
Bariatrics	1,591	18.2%	3,632	13.8%	372	6.8%	594	3.0%
GYN	134	1.5%	163	0.6%	77	1.4%	98	0.5%
Ear, Nose, Throat (E.N.T.)	628	7.2%	2,019	7.6%	466	8.5%	1,620	8.2%

TOTAL	8,740	100.0%	26,362	100.0%	5,486	100.0%	19,718	100.0%

Note:

A procedure is defined as the actual surgery or surgeries that are performed on the date of service for each patient (case). Each case typically includes numerous procedures. We have calculated the total quantity of procedures performed on a case, regardless of the fact that the same procedure may have been performed numerous times. These tables refer to all cases and procedures performed, regardless of their contribution to net patient service revenue.

Total cases for the twelve months ended December 31, 2014, were 8,740, representing an increase of 3,254 cases or 59.3% from the 5,486 cases in the prior corresponding period. The newly acquired Marketing Segment is attributable to 424 of the increase while the Medical Services Segment increased by 2,830 cases, or 51.6%, from 5,486 the prior corresponding period. Case volume primarily increased under bariatric and pain management surgeries.

Procedure volume for the twelve months ended December 31, 2014, increased by 33.7% from 19,718 to 26,362. Since case reimbursement is based on case type, a decrease in the number of procedures per case has no effect on reimbursement and net patient service revenue per case.

The Nobilis Facilities receive payments for surgical procedures and related services from private health insurance plans, workers’ compensation, directly from patients and from government payor plans. A substantial portion of net patient service revenues generated by the Nobilis Facilities is based on payments received from private (non-government) insurance plans. The Nobilis Facilities receive a relatively small amount of revenue from Medicare or Medicaid procedures. The Nobilis Facilities also receive a relatively small portion of their revenue directly from uninsured patients, who pay out of pocket for the services they receive. Insured patients are responsible for services not covered by their health insurance plans. The amount of these deductibles, co-payments and coinsurance obligations has increased in recent years but does not represent a material component of the revenue generated by the Nobilis Facilities. The surgical center fees of the Nobilis Facilities are generated by the Physician Limited Partners and the other physicians who utilize the Nobilis Facilities to provide services. The surgical center fees are billed and collected directly by the Nobilis Facilities.

Patient and net professional fees and contracted marketing revenues are reported as the estimated net realizable amounts from patients, third-party payors, and others for services rendered. Revenue is recognized upon the performance of the patient service. The amounts actually collected by the Company from third-party payors, including private insurers vary even for identical procedures performed. An additional factor in the determination of net patient service revenue is our payor mix, as between private health insurance plans, workers’ compensation, directly from patients and from government payor plans. Management reviews and evaluates historical payment data, payor mix and current economic conditions on a periodic basis and adjusts the estimated collections as a percentage of gross billings, which are used to determine net patient service revenue, as required based on final settlements and collections.

MEDICAL SERVICES SEGMENT

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Payors	2014 Patient and Net Professional Fee Revenue by Payor Mix	2013 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	97.0%	92.4%
Workers compensation	2.3%	4.5%
Medicare	0.7%	3.1%

Total	100.0%	100.0%

MARKETING & FACTORING SEGMENT

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Payors	2014 Patient and Net Professional Fee Revenue by Payor Mix	2013 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	100.0%	0.0%
Workers compensation	0.0%	0.0%
Medicare	0.0%	0.0%

Total	100.0%	0.0%

CONSOLIDATED SEGMENTS

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Payors	2014 Patient and Net Professional Fee Revenue by Payor Mix	2013 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	97.1%	92.4%
Workers compensation	2.2%	4.5%
Medicare	0.7%	3.1%

Total	100.0%	100.0%

Consolidated Revenues

Total revenues for the twelve months ended December 31, 2014, totaled $84.0 million, an increase of $52.9 million or 170.1%, compared to $31.1 million from the prior corresponding period. The newly acquired Marketing Segment is attributable to $3.4 million of the increase while the Medical Services Segment increased by $49.5 million, or 159.2% compared to $31.1 million from the prior corresponding period. The increase in total revenues was due to an increase in total case volume, the addition of the newly acquired facilities, and a favorable shift in case mix to higher per revenue per case specialties.

Operating Salaries

Operating salaries and benefits for the twelve months ended December 31, 2014, totaled $11.9 million, an increase of $6.6 million or 124.5% from the prior corresponding period. This increase is primarily due to increased case volumes and the opening of the NHSC-S, FNH and FNSC locations.

Medical supplies

Drugs and medical supplies expense for the twelve months ended December 31, 2014, totaled $11.1 million, an increase of $6.7 million or 152.3% from the prior corresponding period. This increase is primarily due to an increase in case volume at all Nobilis Facilities. Additionally, the shift in case mix to include a greater percentage of orthopedic and spine cases contributes to an overall higher spend on drugs and medical supplies per case.

Operating General and Administrative

Operating general and administrative expense for the twelve months ended December 31, 2014, totaled $31.8 million, an increase of $21.2 million or an increase of 200.0% from the prior corresponding period. The newly acquired Marketing Segment is attributable to $1.8 million of the increase. The remaining $19.4 million increase is due to an increase in operations associated with the newly acquired medical services facilities, an increase in marketing expense, physician contracting, general infrastructure development, such as rent, telecommunication, travel, consulting, etc., and revenue cycle management expenses.

The newly acquired medical services facilities accounted for $6.4 million of the increase in operating general and administrative expense. Marketing expense, excluding the newly acquired Marketing Segment, increased to $6.0 million for the twelve months ended December 31, 2014, from $2.3 million for the corresponding period in 2013. For the development of the marketing programs, the Company enters into independent contractor agreements with physicians to provide services to the Company including administrative, management and marketing services. This expense increased to $4.0 million for the twelve months ended December 31, 2014 to $1.0 million in 2013. Expenses related to general infrastructure development increased by $1.7 million to $3.0 million in 2014 from $1.3 million in 2013. As a percentage of total revenues, operating general and administrative expenses increase by 3.6% from 34.2% of total revenues in 2013 to 37.8% in 2014 due to the Company’s ongoing effort to develop new marketing programs.

In addition, operating general and administrative expenses increased as a result of an increase in revenue cycle management expenses. Pursuant to the terms of this arrangement, the Company, from time to time, shall transfer to the third party certain of its accounts receivable payments on a non-recourse basis in return for advancement on payment for a faster cash collection. The advancement payment varies by specialties and on average is between 20 and 50% of the amounts transferred. The Company does not have any other relationship with this third party other than the vendor relationship described herein. For the twelve months ended December 31, 2014 and 2013 advancement payment of $1.3 million and $0.4 million was received by the Company. During the same period, $7.3 million and $2.5 million of receivables, net of advancement payment, were transferred resulting in an increase in revenue cycle management expenses of $4.8 million.

Depreciation

Depreciation for the twelve months ended December 31, 2014, totaled $1.5 million, an increase of $0.8 million or 114.3% from the prior corresponding period. This increase is primarily due to an increase in property and equipment from the Northstar Healthcare Surgery Center – Scottsdale, LLC location.

Corporate General and Administrative

In total, Corporate costs for the twelve months ended December 31, 2014, totaled $6.6 million, an increase of $1.2 million or 22.2% from the prior corresponding period. The increase was primarily attributable to additional corporate staff and legal expenses related to marketing and acquisitions. We present corporate costs as a separate section from the operating expenses of the revenue generating operational facilities to illustrate our operation efficiency.

Net income attributable to non-controlling interests are based on ownership percentages in the Nobilis Facilities that are owned by outside parties.

Liquidity and Capital Resources

We are dependent upon cash generated from operating activities of the Nobilis Facilities, which are the major source of financing for our operations, growth initiatives, acquisitions and for meeting our contractual obligations. Our primary sources of liquidity are cash generated from operating activities of the Nobilis Facilities, available cash and cash equivalents, and available borrowings under our term loan with General Electric Capital Corporation (the “Term Loan”). We expect to be able to fund our operating activities for the remainder of 2015 with cash flows generated from our operations, available cash and cash equivalents, financing activities and access to the Term Loan.

Cash and cash equivalents at June 30, 2015 and December 31, 2014 were $31.7 million and $7.6 million, respectively. For the six months ended June, 2015, we experienced an increase in operating cash flows of approximately $5.4 million, primarily attributable to increased case volumes.

As of June 30, 2015, the Company had consolidated net working capital of $56.7 million compared to $23.8 million as of December 31, 2014. The increase is primarily due to increased cash related to a private placement (as described below), and increased accounts receivables related to increased case volumes. Total accounts receivable were $51.1 million with accounts payables and accrued liabilities totaling $29.0 million.

We have a $25 million debt financing facility with GE Capital, Healthcare Financial Services (“GE”). Pursuant to the Credit Agreement and ancillary agreements (collectively, the “Loan Agreement”), the term loan bears interest at a rate of 4% plus LIBOR per annum and amortizes over 20 years with required quarterly payments of principal and interest until the loan matures in March 2020. The revolving loan also bears interest at a rate of 4% plus LIBOR per annum and amounts borrowed under the revolver may be repaid and re-borrowed periodically with a maturity of March 2020. The credit facility is collateralized by the accounts receivable and physical equipment of all 100% owned subsidiaries as well as the Company’s ownership interest in all less-than-wholly owned subsidiaries. The new credit facility serves to refinance all previously held debt and lines of credit and provide $5.0 million in working capital.

In May 2015, the Company issued, through a private placement agreement, 7,847,668 Units, at a price of Cdn$9.00 per Unit. Each Unit is comprised of one Treasury Unit and one-half of one common share from Donald L. Kramer, Healthcare Ventures, Ltd (a company wholly owned by Dr. Kramer), Harry Fleming or from treasury. Each Treasury Unit is comprised of one-half of one common share of the Company and one-half of one common share purchase warrant exercisable for one additional share at a price of Cdn$11.50. Through the private placement, the Company raised proceeds of $28.4 million, net of offering costs and commissions of $1.9 million.

Cash and cash equivalents at December 31, 2014 and December 31, 2013 were $7.6 million and $5.6 million, respectively. For the year ended December 31, 2014, we experienced an increase in operating cash flows, net of non-controlling interests, of approximately $0.5 million, primarily attributable to increased case volumes at same store operations and the newly acquired hospital and ASC.

As of December 31, 2014, the Company had consolidated net working capital of $23.8 million compared to $8.4 million in the corresponding period of 2013. The increase is primarily due to an increase in accounts receivable of $33.9 million and assets related to the acquisition of Athas. Net cash provided by operating activities for 2014 was $4.0 million compared to $3.5 million in 2013. The cash impact from the aforementioned operating results will largely be seen during the first quarter of 2015.

Off-Balance Sheet Arrangements

As of August 14, 2015, we did not have any off-balance sheet financings.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect our reported results of operations and the amount of reported assets and liabilities. Some accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. Actual results may differ from the estimates and assumptions used in the preparation of our consolidated financial statements. Described below are the most significant policies we apply in preparing our consolidated financial statements, some of which are subject to alternative treatments under accounting principles generally accepted in the United States.

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued new guidance that introduces a new five-step revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance also requires disclosures sufficient to enable users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative disclosures about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. This standard is effective for fiscal years beginning after December 15, 2016, including interim periods within that reporting period. We are currently evaluating the new guidance to determine the impact it will have on its consolidated financial statements.

In June 2014, the FASB issued amended guidance on the accounting for certain share-based employee compensation awards. The amended guidance applies to share-based employee compensation awards that include a performance target that affects vesting when the performance target can be achieved after the requisite service period. These targets are to be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award and compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved. The amendments are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. We do not expect adoption will have a material impact on its consolidated financial statements.

In February 2015, the FASB issued amended guidance on the consolidation of legal entities including limited partnerships and limited liability corporations. The guidance modifies the consolidation models to be analyzed in determining whether a reporting entity should consolidate certain types of legal entities. The guidance must be applied using one of two retrospective application methods and will be effective for fiscal years beginning after December 15, 2015, and for interim periods within those fiscal years. Early adoption is permitted, including adoption in any interim period. We do not expect adoption will have a material impact on our consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

We are subject to market risk from exposure to changes in interest rates based on our financing, investing and cash management activities. We do not, however, hold or issue financial instruments or derivatives for trading or speculative purposes. At June 30, 2015, the following components of our Loan Agreement bear interest at variable rates at specified margins above either the agent bank’s alternate base rate or the LIBOR rate: (i) a $20 million, 5-year term loan; and (ii) a $5 million, 5-year revolving credit facility.

Although changes in the alternate base rate or the LIBOR rate would affect the cost of funds borrowed in the future, we believe the effect, if any, of reasonably possible near-term changes in interest rates on our remaining variable rate debt or our consolidated financial position, results of operations or cash flows would not be material. Holding other variables constant, including levels of indebtedness, a 0.125% increase in current interest rates would have no estimated impact on pre-tax earnings and cash flows for the next twelve month period given the 0.70215% LIBOR floor that exists in our Loan Agreement.

We currently believe we have adequate liquidity to fund operations during the near term through the generation of operating cash flows, cash on hand and access to our senior secured revolving credit facility. Our ability to borrow funds under Loan Agreement is subject to, among other things, the financial viability of the participating financial institutions. While we do not anticipate any of our current lenders defaulting on their obligations, we are unable to provide assurance that any particular lender will not default at a future date.

DESCRIPTION OF BUSINESS NOBILIS HEALTH CORP.

General Overview

Nobilis Health Corp. was incorporated on March 16, 2007 under the name “Northstar Healthcare Inc.” pursuant to the provisions of BCBCA. On December 5, 2014, Northstar Healthcare Inc. changed its name to Nobilis Health Corp. Our registered office is located at Suite 400, 570 Granville Street, Vancouver, British Columbia V6C 3P1 and our corporate office is located at 4120 Southwest Freeway, Suite 150, Houston, Texas 77027. Our common shares are and have been publicly traded on the Toronto Stock Exchange under the symbol “NHC” since May 2007 and on the NYSE MKT under the symbol “HLTH” since April 2015.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, referred to as the “JOBS Act”.

Inter-corporate Relationships

We own and manage eight healthcare facilities (the “Nobilis Facilities”) in Texas and Arizona; three hospitals (the “Nobilis Hospitals”) and five ambulatory surgery centers, referred to as the “Nobilis ASCs” of which three are located in Houston, Texas, one in Dallas, Texas and one in Scottsdale, Arizona.

The Nobilis ASCs consist of Northstar Healthcare Surgery Center- Houston Kirby Surgical Center, Microsurgery Institute of Dallas, Northstar Healthcare Surgery Center – Scottsdale and First Nobilis Surgery Center. The Nobilis Hospitals consist of First Nobilis Hospital, Victory Medical Center Houston and Plano Surgical Hospital.

Together as of August 14, 2015, the Nobilis Hospitals and the Nobilis ASCs have 22 surgical suites, 6 procedure or treatment rooms typically used by pain management specialists or for colonoscopies, 39 pre-operation beds, 36 post-operation or recovery beds, 27 overnight beds, and 476 physicians with medical staff privileges.

The Nobilis Facilities are each licensed in the state where they are located and provide surgical procedures in a limited number of clinical specialties, which enables them to develop routines, procedures and protocols to maximize operating efficiency and productivity while offering an enhanced healthcare experience for both physicians and patients. The Nobilis Facilities focus on certain clinical specialties, including orthopedic surgery, podiatric surgery, ENT, pain management, gastro- intestinal, gynecology, and general surgery. The Nobilis ASCs do not offer the full range of services typically found in traditional hospitals, allowing the Nobilis ASCs to operate with lower operating expenses. The Nobilis Hospitals do offer the services typically found in traditional hospitals and, as a result, have ability to take on more complex cases and cases that may require an overnight stay.

General Development of the Business

The following presents a summary of the general development of our business over the past five years. For a complete chart of the subsidiaries and entities referred to in this section, please refer to the diagram above which illustrates the various inter-corporate relationships in greater detail.

Pre-2010 Developments

At the time of completion of our company’s initial public offering in 2007, we acquired a 70% controlling partnership interest in The Palladium for Surgery – Houston, Ltd. (the “Palladium Partnership” or “PFSH”) and a 60% partnership interest in the Medical Ambulatory Surgical Suites, L.P. (the “Kirby Partnership”). PFSH and the Kirby Partnership operated two ASCs, located in Houston, Texas.

In February 2009, Dr. Donald Kramer, who was then Chief Executive Officer and also a director of our Company, tendered his resignation from both positions.

2010 Developments

On September 30, 2010, we completed a private placement of common shares which resulted in a change of control. Pursuant to this private placement, we issued 14,583,417 of our common shares to Canada Healthcare Acquisitions, Inc. (“CHA”) for C$5 million and 4,195,029 of our common shares to Healthcare Ventures, Ltd. (“Ventures”) in exchange for all of its Class B Units in Northstar Healthcare Subco, LLC (“Northstar Subco”) and Northstar Healthcare Acquisitions, LLC (“NHA”), along with the forgiveness of the related liabilities. Both CHA and Ventures were at the time indirectly controlled by Donald Kramer, M.D. In conjunction with the closing of the private placement, our Company’s then board of directors resigned and was replaced with a new board of directors. The newly appointed board named Dr. Kramer as Chairman. On October 27, 2010, our Company’s board announced that Dr. Kramer and Ms. Donna Alexander rejoined our senior management team in their previous capacities as Chief Executive Officer and Chief Operating Officer, respectively. The appointments took effect immediately.

On November 1, 2010, we formed a joint venture with certain physician partners, known as The Houston Microsurgery Institute, LLC (“MSIH”). As of November 1, 2010, the PFSH Partnership ceased performing cases and entered into a lease agreement with MSIH pursuant to which MSIH utilized the PFSH Partnership’s facility and equipment in exchange for 25% interest in the equity of MSIH.

2011 Developments

In January 2011, our Company acquired Palladium for Surgery – Dallas (“PFSD”) for $2.2 million. In conjunction with the acquisition the Company formed Microsurgery Institute, LLC to operate the ASC controlled by PFSD. PFSD became a 25% owner of MSID and subleased the ASC facility to MSID. MSID was syndicated with physician investors who owned the remaining 75%.

In January 2011, we also purchased 18% of the 27.5% non-controlling interest in the PFSH Partnership from Dr. Donald Kramer for $0.3 million, thereby increasing our interest in the PFSH Partnership to 90.5%. In August, 2011, we purchased additional non-controlling interests from two limited partners and as a result of these transactions, our interest in MSIH increased to 22.9% from 18.1%. In February 2011, we formed Gulf Coast Toxicology, LLC (“GCT”) in partnership with Pioneer Laboratories, LLC. We have a 20% ownership interest in GCT, a Dallas-based drug screening laboratory. The laboratory screens and quantifies narcotics and other drugs in urine samples. GCT has partnered with a number of physicians in Houston who will supply the urine samples to be tested in the GCT’s laboratory. GCT commenced operations in early May 2011.

In November, 2011, two limited partners in the Kirby Partnership forfeited their ownership interests due to violations of the Kirby Partnership Agreement. The ownership percentages were distributed to the remaining partners, effectively increasing our interest in the Kirby Partnership to 65.5% from 60%.

2012 Developments

In January 2012, we issued 2,000,000 common shares to Dr. Kenneth Alo at a price of C$0.20 under a private placement agreement. Dr. Alo serves as a Medical Director of North American Spine (“NAS”), a subsidiary of Athas Health, LLC. The total purchase price approximated $0.4 million.

In February 2012, we acquired additional ownership interests from all of the physician limited partners at MSIH, effectively increasing our ownership interest to 90.6%.

In March 2012, we sold 18.4% of its ownership interest in the Kirby Partnership to existing physician limited partners, effectively decreasing our ownership interest to 47.1%.

In April 2012, we returned partner capital contributions to all physician limited partners of South Texas Procedure Suites, LLC (“STPS”). The transaction effectively increased our ownership interest in STPS to 100.0%. STPS ceased operations and we abandoned the procedure suites model.

In August 2012, we purchased ownership interests from all of the physician limited partners at MSID, increasing our ownership interest to 100.0%. We then facilitated the closing of a private placement offering for equity at MSID to a physician group. The net result of these transactions is that we increased our equity ownership in MSID from 25.0% to 50.0%. In conjunction with this transaction, Northstar ASC Management, LLC (“NASC”) was created to provide management services to the re-syndicated partnership. The Company’s ownership interest in NASC is 50.0%.

In November 2012, we sold 6.9% of our ownership interest in the Kirby Partnership to one existing physician limited partner and one new physician limited partner, effectively decreasing our ownership interest to 40.1%.

In December 2012, we facilitated the closing of a private placement offering for equity at MSID to three new physician limited partners, effectively decreasing our ownership interest to 36.5%.

2013 Developments

In March 2013, we redeemed the remaining equity interests held by physician limited partners at MSIH, effectively increasing our ownership interests to 97.7%. In August 2013, we formed a limited liability company, Northstar Healthcare Surgery Center – Houston, LLC, which is owned 100% by Northstar Healthcare Acquisitions, LLC. In October 2013, MSIH ceased operating as an ASC and NHSC-H took over all existing operations of MSIH.

In July of 2013, we formed a limited liability company, NHC ASC – Dallas, LLC (“NHC ASC – Dallas”) which is owned 100% by NHA. In August 2013, we purchased ownership interests from all of the physician limited partners at MSID, increasing our ownership interest to 100%. In October 2013, we syndicated a partnership with certain physician partners for NHC ASC – Dallas. We assigned 100% of its equity interest in MSID to NHC ASC – Dallas, of which we own 35% as a result of syndication.

In November 2013, we sold 15.1% of our ownership interest in the Kirby Partnership to existing physician limited partners, effectively decreasing our ownership interest to 25%.

In December 2013, NHA formed a wholly owned limited liability company, Northstar Healthcare Surgery Center – Scottsdale, LLC, to operate as and ASC utilizing assets purchased from a former Brown Hand Center outpatient surgery center. These assets were acquired through a business combination in December of 2013. Operations commenced subsequent to December 31, 2013.

In December 2013, we completed a capital raise through the private placement of common shares and warrants (the “Units”). We issued 5,862,500 Units, at a price of C$0.80 per Unit. Each Unit consists of one common share in the capital of the Company and one-half of one common share purchase warrant exercisable for one additional share at a price of C$1.10. Through the private placement, we raised $4.1 million, net of offering costs of $0.3 million. We utilized some of the proceeds to acquire the Scottsdale Assets.

2014 Developments

In January 2014, we invested in two imaging centers and one urgent care clinic in Houston. The aggregate investment was comprised of $0.3 million in cash, net of acquired cash, and 431,711 shares of NHC stock representing a combined value of $0.9 million, net of acquired cash.

On October 2, 2014 our shareholders approved a special resolution changing the name of the Company to “Nobilis Health Corp.”, and in December, we amended our Articles of Incorporation.

On September 26, 2014, we closed a brokered private placement, with PI Financial Corp. as the Company’s Agent, of up to 6,153,846 Units at a price of C$1.30 per unit, for gross proceeds of $8,000,000, with the potential to raise a total of up to $10,000,000 (the “Private Placement”). . Each Unit consists of one common share in the capital of the Company and one-half of one common share purchase warrant exercisable for one additional share at a price of C$1.80 for 24 months from the closing date. The warrants are subject to an early acceleration provision in the event that, at any time following four months from the Closing date, the ten day volume weighted average price of the common shares equals or exceeds C$2.20. The proceeds of the Private Placement were used for general working capital purposes in connection with an agreement with First Surgical Partners Holdings, Inc. (“First Surgical”).

On September 29, 2014, we executed an agreement with First Surgical. Pursuant to the Agreement, the Company and First Surgical formed a new limited liability company, owned 51% by Nobilis and 49% by First Surgical, to jointly own and operate a hospital and surgical center. NHA manages the operations of the hospital and surgical center under a management agreement. We contributed $7.5 million to the new entity, which was raised by the Private Placement.

On December 1, 2014, we acquired all of the individual member interests of Athas for a total consideration of approximately $31.2 million to expand our marketing services. The “aggregate consideration” for the Athas ownership interests, as adjusted by the Confidential Agreement, consisted of $3 million in cash upon closing, the issuance of a promissory note by Company to the sellers for $12 million, and the issuance of 10,497,303 of our common shares. After the Athas transaction, Chris Lloyd, Athas’ CEO, was named our CEO.

2015 Developments

In February 2015, we formed a limited liability company, Southwest Freeway Surgery Center, LLC (“SFSC”), which is owned 100% by Northstar Subco. In July 2015, SFSC took over all existing operations of NHSC-H.

During the three month period ended March 31, 2015, we completed the deconsolidation of two imaging centers and one urgent care clinic in Houston. We resigned as the manager of these facilities resulting in loss of control and our rights to exercise significant influence. We retained investments in these facilities that are accounted for as cost method investments as of January 1, 2015. The revaluation of our remaining investments in these facilities resulted in no gain or loss due to the short term these investments were held. The deconsolidation resulted in the reversal of $0.7 million of goodwill.

On March 31, 2015, we closed a $25 million debt financing facility with GE. The facility will be used to support our growth efforts, provide a new revolving line as working capital and repay certain of the Company’s existing outstanding indebtedness, including the $12 million sellers’ note related to Nobilis’ acquisition of Athas Health in December 2014. Pursuant to the Credit Agreement and ancillary agreements (collectively, the “Loan Agreement”) the term loan bears interest at a rate of 4% plus LIBOR per annum and amortizes over 20 years with required quarterly payments of principal and interest until the loan matures in March 2020. The revolving loan also bears interest at a rate of 4% plus LIBOR per annum and amounts borrowed under the revolver may be repaid and re-borrowed periodically with a maturity of March 2020. The credit facility is collateralized by the accounts receivable and physical equipment of all 100% owned subsidiaries as well as the Company’s ownership interest in all less-than-wholly owned subsidiaries. The new credit facility serves to refinance all previously held debt and lines of credit and provide $5.0 million for working capital. Closing costs associated with the credit facility were approximated at $0.6 million.

On April 18, 2015, Nobilis Health Holdings Corp. (“NHHC”) entered into a partnership interest purchase agreement (the “Agreement”) with VPC, a Texas limited liability company, and Victory Medical Center Houston GP, LLC, a Texas limited liability company, to purchase a 55% interest in Victory Medical Center Houston, L.P., a Texas limited partnership (the “Partnership”) that owns and operates Victory Healthcare Houston Hospital. On April 24, 2015, the Purchaser completed the acquisition of interest in the Partnership. The Purchaser paid $1.5 million in cash and assumed approximately $2.4 million in capital leases of VPC and certain intercompany loans of the Partnership. Additionally, thirty (30) days after completing the acquisition, the Purchaser will satisfy certain debts owed to creditors of the Partnership. The Agreement also contains customary representations, warranties, covenants and indemnities. We subsequently transferred the 55% interest in the Partnership to Northstar Healthcare General Partner, LLC, a Delaware limited liability company, and Northstar Healthcare Limited Partner, LLC, a Delaware limited liability company.

In June 2015, the Company acquired Peak, a provider of intraoperative neuromonitoring (“IOM”) services for hospitals, surgery centers and other healthcare facilities. The Company acquired a 100% ownership interest in Peak for cash consideration of approximately $0.9 million and stock consideration of approximately $0.7 million provided to the Seller. In addition to such cash and stock consideration, the Seller is eligible to receive a potential earnout payment (in cash or stock at the option of Seller) upon achievement by the IOM service line of certain EBITDA performance metrics.

In June 2015, the Company established Nobilis Surgical Assist, LLC to launch its surgical assist ancillary service line. A third party will handle staffing of cases performed at the Nobilis Facilities, as well as certain administrative matters associated with this service line’s operation. Together with the acquisition of Peak, the Company anticipates increased facility efficiency and revenue per case with the addition of these ancillary services.

On July 30, 2015, the Company formed Marsh Lane, a Texas limited liability company and wholly owned subsidiary of the Company and closed the purchase of certain assets (the “Acquisition”) pursuant the Purchase Agreement by and among Marsh Lane, the Company, VPC, a Texas limited liability company, and Victory Plano, LP, a Texas limited partnership. The Acquisition was closed following the conclusion of bankruptcy proceedings in the Bankruptcy Court initiated by Victory Plano. On June 12, 2015, Victory Plano filed for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the Bankruptcy Court. Following the Bankruptcy Court’s entry into the Sale Motion and Bidding Procedures Order, on July 29, 2015, the Bankruptcy Court entered into a Sale Order approving the terms and conditions of the Purchase Agreement and certain other financial arrangements as described below.

As consideration for the purchase of Victory Plano’s assets, Marsh Lane paid approximately $1.3 million in cash to be used by Victory Plano and VPC to cure and pay certain defaults under contracts assumed by Marsh Lane. The Purchaser also assumed Victory Plano’s indebtedness to LegacyTexas Bank in the amount of approximately $4.5 million. Marsh Lane also assumed Victory Plano’s capital equipment leases and its real estate lease.

In connection with the Purchase Agreement, Marsh Lane (the “Borrower”) entered into a Loan Agreement (the “Loan Agreement”) dated as of July 30, 2015 with LegacyTexas Bank, successor to ViewPoint Bank, N.A. (“Legacy”). The principal amount of the term loan (the “Term Note”) pursuant to the Loan Agreement is $4.5 million, which bears interest on the outstanding principal amount thereof at an annual rate equal to the lesser of the Applicable Rate (4.00% per annum plus the applicable LIBOR Rate) and the maximum lawful rate permitted under Texas or federal law, whichever is higher. All outstanding principal on the Term Note under the Loan Agreement is due and payable on July 30, 2020.

In connection with the Purchase Agreement and the Loan Agreement, on July 30, 2015, the Company entered into a guaranty (the “Guaranty”) to guaranty the Borrower’s obligations under the Loan Agreement. Pursuant to the Guaranty, the Company irrevocably and unconditionally guaranteed the full and punctual payment and performance of all Loan Agreement obligations, in the manner and to the extent set forth in the Guaranty. The guaranty and payment of obligations under the Guaranty are expressly subordinated in the manner and extent set forth in the Subordination Agreement.

In connection with the Purchase Agreement and entry into the Legacy Loan Documents, Northstar Healthcare Acquisitions, L.L.C., a Delaware limited liability company and wholly owned subsidiary of the Company (“Northstar”), entered into the Second Amendment to Credit Agreement and Conditional Waiver, dated as of

July 30, 2015, by and among the Northstar, GE, and the other Credit Parties named therein, (the “Credit Agreement Amendment”). The Credit Agreement Amendment, among other things, amended certain covenants, definitions and other terms contained in the Credit Agreement to accommodate the transactions contemplated by Purchase Agreement and the entry into the Legacy Loan Documents, and GE Capital granted the Company additional time to incorporate into the Credit Agreement several new subsidiaries formed during the Company’s recent acquisitions and new service lines.

Competition

Within the Texas market, we currently compete with traditional hospitals, specialty hospitals and other ASCs to attract both physicians and patients. Hospitals generally have an advantage over ASCs with respect to the negotiation of insurance contracts and competition for physicians’ inpatient and outpatient practices. Hospitals also offer a much broader and specialized range of medical services (enabling them to service a broader patient population) and generally have longer operating histories and greater financial resources, and are better known in the general community.

The competition among ASCs and hospitals for physicians and patients has intensified in recent years. As a result, some hospitals have been acquiring physician practices and employing the physicians to work for the hospital. These hospitals incentivize these physicians to utilize the hospitals’ facilities. Further, some traditional hospitals have recently formed joint ventures with physicians whereby the hospital manages, but the hospital and physicians jointly own, an ASC.

In addition, there are several large, publicly traded companies, divisions or subsidiaries of large publicly traded companies, and several private companies that develop and acquire ASCs and hospitals. These companies include United States Surgical Partners, Inc., AmSurg Corp., and Surgical Care Affiliates, Inc. These companies may compete with our company in the acquisition of additional ASCs and hospitals. Further, many physician groups develop ASCs without a corporate partner, using consultants who typically perform corporate services for a fee and who may take a small equity interest in the ongoing operations of such ASCs. See “Risk Factors – Risks Relating to Our Business – We Face Significant Competition From Other Healthcare Providers.”

Cycles

Net patient service revenues are slightly seasonal in nature. Generally, our revenues have been highest from October to December as physicians return from summer vacations and patients attempt to maximize the benefits afforded by third-party payors that renew health insurance deductibles at the beginning of each calendar year.

Facility Operations

•	NHSC-H

SFSC operates NHSC-H, located at 4120 Southwest Freeway, Suite 200, in Houston, Texas, within minutes of the Texas Medical Center. Operations at this location began in December 2003 with specialties in pain management, ENT, podiatry, orthopedics, general surgery, gastrointestinal and chiropractic medicine. As of August 14, 2015, NHSC-H had three operating rooms and two procedure suites, and approximately 107 physicians had staff privileges at NHSC-H (47 of which performed surgeries in 2015). MSIH and PFSH each previously operated the ASC at this location. As of August 14, 2015, NHA directly held a 100% interest in NHSC-H.

•	MSID

MSID is located at 5920 Forest Park Road, Suite 700, in Dallas, Texas. The facility was acquired on January 1, 2011 with specialties in pain management, ENT, podiatry, orthopedics and general surgery. The facility is wholly owned by NHC ASC – Dallas, LLC and Northstar Acquisitions owns 35% of

NHC ASC – Dallas, LLC. As of August 14, 2015, MSID had three operating rooms and one procedure suite, and approximately 142 physicians had staff privileges at MSID (29 of which performed surgeries in 2015). As of August 14, 2015, Northstar Subco held an indirect 35.0% interest in MSID. PFSD and MSID each previously operated the ASC at this location.

•	Kirby

The Kirby Partnership owns and operates Kirby, located at 9300 Kirby Drive, in Houston, Texas, less than four miles from the Texas Medical Center. Operations at this location began in June 2003 and, as of August 14, 2015, Kirby had four operating rooms and one procedure suite, and approximately 40 physicians had staff privileges (16 of which performed surgeries in 2015). As of August 14, 2015, Northstar Subco held an indirect 25.0% interest in Kirby while the remaining 75.0% is owned by Kirby’s Physician Limited Partners.

•	NHSC-S

NHSC-S is located at 9377 E Bell Rd, Suite 201, Scottsdale, Arizona 85260. The facility was acquired in December, 2013. Operations at the facility began in early 2014. As of August 14, 2015, NHSC-S had four operating rooms and one procedure suite, and approximately 91 physicians had staff privileges at NHSC-S (16 of which performed surgeries in 2015). As of August 14, 2015, NHA directly held a 100% interest in NHSC-S.

FNSC

First Nobilis Surgical Center, LLC operates FNSC located at 411 North 1st Street, Bellaire, Texas 77401. The facility began as part of the joint venture with First Surgical, which was closed in September 2014. FNSC is a wholly owned subsidiary of First Nobilis, LLC, the joint venture entity owned 51% by Northstar Acquisitions and 49% by First Surgical. As of August 14, 2015, NHA held 51% of First Nobilis Surgical Center’s parent company First Nobilis, LLC. FNSC has four operating rooms. Approximately 150 physicians had staff privileges at FNSC (21 of which performed surgeries in 2015).

FNH

First Nobilis Hospital, LLC operates FNH, located at 4801 Bissonnet St, Bellaire, Texas 77401. The facility began as part of the joint venture with First Surgical, which was closed in September 2014. FNH is a wholly owned subsidiary of First Nobilis, LLC, the joint venture entity owned 51% by Northstar Acquisitions and 49% by First Surgical. As of January 1, 2015, NHA held 51% of First Nobilis Surgical Center’s parent company First Nobilis, LLC. FNH has four operating rooms and 19 beds. Approximately 300 physicians had staff privileges at FNH (63 of which performed surgeries in 2015).

•	VMC

Victory Medical Center Houston, L.P. operates VMC, located at 2001 Hermann Drive, Houston, TX 77004. We began operating the facility upon the acquisition of a 55% interest, 0.25% of which is owned by Northstar Healthcare General Partner, LLC, a wholly owned subsidiary of our Company (“Northstar Healthcare GP”), and 54.25% of which is owned by Northstar Healthcare Limited Partner, LLC (“Northstar Healthcare LP”), a wholly owned subsidiary of the Company. As of August 14, 2015, 234 physicians had staff privileges at VMC (75 of which performed surgeries in 2015) and VMC had six operating rooms and 25 beds. As of August 14, 2015, we held 55% of Victory Houston through Northstar Healthcare GP and Northstar Healthcare LP.

•	PSH

Marsh Lane Surgical Hospital, LLC (“Marsh Lane”) operates PSH, located at 2301 Marsh Lane, Plano, Texas 75093. Marsh Lane, a Texas limited liability company and wholly owned subsidiary of the Company, closed the purchase of certain assets (the “Acquisition”) pursuant to the Purchase

Agreement by and among Marsh Lane, the Company, Victory Parent Company, LLC, a Texas limited liability company (“VPC”), and Victory Plano, LP, a Texas limited partnership. The Acquisition was closed following the conclusion of bankruptcy proceedings in the “Bankruptcy Court initiated by Victory Plano. PSH has six operating rooms and 25 beds.

Employees

As of August 14, 2015, we had approximately 631 employees, of which 439 are full time.

Intellectual Property

Mark	Type	Owner	Status	App./Reg. #
NOBILIS HEALTH	Service Mark	Nobilis Health	Application Pending	App. No. 86375409

NORTHSTAR HEALTHCARE	Service Mark	Nobilis Health Corp.	Registered	App. No. 77892043

	Service Mark	Northstar Healthcare Acquisitions, LLC	Registered	Reg. No. 3444878

	Service Mark	Nobilis Health Corp.	Registered	Reg. No. 4,555,939

NUESTEP	Service Mark	Nobilis Health Corp.	Registered	Reg. No. 4,555,938

STEP AWAY FROM FOOT PAIN	Service Mark	Nobilis Health Corp.	Registered	Reg. No. 4,555,937

AccuraScope	Trade Mark	Athas Health, LLC	Registered	Reg. No. 4,041,538

Enforcement of Civil Liabilities

Our subsidiaries are organized under the laws of the states of Arizona, Delaware and Texas. Substantially all of our assets and all of the assets of our subsidiaries are located in the United States. Furthermore, all of our current officers and directors reside in the United States. As a result, investors should not find it difficult to effect service of process within the United States upon us or these persons or to enforce judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. It may, however, be difficult for an investor to bring an original action or an action to enforce a judgment obtained in a U.S. court in a Canadian or other foreign court predicated upon the civil liability provisions of the U.S. federal securities laws against us or these persons. Conversely, it may be difficult for an investor to bring an original action or an action to enforce a judgment obtained in a Canadian or other foreign court predicated upon the civil liability provisions of the U.S. federal securities laws against us or these persons. There is uncertainty as to whether Canadian courts would: (i) enforce judgments of United States courts obtained against our company or our directors and officers predicated upon the civil liability provisions of the United States federal securities laws, or (ii) entertain original actions brought in Canadian courts against our company or such persons predicated upon the federal securities laws of the United States, as such laws may conflict with Canadian laws. In Canada, such rights are within the legislative jurisdiction of the Provinces and Territories. The Province of British Columbia, where our company is domiciled, does not have laws for the reciprocal enforcement of judgments of United States courts.

Emerging Growth Company

We are an Emerging Growth Company as defined in the JOBS Act.

We will continue to be deemed an emerging growth company until the earliest of:

(A)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)	the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from subsections (a) and (b) of Section 14A of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected not to opt out of the extended transition period for complying with any new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth certain information with respect to our current directors, executive officers and key employees. The term for each director expires at our next annual meeting or until his or her successor is appointed. The ages of the directors, executive officer and key employees are shown as of August 14, 2015.

Name	Position	Age
Chris H. Lloyd	Chief Executive Officer	43(1)
Kenneth Klein	Chief Financial Officer	49(2)
Harry Fleming	Chairman of the Board and Executive Director	56(3)
Steve Ozonian	Director	60(4)
Richard Ganley	Director	55(5)
Jennifer Hauser	Director	47(6)
Matthew K. Maruca	General Counsel and Corporate Secretary	34(7)

(1)	Effective December 1, 2014, Chris H. Lloyd was appointed as Chief Executive Officer of Nobilis.
(2)	Effective July 9, 2015, Kenneth Klein was appointed as Chief Financial Officer of Nobilis.
(3)	Effective September 2010, Harry Fleming was appointed as a member of the Board of Nobilis. Mr. Fleming was appointed as Chairman of the Board and Executive Director on April 30, 2015.
(4)	Effective April 30, 2015, Steve Ozonian was appointed as a member of the Board of Nobilis.
(5)	Effective June 2013, Richard Ganley was appointed as a member of the Board of Nobilis.
(6)	Effective June 2013, Jennifer Hauser was appointed as a member of the Board of Nobilis.
(7)	Effective October 2, 2014, Matthew Maruca was appointed as General Counsel and Corporate Secretary of Nobilis while with the law firm Baker Donelson. He joined the Company full time in February 2015.

Set forth below is biographical information with respect to each of the aforementioned individuals.

Chris H. Lloyd. Chris H. Lloyd serves our Chief Executive Officer. From 2009 until December 2014, Mr. Lloyd served as CEO of Athas Health, LLC and its predecessor, North American Laser Spine Institute, LLC. Mr. Lloyd began his career at Ernst & Young LLP in the Assurance and Advisory Business Services practice. After Ernst & Young, he went to work in Corporate Development for an international electric power development company. Mr. Lloyd next served as the Chief Financial Officer for TransAtlantic Petroleum, a publicly traded international oil and gas company. His resume also includes investment, ownership and management of a successful technology company as well as a real estate development venture. During his career he has been involved in funding, development, M&A and restructuring transactions totaling over $5 billion in value. Mr. Lloyd founded North American Spine in January of 2009 and led its transformation to Athas Health LLC, which we acquired on December 1, 2014. Mr. Lloyd received an M.B.A from the University of Texas at Austin in 2002 and a B.B.A. in accounting from the University of Oklahoma Price College of Business in 1994.

Kenneth Klein. Mr. Klein has served as our Chief Financial Officer since July 2015. Mr. Klein served as the Company’s Chief Accounting Officer since April 2015. Prior to joining Nobilis, Mr. Klein served for over five years as Senior Vice President, Chief Financial Officer and Treasurer of the Menninger Clinic, one of the nation’s leading inpatient psychiatric hospitals. Mr. Klein has over 26 years of experience in financial accounting & reporting, analysis, management, auditing, treasury and human resources, focusing primarily in the health care, construction and financial services industries. Mr. Klein began his career in 1988 with KPMG Peat

Marwick in the audit practice. After KPMG, Mr. Klein has held various financial leadership positions with Texas Children’s Hospital, Memorial Hermann Healthcare System, Thermo Fisher Scientific, Castle Dental Centers, in addition to previously serving as the Company’s Chief Financial Officer from 2007 to 2010. Mr. Klein graduated with a B.S. in accounting from Sacred Heart University in Fairfield, Connecticut, where he was a member of Phi Beta Kappa and graduated with an MBA and Post Baccalaureate in Accounting from TWU in Houston Texas. A licensed CPA, Mr. Klein is also an adjunct professor of accounting for University of Houston – Downtown and for Lone Star College.

Harry Fleming. Mr. Fleming is a member of our Board since 2010 and also serves as Chairman of the Board and Executive Director since April 30, 2015. Mr. Fleming served as President of the Company from November 2014 to April 2015 and also as Chief Financial Officer of the Company from March 2013 to November 2014. Mr. Fleming was previously Chief Executive Officer and Director for Acro Energy. Mr. Fleming has over 25 years of legal experience in corporate finance and securities law and has focused much of his career on emerging growth companies, mergers and acquisition, strategic business planning and alliances, and investor relations. His background includes venture capital representation, business strategy consulting, public company representation, mergers and acquisitions with high tech firms in Houston and Boston. He also has extensive experience with consolidating companies in the waste management industry. Having spent more than 20 years working at law firms in Houston and Boston, Mr. Fleming maintains the highest rating (AV) of U.S. attorneys by Martindale-Hubbell. He also acted as general counsel and chief financial officer for several companies with an emphasis on start-up and growth strategies. Mr. Fleming is admitted to practice law in the State of Texas and the Commonwealth of Massachusetts. He also is admitted to practice before the U.S. Supreme Court. Mr. Fleming serves on the Mr. Fleming received his MBA from Boston College in 1999, his Doctorate of Jurisprudence from the University of Houston in 1983 and his BA from the University of St. Thomas in 1980.

Steve Ozonian. Steve Ozonian is an independent member of our Board since April 2015 and serves as chair of the audit and compliance committees of the Board. Mr. Ozonian has served at other public companies such as Prudential as Chairman and Chief Executive Officer of its residential and corporate services companies and also as the Chief Executive Officer of Realtor.com and Real Estate.com all having Sarbanes-Oxley Act of 2002 and government regulatory obligations. Mr. Ozonian also served as the national executive for residential at Bank of America and the Chief Executive Officer at Global Mobility Solutions. Mr. Ozonian brings significant experience as an operations executive and advisor towards the use of the Internet and technology to generate customers and improve the user experience through transparency and empowerment. Mr. Ozonian serves as the lead director of Lending Tree and is a board member at Realty Mogul,Williston Finanical Group and Realty Trac. Mr. Ozonian is considered an audit committee financial expert as defined by Item 407 of Regulation S-K.

Richard Ganley. Mr. Ganley is a member of our Board since June 2013. Mr. Ganley is the Chief Executive Officer and Positive Impact Executive for Van Go Activities and Beehive Logistics & Mobility Innovations. He has lived in Arizona since 1977 and has over 30 years of experience in the transportation, technology, healthcare, and service industries. Mr. Ganley is the founder and former Chief Executive Officer of Global Mobility Solutions, a worldwide leader in transportation and mobility solutions. He is also credited with pioneering many Internet tools and services in use today on the World Wide Web. He was the Co-Founder and Chief Executive Officer of Homefair.com, which was one of the first 700 “Dot Com” companies in the world. Mr. Ganley has extensive experience in the financial sector and has held a Series 7-General Securities Representative License, Series 6 – Investment Company Products/Variable Contracts Limited Representative License, Series 63 – Uniform Securities Agent License as well as his Life, Health, Property & Casualty Insurance License, and an Arizona Real Estate License.

Jennifer Hauser. Ms. Hauser is a member of our Board since June 2013. Ms. Hauser is a consumer health, wellness and lifestyle specialist and has worked with leading national brands, hospitals, and public health organizations for over 22 years. She actively represents leading health, food/nutrition and consumer product and technology companies including Merck Consumer Healthcare, Glaxo SmithKline, Pfizer, Johnson & Johnson, The Dannon Company, GNC, Microsoft, SpaFinder Wellness, and the American Heart Association. Ms. Hauser

is also on the faculty at New York University in the School of Continuing and Professional Studies and a board member of the American Diabetes Association NY Chapter, and on the American Heart Association Consumer Health board committee.

Matthew K. Maruca. Mr. Maruca has served as our General Counsel and Corporate Secretary since October 2014.2 Prior to joining the Company, Mr. Maruca was an attorney at the law firm Baker Donelson focusing on general corporate and healthcare law matters from October 2014 to February 2015, during which time he also acted as outside General Counsel. Mr. Maruca joined Baker Donelson in October 2014 with other members of the healthcare group at the law firm Strasburger & Price LLC, where he had worked since January 2014. Mr. Maruca also served as Corporate Counsel of the Company from April 2011 to January 2014. Mr. Maruca holds a Doctorate of Jurisprudence from Tulane University Law School, where he graduated cum laude, and a B.A. from Boston College, where he was a member of Phi Beta Kappa and graduated summa cum laude.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Legal Proceedings

From time to time, we may become involved in litigation relating to claims arising out of its operations in the normal course of business. We are not involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we area party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on us.

Code of Ethics

We have adopted a code of business conduct and ethics that is applicable to all of our employees, officers and directors. The code is available on our web site, www.nobilishealth.com, under the “Investor Relations” tab. We intend to disclose future amendments to, or waivers from, certain provisions of our code of ethics, if any, on the above website within four business days following the date of such amendment or waiver.

Committees of the Board of Directors

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. Our Board of Directors currently has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Compliance Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors. The charters for each of these committees are available on our website at www.nobilishealth.com.

Audit Committee

Our Audit Committee consists of Steve Ozonian, Richard Ganley and Jennifer Hauser, each of whom satisfies the independence requirements under NYSE MKT listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairman of our Audit Committee is Mr. Ozonian. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Audit Committee requirements. In arriving at this determination, our Board of Directors has examined each Audit Committee member’s scope of experience.

[2]	Mr. Maruca acted as outside General Counsel and Corporate Secretary from October 2014 to February 2015. He was determined by the Board of Directors to be an Executive Officer within the meaning of Rule 3b-7 of the Exchange Act in June 2015.

The purpose of the Audit Committee is to assist our Board of Directors with oversight of (i) the quality and integrity of our financial statements and its related internal controls over financial reporting, (ii) our compliance with legal and regulatory compliance, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our independent registered public accounting firm. The Audit Committee’s primary function is to provide advice with respect to our financial matters and to assist our Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, and legal compliance.

Compensation Committee

Our Compensation Committee consists of Steve Ozonian, Richard Ganley and Jennifer Hauser, each of whom our Board of Directors has determined to be independent under NYSE MKT listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code. The chairperson of our Compensation Committee is Mr. Ganley.

The primary purpose of our Compensation Committee is to oversee the policies of our Company relating to compensation of our executives and make recommendations to our Board of Directors, as appropriate, with respect to such policies. The goal of such policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Steve Ozonian, Richard Ganley and Jennifer Hauser, each of whom our Board of Directors has determined to be independent under NYSE MKT listing standards. The chairman of our Nominating and Corporate Governance Committee is Mr. Ganley.

The primary purposes of our Nominating and Corporate Governance Committee are to (i) identify, review and recommend qualified candidates for membership on our Board of Directors and the Board committees, (ii) develop and recommend to the Board of Directors the appropriate corporate governance principles and practices and (iii) oversee the evaluation of the Board of Directors through the annual review of the performance of the Board and its committees.

Compliance Committee

Our Compliance Committee consists of Steve Ozonian and Richard Ganley. The chairman of our Nominating and Corporate Governance Committee is Mr. Ozonian.

The primary purposes of our Compliance Committee are to (i) assist the Board in fulfilling its responsibilities relating to our regulatory compliance activities and (ii) monitor and evaluate our compliance with all federal, state and local regulatory requirements to which we are subject; provided, however, that the Compliance Committee is not responsible for obligations relating to compliance with tax and securities-related laws, rules or regulations, which remain the responsibility of the Audit Committee.

Strategic Acquisitions Committee

The Board’s Strategic Acquisitions Committee, consisting of Steve Ozonian and Richard Ganley, assists the Board in fulfilling its responsibilities relating to the development, articulation, and execution of the Company’s long-term strategic plan, and the review, evaluation, and approval of certain strategic transactions.

Director Compensation

Our directors are compensated on an annual basis for their services on the board of directors as follows:

•	each director receives an annual cash retainer of $135,000, paid in quarterly installments of $33,750, $15,000 of which is cash to the director and $18,750 of which is paid to such director’s broker to be used to purchase, when appropriate, our common shares;

•	the chair of the Audit Committee will receive an additional annual retainer of $20,000;

•	the chair of the Compensation Committee will receive and additional annual retainer of $10,000;

•	the chair of the Nominating and Governance Committee will receive an additional annual retainer of $10,000;

•	the chair of the Compliance Committee will receive an annual retainer of $10,000; and

•	the chair of the Strategic Acquisitions Committee will receive an annual retainer of $10,000.

Each member of our board of directors will also be entitled to reimbursement of reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which the member serves.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, for the fiscal years ended December 31, 2014, 2013, and 2012 to the Corporation’s current NEO’s and to any individual who at any time during the relevant fiscal year was a NEO:

							Non-equity Incentive Plan Compensation ($)
Name and Principal Position	Fiscal Year	Salary ($)	Share- based Awards (1) ($)		Option- based Awards (2) ($)		Annual/ Short- term Incentive Plan ($)	Long- term Incentive Plans ($)	All Other Compensation ($)		Total Compensation ($)
DONALD L. KRAMER, Former Chief Executive Officer	2014 2013	365,250 350,000	2,453,065 —		—		122,500 61,250	—	7,992 10,338	(4)	2,948,807 421,588

HARRY FLEMING, Former Chief Financial Officer, Former President (5)	2014 2013	330,651 217,091	3,162,378 31,367	(8)	134,193	(7)	112,000 56,000	—	13,361 52,849	(4)(6)	3,618,390 491,500

KENNETH EFIRD, Former Chief Operating Officer	2014 2013	222,805 233,269	—		134,193	(7)	43,750	—	11,011 8,048	(4)	491,500 419,260

CHRIS LLOYD, Chief Executive Officer	2014	46,154			1,826,481						1,872,635

ANDY CHEN, Former Chief Financial Officer	2014	160,174			171,435	(8)	73,500		7,890		412,999

Notes

(1)	Consists of RSUs that, upon vesting, may be paid by Nobilis in cash or through the issuance of common shares from treasury. These figures reflect the grant date fair value.
(2)	For details on the methodology used to calculate the fair value of the Company’s 2013 stock option awards, see Note 17 of the December 31, 2013 Consolidated Financial Statements. For details on the methodology used to calculate the fair value of the Company’s 2014 stock option awards, see Note 19 of the December 31, 2014 Consolidated Financial Statements.
(3)	Mr. Kramer served as Chief Executive Officer until December 2014.
(4)	Represents contributions made to the employees 401k Plan.
(5)	Mr. Fleming joined Nobilis as its Chief Financial Officer in 2013. He assumed the role of President in October 2014 and resigned from such position in April 2015.
(6)	Represents Mr. Fleming’s director fees and consulting fees.
(7)	Mr. Efird joined Nobilis as its Chief Operating Officer in 2013 and resigned in 2014.
(8)	Mr. Chen became Chief Financial Officer in August 2014 and resigned from such role in July 2015.

Employment Agreements as of December 31, 2014

As of December 31, 2014 our company had employment agreements with three executives: Christopher Lloyd, Harry Fleming and Andy Chen. In addition, our company has an Executive Transition Agreement with Donald Kramer, which governed certain compensation terms related to Dr. Kramer’s transition from Chief Executive Officer to Executive Director.

Christopher Lloyd, Chief Executive Officer. Base compensation and Term. Mr. Lloyd’s employment agreement, effective as of November 26, 2014, as amended by the First Amendment to Employment Agreement effective as of the same date, has a term of 3 years and will automatically renew for additional 1 year terms unless the employment agreement is terminated by either party at least 30 days prior to the end of the initial 3-year term or any subsequent 1-year term. Mr. Lloyd’s salary is $600,000 in the first year of the initial term and increases to $625,000 and $650,000 in years 2 and 3, respectively.

Termination Provisions. Mr. Lloyd may terminate his employment agreement with “good reason” upon the occurrence of any of the following: i) a diminution in title or duties, ii) a failure by our company to substantially perform any material term in his employment agreement, iii) relocation of our company’s principal place of business more than 50 miles from its current location, iv) a reduction in salary or benefits other than as the result of adverse financial conditions of our company, or v) a change in control of our company.

The Company may terminate Mr. Lloyd’s employment agreement for “cause” upon the occurrence of any of the following: i) a failure to perform substantially all of his duties, ii) his dishonesty or gross negligence, iii) his conviction or nolo contendere plea to a felony, iv) any willful act or omission by him that is materially injurious to the financial condition or business reputation of our company, v) his failure to comply with a written directive of the Board or Chief Executive Officer, or vi) a breach of the non-competition or intellectual property confidentiality provisions contained in the employment agreement.

In the event that Mr. Lloyd terminates his employment agreement for “good reason” or our company terminates his employment agreement without “cause”, Mr. Lloyd is entitled to receive one year’s base salary as a separation benefit.

Incentive Compensation. In addition to his base salary, Mr. Lloyd may receive certain cash and equity incentive compensation. Mr. Lloyd participates in our company’s Short Term Incentive Program, which entitles him to receive as a bonus, up to 40% of his yearly base salary if our company achieves certain financial metrics established each year by our company’s Compensation, Nomination and Corporate Governance Committee. Mr. Lloyd is also entitled to receive up to 1,500,000 Options. 1,048,218 of such Options were granted on December 1, 2014 and vest as follows: 42,218 vested on January 1, 2015, 500,000 will vest on November 26, 2015 and 500,000 will vest on November 26, 2016. 451,782 of such Options were granted on January 1, 2015 and vested immediately (“Set 2 Options”). Additionally, Mr. Lloyd is entitled to receive, at the time of the exercise of the Set 2 Options, the number of RSUs (based on the 5-day VWAP from the date of exercise) sufficient to offset C$1.57 per option exercised.

Mr. Lloyd is entitled to participate in our 401k plan. Mr. Lloyd is not entitled to any other material compensation, including without limitation, equity, bonus, or retirement benefits.

Harry Fleming, Former President. Base compensation and Term. Mr. Fleming’s employment agreement, effective as of October 1, 2014 (the “Fleming Employment Agreement”), has a term of 3 years and will automatically renew for additional 1 year terms unless the employment agreement is terminated by either party at least 30 days prior to the end of the initial 3-year term or any subsequent 1-year term. Mr. Fleming’s salary is $425,000 in the first year of the initial term and increase to $450,000 and $475,000 in years 2 and 3, respectively.

Termination Provisions. Mr. Fleming may terminate the Fleming Employment Agreement with “good reason” upon the occurrence of any of the following: i) a diminution in title or duties, ii) a failure by our company to substantially perform any material term in his employment agreement, iii) relocation of our company’s principal place of business more than 50 miles from its current location, iv) a reduction in salary or benefits other than as the result of adverse financial conditions of our company, or v) a change in control of our company.

The Company may terminate the Fleming Employment Agreement for “cause” upon the occurrence of any of the following: i) a failure to perform substantially all of his duties, ii) his dishonesty or gross negligence, iii) his conviction or nolo contendere plea to a felony, iv) any willful act or omission by him that is materially injurious to the financial condition or business reputation of our company, v) his failure to comply with a written directive of the Board or Chief Executive Officer, or vi) a breach of the non-competition or intellectual property confidentiality provisions contained in the employment agreement.

In the event that Mr. Fleming terminates his employment agreement for “good reason” or our company terminates his employment agreement without “cause”, Mr. Fleming is entitled to receive any earned by unpaid base salary, accrued but unused vacation pay, and any incurred but unreimbursed business expenses.

Incentive Compensation. In addition to his base salary, Mr. Fleming may receive certain cash and equity incentive compensation. Mr. Fleming participates in our company’s Short Term Incentive Program, which entitles him to receive as a bonus, up to 40% of his yearly base salary if our company achieves certain financial metrics established each year by our company’s Compensation, Nomination and Corporate Governance Committee. Per the agreement, we awarded Mr. Fleming 1,000,000 RSUs that vest in 10 years regardless of Mr. Fleming’s employment status with our company (the “First Fleming Grant of RSUs”). These RSUs will immediately vest, however, upon the occurrence of any of the following: i) the termination of Mr. Fleming’s employment (for any reason), ii) a change in control of our company, or iii) at Mr. Fleming’s election if there is a formal offer from a third party to buy or to merge our company. In addition, the agreement (later amended as described below) contained an additional award of 1,000,000 RSUs (the “Second Fleming Grant of RSUs”) which would have been awarded in the event of a consummated change in control or in the event that our company terminated the Fleming Employment Agreement without cause (defined in the agreement) or Mr. Fleming terminated his employment with good reason (defined in the agreement). Due to the acquisition of Athas Health, LLC and the change in Mr. Fleming’s role with our company as the result of the anticipated scope of Mr. Lloyd’s duties, the Board approved amendments to Mr. Fleming’s employment agreement such that the Second Fleming Grant of RSUs was deleted in its entirety and the First Fleming Grant of RSUs was increased from 1,000,000 RSUs to 2,000,000 RSUs.

Mr. Fleming is entitled to participate in our 401k plan. Mr. Fleming is not entitled to any other material compensation, including without limitation, equity, bonus, or retirement benefits.

Effective April 30, 2015, Mr. Fleming resigned as our President.

Andy Chen, Former Chief Financial Officer. Mr. Chen’s employment agreement, effective as of November 26, 2014 (the “Chen Employment Agreement”), has a term of 3 years and will automatically renew for additional 1 year terms unless the agreement is terminated by either party at least 30 days prior to the end of the initial 3-year term or any subsequent 1-year term. Mr. Chen’s salary was $170,000 in 2014 and increased, per the Chen Employment Agreement, to $200,000 on January 1, 2015.

Termination Provisions. Mr. Chen may terminate the Chen Employment Agreement with good reason upon the occurrence of any of the following: i) a diminution in title or duties, ii) a failure by our company to substantially perform any material term in his employment agreement, iii) relocation of our company’s principal place of business more than 50 miles from its current location, iv) a reduction in salary or benefits other than as the result of adverse financial conditions of our company, or v) a change in control of our company.

The Company may terminate the Chen Employment Agreement for cause upon the occurrence of any of the following: i) a failure to perform substantially all of his duties, ii) his dishonesty or gross negligence, iii) his conviction or nolo contendere plea to a felony, iv) any willful act or omission by him that is materially injurious to the financial condition or business reputation of our company, v) his failure to comply with a written directive of the Board or Chief Executive Officer, or vi) a breach of the non-competition or intellectual property confidentiality provisions contained in the Chen Employment Agreement.

In the event that Mr. Chen terminates his employment agreement for “good reason” or our company terminates his employment agreement without “cause”, Mr. Chen is entitled to receive one year’s base salary as a separation benefit.

Incentive Compensation. In addition to his base salary, Mr. Chen may receive certain cash and equity incentive compensation. Mr. Chen participates in our company’s Short Term Incentive Program, which entitles him to receive as a bonus, up to 40% of his yearly base salary if our company achieves certain financial metrics established each year by our company’s Compensation, Nomination and Corporate Governance Committee. Mr. Chen has received 200,000 Options. The Board has accelerated the vesting of the 200,000 Stock Options issued to Mr. Chen from vesting in one-third increments on May 9, 2015, May 9, 2016 and May 9, 2017, respectively, to all such Stock Options vested on February 3, 2015.

Mr. Chen is entitled to participate in our 401k plan. Mr. Chen is not entitled to any other material compensation, including without limitation, equity, bonus, or retirement benefits.

On July 9, 2015, Mr. Chen resigned as our Chief Financial Officer.

Donald Kramer, Former Chief Executive Officer, Former Executive Director. As the result of the Athas Health, LLC acquisition, Dr. Kramer resigned as our Chief Executive Officer and assumed the role of Executive Director. Dr. Kramer’s compensation as Executive Director remains at $450,000 per year, which was the salary he received as Chief Executive Officer. The Company and Dr. Kramer executed a Confidential Executive Transition Agreement, in which the parties agreement that Dr. Kramer would receive, in lieu of any incentive or separation compensation due under his employment agreement, 2,000,000 RSUs will vest the sooner of i) ten years or ii) the termination of his role as Executive Director.

Dr. Kramer is not entitled to any other material compensation, including without limitation, equity, bonus, or retirement benefits.

As of April 30, 2015, the Confidential Executive Transition Agreement was terminated following Dr. Kramer’s resignation from the Board.

Employment Agreements as of August 14, 2015

As of August 14, 2015, we had employment agreements with three executives: Harry Fleming, Christopher Lloyd and Matthew Maruca. The employment agreement with Mr. Lloyd is described above, while descriptions of employment agreements with Mr. Fleming and Mr. Maruca are included below.

Harry Fleming, Executive Director. Mr. Fleming’s executive employment agreement, effective as of April 30, 2015 (the “Fleming Executive Employment Agreement”), has a term of 3 years and will automatically renew for additional 1 year terms unless the agreement is terminated by either party at least 30 days prior to the end of the initial 3-year term or any subsequent 1-year term. Mr. Fleming is entitled to an annual base salary of $450,000 per year, to be increased to $475,000 in year two of the initial term and $500,000 in year three of the initial term.

Termination Provisions. Mr. Fleming may terminate the Fleming Executive Employment Agreement with good reason upon the occurrence of any of the following: i) a diminution in title or duties, ii) a failure by our company to substantially perform any material term in his employment agreement, iii) relocation of our company’s principal place of business more than 50 miles from its current location, iv) a reduction in salary or benefits other than as the result of adverse financial conditions of our company, or v) a change in control of our company.

The Company may terminate the Fleming Executive Employment Agreement for cause upon the occurrence of any of the following: i) a failure to perform substantially all of his duties, ii) his dishonesty or gross negligence, iii) his conviction or nolo contendere plea to a felony, iv) any willful act or omission by him that is materially injurious to the financial condition or business reputation of our company, v) his failure to comply with a written directive of the Board or Chief Executive Officer, or vi) a breach of the non-competition or intellectual property confidentiality provisions contained in the Fleming Executive Employment Agreement.

Incentive Compensation. In addition to his base salary, Mr. Fleming may receive certain cash compensation and other incentive compensation. Mr. Fleming participates in our company’s Short Term Incentive Program, which entitles him to receive as a bonus, up to 40% of his yearly base salary if our company achieves certain financial metrics established each year by our company’s Compensation Committee. Mr. Chen has received 2,650,000 RSUs, which vested upon his resignation as President of the Company, and which can be taken down by Mr. Fleming on a demand basis at Mr. Fleming’s election. In order to adequately preserve the Company’s ability to fund the Company’s Stock Option Plan, Mr. Fleming is not eligible to participate in the Company’s Stock Option Plan. Instead, Mr. Fleming is entitled to receive an M&A Fee, equal to (a) 2% of the total consideration paid by the person or group acquiring the Company in a transaction constituting a Change of Control (as defined in the Fleming Executive Employment Agreement) or 2% of the total Issuer valuation at the time of closing of a merger transaction as described in the Change of Control provisions of the Fleming Executive Employment Agreement.

Mr. Fleming is entitled to participate in our 401k plan. Mr. Chen is not entitled to any other material compensation, including without limitation, equity, bonus, or retirement benefits.

Matthew Maruca, General Counsel. Mr. Maruca’s employment agreement with the Company, effective as of February 1, 2015 (the “Maruca Employment Agreement”), has a term of 3 years and will automatically renew for additional 1 year terms unless the agreement is terminated by either party at least 30 days prior to the end of the initial 3-year term or any subsequent 1-year term. Mr. Maruca is entitled to an annual base salary of $225,000 per year, to be increased to $240,000 in year two of the initial term and $250,000 in year three of the initial term.

Termination Provisions. Mr. Maruca may terminate the Maruca Employment Agreement with good reason upon the occurrence of any of the following: i) a diminution in title or duties, ii) a failure by our company to substantially perform any material term in his employment agreement, iii) relocation of our company’s principal place of business more than 50 miles from its current location, iv) a reduction in salary or benefits other than as the result of adverse financial conditions of our company, or v) a change in control of our company.

The Company may terminate the Maruca Employment Agreement for cause upon the occurrence of any of the following: i) a failure to perform substantially all of his duties, ii) his dishonesty, iii) his conviction or nolo contendere plea to a felony, iv) any gross negligence or willful act or omission by him that is materially injurious to the financial condition or business reputation of our company, v) his failure to comply with a written directive of the Board or Chief Executive Officer, or vi) a breach of the non-competition or intellectual property confidentiality provisions contained in the Maruca Employment Agreement.

In the event that Mr. Maruca terminates his employment agreement for “good reason” or our company terminates his employment agreement without “cause”, Mr. Maruca is entitled to receive one year’s base salary as a separation benefit.

Incentive Compensation. In addition to his base salary, Mr. Maruca may receive certain cash and equity incentive compensation. Mr. Maruca participates in our company’s Short Term Incentive Program, which entitles him to receive as a bonus, up to 40% of his yearly base salary if our company achieves certain financial metrics established each year by our company’s Compensation, Nomination and Corporate Governance Committee. Mr. Maruca has received 175,000 Options. 8,750 Options vested on March 31, 2015, 35,000 options vested on June 30, 2015, 52,500 will vest on September 30, 2015 and 78,750 will vest on December 31, 2015.

Mr. Maruca is entitled to participate in our 401k plan. Mr. Maruca is not entitled to any other material compensation, including without limitation, equity, bonus, or retirement benefits.

Outstanding Equity Awards

The following table provides a summary of equity awards outstanding for each of the Named Executive Officers and Directors as of December 31, 2014:

Outstanding Share-Based Awards and Option-Based Awards

Name and Principal Position	Option-based Awards					Share-Based Awards
	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($CAD)		Option Expiry Date	Value of Unexercised in-the-money Options ($)	Number of Shares that have not Vested	Market or Payout Value of Share-based Awards that have not Vested ($)
CHRIS LLOYD, Chief Executive Officer	1,048,218		$1.87	1 Dec.	1,472,809	N/A	N/A

HARRY FLEMING, Former President	N/A		N/A	N/A	N/A	2,650,000	7,995,050

ANDY CHEN, Former Chief Financial Officer	100,000 200,000	$ $	.95 1.06	4 Dec 2023 9 May 2024	640,466	N/A	N/A

DONALD L. KRAMER, Former Chief Executive Officer	N/A		N/A	N/A	N/A	2,000,000	6,034,000

Notes:

(1)	Assumes a December 31, 2014 value of Cdn$3.50 per Nobilis common share (being the closing price of the Common Shares on the TSX on December 31, 2014), which is then converted into U.S. dollars at a rate of Cdn$1.00 = US$0.8620 (being the average rate on December 31, 2014).

Incentive Plan Awards – Value Vested or Earned

Name and Principal Position	Fiscal Year	Option-based Awards –Value Vested during the Year ($)	Share-based Awards – Value Vested during the Year ($)	Non-equity Incentive Plan Compensation – Value Earned during the Year ($)

CHRIS LLOYD, Chief Executive Officer	2014	N/A	N/A	0

HARRY FLEMING, Former President	2014	N/A	N/A	112,000

ANDY CHEN, Former Chief Financial Officer	2014	N/A	N/A	73,500

KENNETH EFIRD, Former Chief Operating Officer	2014	N/A	N/A	0

DONALD L. KRAMER, Former Chief Executive Officer	2014	N/A	N/A	122,500

Director Compensation

The following table shows the particulars of compensation paid to our current and former directors for the year ended December 31, 2014.

Name	Fee Earned ($)	Share- based awards ($) (1)	Option- based awards ($)	Non-equity incentive plan compensation	Pension Value	All other compensation ($)	Total ($)
Douglas Samuelson (2)	36,000	81,971	—	—	—	106,000	223,971
Thomas Foster	22,000	—	—	—	—	42,000	64,000
Richard Ganley	48,000	—	—	—	—	10,000	58,000
Jennifer Pfahler	48,000	—	—	—	—	—	48,000
James G. Springfield (2)	24,000	—	—	—	—	5,000	29,000

Notes:

(1)	Consists of RSUs that, upon vesting, may be paid by Nobilis in cash or through the issuance of common shares from treasury. These figures reflect the grant date fair value.
(2)	Mr. Samuelson and Mr. Springfield resigned as directors on July 14, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review, Approval or Ratification of Transactions with Related Persons

We rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Director Independence

Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of the members of our Board of Directors, except Mr. Fleming, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission, or the SEC, and the listing requirements and rules of NYSE MKT. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence.

Certain Transactions

Kolin Ozonian, Vice President of Mergers & Acquisitions for the Company, is the son of the Company’s Board member Steve Ozonian. Mr. Kolin Ozonian joined the Company in July 2015. As Vice President of Mergers & Acquisitions, Mr. Ozonian receives annual salary of $180,000, bonus of 40% under the Company’s STIP plan, and other benefits (including Company contributions to Mr. Ozonian’s 401(k) Plan account and health insurance premiums). Mr. Ozonian also received a grant of stock options to purchase 150,000 common shares. The compensation paid to Mr. Ozonian was approved in accordance with the Company’s standard compensation practices for similarly situated employees.

Nick Lloyd, Vice President of Operations, is the brother of the Company’s Chief Executive Officer Chris Lloyd. As Vice President of Operations, Mr. Lloyd receives annual salary of $210,000, is eligible to participate in the Company’s STIP plan, and receives other benefits (including Company contributions to Mr. Lloyd’s 401(k) Plan account and health insurance premiums).The compensation paid to Mr. Lloyd was approved in accordance with the Company’s standard compensation practices for similarly situated employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth information as of August 14, 2015, regarding the ownership of our common shares by:

•	each person who is known by us to own more than 5% of our common shares; and

•	each named executive officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 70,933,636 common shares outstanding as of August 14, 2015.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days through the exercise of any warrant, stock option, or other right. Shares subject to options that are exercisable within 60 days following August 14, 2015, are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned	Percentage of Class Beneficially Owned (2)
Greater than five percent holders:
Donald Kramer (3)	17,870,282	24.5%
PenderFund Capital Management (4)	6,090,200	8.5%
Directors and executive officers
Harry Fleming (5)	2,678,755	3.6%
Chris Lloyd (6)	4,240,182	5.9%
Matthew Maruca (7)	96,250	*
Steve Ozonian	1,520	*
Richard Ganley (8)	163,550	*
Jennifer Hauser	6,609	*
Kenneth Efird	525,500	*
Andy Chen (9)	304,000	*
Kenneth Klein	—	—
All current executive officers and directors as a group (7 persons)		9.6%

(1)	Unless otherwise indicated, the address of all beneficial owners of our ordinary shares set forth above is 11700 Katy Freeway, Suite 300, Houston, Texas 77079.
(2)	Based on 70,933,636 common shares outstanding as of August 14, 2015. Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by our officers, directors and principal shareholders and reporting forms, if any, filed with the SEC on behalf of such persons.
(3)	Includes 2,000,000 deferred but vested RSUs held by Dr. Kramer. 15,794,482 of the common shares are held by Healthcare Ventures Ltd. Dr. Kramer owns 100% of Healthcare Ventures Ltd. The address of Healthcare Ventures Ltd. is 3330 Chevy Chase, Houston, Texas 77019.
(4)

Based on information provided by Mr. Kelvin Wong at the time of the Offering. 1,297,400 of the common shares are held by Pender Select Ideas Fund (“PSIF”) and includes 3,700 common shares issuable upon exercise of Warrants held by PSIF. 1,381,850 of the common shares are held by Pender Small Cap Equity

Fund (“PSCEF”) and includes 31,850 common shares issuable upon exercise of Warrants held by PSCEF. 1,797,200 of the common shares are held by Pender Small Cap Opportunities Fund (“PSCOF”) and includes 170,300 common shares issuable upon exercise of Warrants held by PSCOF. 1,613,750 of the common shares are held by Pender Value Fund (“PVF”) and includes 109,150 common shares issuable upon exercise of Warrants held by PVF. Mr. Wong, as Chief Financial Officer of PenderFund Capital Management (“PFCM”), has voting and investment power over the common shares held by each of PSIF, PSCEF, PSCOF and PVF. The address of each of PFCM, PSIF, PSCEF, PSCOF and PVF is 1640-1066 W. Hastings Street, Vancouver, British Columbia V6E 3X1.
(5)	Includes 2,6500,000 deferred but vested RSUs held by Mr. Fleming.
(6)	Includes 1,096,436 vested Options granted to Mr. Lloyd pursuant to the Stock Option Plan.
(7)	Includes 43,750 vested Options and 52,500 Options that will vest on September 30, 2015, granted to Mr. Maruca pursuant to the Stock Option Plan.
(8)	Includes 50,000 vested Options and 60,000 Options that will vest on September 30, 2015, granted to Mr. Ganley pursuant to the Stock Option Plan.
(9)	Includes 280,000 vested Options granted to Mr. Chen pursuant to the Stock Option Plan.

DESCRIPTION OF CAPITAL STOCK

Common Shares

The following description of our common shares is a summary and is qualified in its entirety by the provisions of our Articles which have been filed as an exhibit to this prospectus.

Our authorized share capital consists of an unlimited number of common shares held of record by 214 holders. As of August 14, 2015, there were 70,933,636 issued and outstanding common shares. The power to allot and issue shares is conferred upon our Board of Directors. We may from time to time amend our Articles to add, change or remove any provision that is permitted by the BCBCA to be, or that is, set out in its Articles, including without limiting the generality of the foregoing, to: (i) create new classes of shares; (ii) change the designation of all or any of its shares; add, change or remove any rights, privileges, restrictions and conditions, including rights to accrued dividends, in respect of all or any of its shares, whether issued or unissued; and (iv) change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series. The holders of shares of a class are entitled to vote separately as a class upon a proposal to amend the Articles to, inter alia, add to, remove or change the rights, privileges, restrictions or conditions attached to the shares of such class. The foregoing amendments to the Articles must be authorized by a special resolution of shareholders holding at least 66 2/3% of the outstanding Common Shares.

Each common share carries one vote on all matters to be voted on at all meetings of shareholders. Generally, under the BCBCA, the holders of shares of a class are entitled to vote separately as a class, regardless of whether such class otherwise carries the right to vote, in a number of circumstances, including in respect of proposals to amend the Articles to add, change or remove the rights, privileges, restrictions or conditions attached to the shares of such class, or to increase the rights or privileges of any class of shares having rights or privileges equal or superior to the shareholders’ shares of such class. In addition, the holders of shares of a class are entitled to vote, regardless of whether such class otherwise carries the right to vote, in respect of an amalgamation agreement, continuance or squeeze-out transaction, or in the event of a sale, lease or exchange of all or substantially all of the company’s property out of the ordinary course of our business.

The holders of the common shares are entitled to receive dividends and we shall pay dividends thereon, if, as and when declared by the Board of Directors out of the moneys of the company properly applicable to the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine, and all dividends which the Board of Directors may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

In the event of the dissolution, liquidation or winding-up of the company, whether voluntary or involuntary, or any other distribution of assets of the company among its shareholders for the purpose of winding up its affairs, subject to the prior rights of any shares ranking senior to the common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, shareholders shall be entitled to receive the remaining property and assets of the company.

Warrants

As of August 14, 2015, we had 3,923,824 Warrants outstanding to purchase common shares at an exercise price of C$11.50. Each Warrant entitles the holder to purchase, subject to adjustment, one common share of our Company for a period of two years until May 13, 2017.

As of August 14, 2015, we had (i) 35,291 transferable Agent’s Warrants outstanding to purchase common shares at an exercise price of C$0.95, (ii) 121,485 transferable Agent’s Warrants outstanding to purchase common shares at an exercise price of C$1.37 and (iii) 392,383 transferable Agent’s Warrants outstanding to purchase common shares at an exercise price of C$11.50. Each Agent’s Warrant entitles the holder to purchase, subject to adjustment, one common share of our Company for a period of two years ending December 15, 2015, September 26, 2016 and May 13, 2017, respectively. The Agent’s Warrants were issued in connection with the Company’s private placements in December 2013, September 2014 and May 2015, respectively.

Stock Options and RSUs

As of August 14, 2015, we had 4,256,666 incentive stock options outstanding at exercise prices ranging from C$0.95 – C$7.94. Each incentive stock option entitles the holder to purchase, subject to adjustment, one common share of our Company at the exercise price established at the time of grant of the options.

As of August 14, 2015, we had 4,650,000 Restricted Share Units outstanding.

Terms of the Warrants as part of the Offering

The material terms and provisions of the Warrants are summarized below.

Each Warrant entitles the holder to purchase one common share for an exercise price equal to C$11.50 per common share. Subject to certain limitations as described below, the Warrants are immediately exercisable upon issuance and expire on May 13, 2017, the second anniversary of the initial issue date.

The expiry date of the Warrants may be accelerated by the Company at any time following February 13, 2016 and prior to the May 13, 2017. If the volume-weighted average trading price of the Company’s common shares on the principal market on which such shares trade is equal to or greater than C$13.50 for any 20 consecutive trading days, at which time the Company may accelerate the expiry date by issuing a press release announcing the reduced warrant term whereupon the Warrants will expire on the 20th calendar day after the date of such press release. Under the terms of the Underwriting Agreement, in the event that the Company fails to file a Registration Statement on or before August 31, 2015, the expiry of the Warrants may not be accelerated until August 13, 2016.

The exercise price per common share and the number of common shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events including, but not limited to, the following:

•	the issuance to all, or substantially all, of the Company’s shareholders of a stock dividend;

•	the subdivision or reduction of the Company’s common shares into a greater or smaller number of common shares, as applicable;

•	the reorganization of the Company or the consolidation or merger or amalgamation of the Company with or into another body corporate; and

•	a reclassification or other similar change to the Company’s outstanding common shares.

Upon the holder’s exercise of a Warrant, we will issue the common shares issuable upon exercise of the Warrant within five (5) business days following our receipt of notice of exercise and payment of the exercise price, subject to surrender of the Warrant. Prior to the exercise of any warrants to purchase common shares, holders of the Warrants, or any other warrant will not have any of the rights of holders of the common shares purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common shares purchasable upon exercise.

Terms of the Compensation Options as part of the Offering

The Compensation Options entitle the holder to purchase common shares for an exercise price equal to $11.50 per common share. Subject to certain limitations as described below, the Compensation Options are immediately exercisable upon issuance and expire on May 13, 2017, the second anniversary of the initial issue date. The Compensation Options contain cashless exercise provisions.

The exercise price and the number of common shares issuable upon the exercise of the Compensation Options, as applicable, is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common shares, and also upon any distributions of assets, including cash, stock or other property to our stockholders. The Compensation Options have cashless exercise features. After the close of business on the expiration date, unexercised Compensation Options will become void.

Upon the holder’s exercise of a Compensation Option we will issue the common shares issuable upon exercise of the Compensation Option within five (5) business days following our receipt of notice of exercise and payment of the exercise price, subject to surrender of the Compensation Option. Prior to the exercise of any Compensation Option, the holder will not have any of the rights of holders of the common shares, including the right to vote or to receive any payments of dividends on the common shares purchasable upon exercise.

SELLING SECURITYHOLDERS

This prospectus covers an aggregate of 22,661,188 common shares, comprised of (i) 7,847,668 common shares issued in the Offering (ii) up to 3,923,834 common shares issuable upon the exercise of the warrants issued in the Offering; (iii) up to 392,383 common shares issuable upon the exercise of the Compensation options issued to the Underwriters as compensation in connection with the Offering and (iv) 10,497,303 common shares issued as part of the Athas Acquisition. This prospectus also covers the resale of 3,923,834 Warrants issued in the Offering. These common shares and Warrants may be sold or otherwise disposed of by the Selling Securityholders and their transferees. The common shares and/or Warrants to be offered by the Selling Securityholders were issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act. The shares and warrants offered hereby are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act, to give the Selling Securityholders the opportunity to publicly sell these shares and warrants. This prospectus is part of a registration statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of such shares and warrants from time to time by the Selling Securityholders. No estimate can be given as to the amount or percentage of the common shares or of the Warrants that will be held by the Selling Securityholders after any sales made pursuant to this prospectus because the Selling Securityholders are not required to sell any of the common shares or Warrants being registered under this prospectus. The table below assumes that the Selling Securityholders will sell all of the common shares and Warrants registered in this prospectus.

Offering Selling Securityholders

The following table sets forth the name of each person who is offering for resale common shares and Warrants covered by this prospectus who received common shares or Warrants in the Offering, the beneficial ownership of each such selling securityholder, the number of common shares and Warrants that may be sold in this offering and the number of common shares and Warrants each will own after the offering, assuming they sell all of the shares and warrants offered. The term “Selling Securityholder” includes the securityholder listed below and its transferees. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, common shares subject to warrants, options and other convertible securities held by that person that are currently convertible or exercisable, or convertible or exercisable within 60 days of the date of this prospectus are deemed outstanding. Such common shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership for the shares is based on 70,985,303 common shares outstanding on August 24, 2015. The percentage of beneficial ownership for the warrants is based on 3,923,834 warrants outstanding on August 24, 2015.

	Securities Beneficially Owned Prior to this Offering						Securities Beneficially Owned After this Offering
Name of Selling Securityholder (1)	Number of Shares	% of Outstanding Shares	Number of Warrants	% of Outstanding Warrants	Number of Shares Offered (2)	Number of Warrants Offered (2)	Number of Shares	% of Outstanding Shares	Number of Warrants	% of Outstanding Warrants
1033242 Ont Inc. (3)	2,300	*	1,150	*	2,300	1,150	Nil	Nil	Nil	Nil
1436454 Ontario Limited (4)	13,000	*	6,500	*	13,000	6,500	Nil	Nil	Nil	Nil
1483440 Ontario Inc. (5)	6,000	*	3,000	*	6,000	3,000	Nil	Nil	Nil	Nil
1589835 Ont Inc. (6)	2,300	*	1,150	*	2,300	1,150	Nil	Nil	Nil	Nil
9016-8154 Quebec Inc. (7)	2,000	*	1,000	*	2,000	1,000	Nil	Nil	Nil	Nil
9151-6187 Quebec Inc. (8)	3,000	*	1,500	*	3,000	1,500	Nil	Nil	Nil	Nil
AGF Canadian Growth Equity Class (9)	351,500	*	175,750	4.48%	351,500	175,750	Nil	Nil	Nil	Nil
Amethyst Arbitrage Fund (10)	34,000	*	17,000	*	34,000	17,000	Nil	Nil	Nil	Nil
Amethyst Arbitrage Trading Ltd. (11)	16,000	*	8,000	*	16,000	8,000	Nil	Nil	Nil	Nil
Arrow Diversified Fund (12)	8,300	*	4,150	*	8,300	4,150	Nil	Nil	Nil	Nil
Arrow Macro Fund (13)	13,700	*	6,850	*	13,700	6,850	Nil	Nil	Nil	Nil
Bar Haven Investments Ltd. (14)	10,000	*	5,000	*	10,000	5,000	Nil	Nil	Nil	Nil
Beaumont Select Corp Inc. (15)	333,000	*	31,500	*	63,000	31,500	270,000	*	Nil	Nil
Bloom Burton Healthcare Fund (16)	35,000	*	17,500	*	35,000	17,500	Nil	Nil	Nil	Nil
Brookdale Global Opportunity Fund (17)	5,800	*	2,900	*	5,800	2,900	Nil	Nil	Nil	Nil
Brookdale International Partners, L.P. (18)	14,200	*	7,100	*	14,200	7,100	Nil	Nil	Nil	Nil
Butterfield Bank (Guernsey) Limited as Custodian of Glass Investments LP (19)	29,500	*	6,500	*	13,000	6,500	16,500	*	Nil	Nil
CCLIM on Behalf of Managed Accounts (20)	801,300	1.1%	300,000	*	600,000	300,000	201,300	*	Nil	Nil
CPT Inc. (21)	2,000	*	1,000	*	2,000	1,000	Nil	Nil	Nil	Nil
Curtis Family Trust (22)	26,500	*	5,000	*	10,000	5,000	16,500		Nil	Nil
DKAM Capital Ideas Fund LP (23)	1,637,800	2.3%	225,000	5.73%	450,000	225,000	1,187,800	1.7%	Nil	Nil
Dolfine Bay (24)	4,000	*	2,000	*	4,000	2,000	Nil	Nil	Nil	Nil
DV Trading Inc. (25)	17,000	*	8,500	*	17,000	8,500	Nil	Nil	Nil	Nil
First Canadian Insurance (26)	9,000	*	4,500	*	9,000	4,500	Nil	Nil	Nil	Nil
Forge First Long Short LP (27)	118,900	*	17,500	*	35,000	17,500	83,900		Nil	Nil
Forge First Multi Strategy LP (28)	82,600	*	12,500	*	25,000	12,500	57,600		Nil	Nil
Front Street Investment Management Inc. (29)	678,700	*	135,000	3.44%	270,000	135,000	408,700		Nil	Nil
GWL Growth Equity (30)	14,500	*	7,250	*	14,500	7,250	Nil	Nil	Nil	Nil
IG AGF Canadian Diversified Growth Class (31)	10,000	*	5,000	*	10,000	5,000	Nil	Nil	Nil	Nil
IG AGF Canadian Diversified Growth Fund (32)	89,000	*	44,500	*	89,000	44,500	Nil	Nil	Nil	Nil

	Securities Beneficially Owned Prior to this Offering						Securities Beneficially Owned After this Offering
Name of Selling Securityholder (1)	Number of Shares	% of Outstanding Shares	Number of Warrants	% of Outstanding Warrants	Number of Shares Offered (2)	Number of Warrants Offered (2)	Number of Shares	% of Outstanding Shares	Number of Warrants	% of Outstanding Warrants
Interward Capital Corp. (33)	13,500	*	6,750	*	13,500	6,750	Nil	Nil	Nil	Nil
Investors Group Corporate Class Inc. for Investors Global Health Care Class (34)	160,000	*	80,000	2.04%	160,000	80,000	Nil	Nil	Nil	Nil
JFT Strategies Fund (35)	388,900	*	149,550	3.81%	299,100	149,550	89,800	*	Nil	Nil
K.J. Harrison & Partners Inc. (36)	325,000	*	162,500	4.14%	325,000	162,500	Nil	Nil	Nil	Nil
London Life Growth Equity (37)	85,000	*	42,500	1.08%	85,000	42,500	Nil	Nil	Nil	Nil
Maljec Holdings Inc. (38)	3,000	*	1,500	*	3,000	1,500	Nil	Nil	Nil	Nil
Maxam Diversified Strategies Fund (39)	200,000	*	12,500	*	25,000	12,500	175,000	*	Nil	Nil
Millennium Insurance Corporation (40)	4,500	*	2,250	*	4,500	2,250	Nil	Nil	Nil	Nil
MMCAP International Inc. SPC (41)	1,706,668	2.4%	853,334	21.75%	1,706,668	853,334	Nil	Nil	Nil	Nil
Morgan Meighen & Associates Limited (42)	650,000	*	225,000	5.73%	450,000	225,000	200,000	*	Nil	Nil
Newgen Trading Fund (43)	18,500	*	9,250	*	18,500	9,250	Nil	Nil	Nil	Nil
Newgen Trading Fund LP (44)	47,800	*	23,900	*	47,800	23,900	Nil	Nil	Nil	Nil
Newgen Trading Master Fund (45)	32,600	*	16,300	*	32,600	16,300	Nil	Nil	Nil	Nil
Palos Income Fund L.P. (46)	102,000	*	51,000	*	102,000	51,000	Nil	Nil	Nil	Nil
Pender Select Ideas Fund (47)	1,293,700	1.8%	3,700	*	7,400	3,700	1,286,300	1.8%	Nil	Nil
Pender Small Cap Equity Fund (48)	1,350,000	1.9%	31,850	*	63,700	31,850	1,286,300	1.8%	Nil	Nil
Pender Small Cap Opportunities Fund (49)	1,626,900	2.3%	170,300	4.34%	340,600	170,300	1,286,300	1.8%	Nil	Nil
Pender Value Fund (50)	1,504,600	2.1%	109,150	2.78%	218,300	109,150	1,286,300	1.8%	Nil	Nil
Polaris Event Trading Fund (51)	6,100	*	3,050	*	6,100	3,050	Nil	Nil	Nil	Nil
Retire First Ltd. on behalf of fully managed accounts (52)	448,440	*	43,300	1.10%	86,600	43,300	361,840	*	Nil	Nil
Rockhaven Holdings Ltd. (53)	10,000	*	5,000	*	10,000	5,000	Nil	Nil	Nil	Nil
Royal Capital Management (54)	10,000	*	5,000	*	10,000	5,000	Nil	Nil	Nil	Nil
RPC Capital Ltd. (55)	30,000	*	5,000	*	10,000	5,000	20,000	*	Nil	Nil
Sevenoaks Opportunities Fund LP (56)	155,000	*	27,500	*	55,000	27,500	100,000	*	Nil	Nil
Somerset Group Inc. (57)	285,000	*	7,500	*	15,000	7,500	270,000	*	Nil	Nil
Sprott Asset Management L.P. (58)	2,663,500	3.8%	462,500	11.79%	925,000	462,500	1,738,500	2.4%	Nil	Nil
Stone Castle Investment Management (59)	227,400	*	13,500	*	27,000	13,500	200,400	*	Nil	Nil
The K2 Principal Fund L.P. (60)	100,000	*	50,000	1.27%	100,000	50,000	Nil	Nil	Nil	Nil
Timelo Strategic Opportunities Fund (61)	338,400	*	127,950	3.26%	255,900	127,950	82,500	*	Nil	Nil
Tom Sun Canada Ltd. (62)	8,400	*	4,200	*	8,400	4,200	Nil	Nil	Nil	Nil
Weber Investment Corporation (63)	5,700	*	2,850	*	5,700	2,850	Nil	Nil	Nil	Nil
WG Hofatt Enterprises Ltd. (64)	285,000	*	7,500	*	15,000	7,500	270,000	*	Nil	Nil
Sydney & Alan Levitsky Consultants Inc. (65)	1,400	*	700	*	1,400	700	Nil	Nil	Nil	Nil
917406 Ontario Limited (66)	5,000	*	2,500	*	5,000	2,500	Nil	Nil	Nil	Nil
Celtic Ray Ltd. (67)	5,000	*	2,500	*	5,000	2,500	Nil	Nil	Nil	Nil
Alberto Galeone	3,000	*	1,500	*	3,000	1,500	Nil	Nil	Nil	Nil
Alexandre Besnard	1,000	*	500	*	1,000	500	Nil	Nil	Nil	Nil
Andrew Best	30,000	*	15,000	*	30,000	15,000	Nil	Nil	Nil	Nil
Andrew McDonald	9,500	*	3,250	*	6,500	3,250	3,000	*	Nil	Nil
Annie Shapiro	1,200	*	600	*	1,200	600	Nil	Nil	Nil	Nil
Asad Sheikh	2,000	*	1,000	*	2,000	1,000	Nil	Nil	Nil	Nil
Audrey Dobson	4,400	*	2,200	*	4,400	2,200	Nil	Nil	Nil	Nil
Beatriz Farbstein	1,200	*	600	*	1,200	600	Nil	Nil	Nil	Nil
Benoit Briere	1,000	*	500	*	1,000	500	Nil	Nil	Nil	Nil
Bruce Houck	5,200	*	1,500	*	3,000	1,500	2,200	*	Nil	Nil
C. Ralph Lipper	1,200	*	600	*	1,200	600	Nil	Nil	Nil	Nil
Daniel Heimlich	31,200	*	10,100	*	20,200	10,100	11,000	*	Nil	Nil
Daniel Moquin	1,000	*	500	*	1,000	500	Nil	Nil	Nil	Nil

	Securities Beneficially Owned Prior to this Offering						Securities Beneficially Owned After this Offering
Name of Selling Securityholder (1)	Number of Shares	% of Outstanding Shares	Number of Warrants	% of Outstanding Warrants	Number of Shares Offered (2)	Number of Warrants Offered (2)	Number of Shares	% of Outstanding Shares	Number of Warrants	% of Outstanding Warrants
David Christilaw	3,500	*	1,750	*	3,500	1,750	Nil	Nil	Nil	Nil
David Jones	3,000	*	1,500	*	3,000	1,500	Nil	Nil	Nil	Nil
David Katz & Allan Land	6,000	*	3,000	*	6,000	3,000	Nil	Nil	Nil	Nil
David Katz & Tuula Katz	13,000	*	6,500	*	13,000	6,500	Nil	Nil	Nil	Nil
David Katz	6,000	*	3,000	*	6,000	3,000	Nil	Nil	Nil	Nil
Dr. Irvin L. Klinghofer	6,000	*	3,000	*	6,000	3,000	Nil	Nil	Nil	Nil
Edward I. Martin and/or Claireete Martin	3,500	*	1,750	*	3,500	1,750	Nil	Nil	Nil	Nil
Edwin Winston	1,200	*	600	*	1,200	600	Nil	Nil	Nil	Nil
Eleni Psicharis	1,000	*	500	*	1,000	500	Nil	Nil	Nil	Nil
Floyd R. Davis	2,300	*	1,150	*	2,300	1,150	Nil	Nil	Nil	Nil
Frederic Savaria	1,000	*	500	*	1,000	500	Nil	Nil	Nil	Nil
Garald Burlew	2,000	*	1,000	*	2,000	1,000	Nil	Nil	Nil	Nil
Geoffrey Adams	2,000	*	1,000	*	2,000	1,000	Nil	Nil	Nil	Nil
Gerald Schoel	2,200	*	600	*	1,200	600	1,000	*	Nil	Nil
Gregory Butler	1,000	*	500	*	1,000	500	Nil	Nil	Nil	Nil
Hershey Dwoskin	1,200	*	600	*	1,200	600	Nil	Nil	Nil	Nil
Howard Markowitz	1,200	*	600	*	1,200	600	Nil	Nil	Nil	Nil
Howard Messias	2,000	*	1,000	*	2,000	1,000	Nil	Nil	Nil	Nil
Hymie London	1,200	*	600	*	1,200	600	Nil	Nil	Nil	Nil
Patricia Bentley	2,000	*	1,000	*	2,000	1,000	Nil	Nil	Nil	Nil
Robert Dales	13,000	*	6,500	*	13,000	6,500	Nil	Nil	Nil	Nil
J. Stephen Lipper	2,000	*	1,000	*	2,000	1,000	Nil	Nil	Nil	Nil
Jack Shuber	3,000	*	1,500	*	3,000	1,500	Nil	Nil	Nil	Nil
Janet Dwoskin	1,200	*	600	*	1,200	600	Nil	Nil	Nil	Nil
Jim Stuckey	3,000	*	1,500	*	3,000	1,500	Nil	Nil	Nil	Nil
John Bradley	10,000	*	5,000	*	10,000	5,000	Nil	Nil	Nil	Nil
John Huisman	6,000	*	1,500	*	3,000	1,500	3,000	*	Nil	Nil
Josef Arfin	7,000	*	3,500	*	7,000	3,500	Nil	Nil	Nil	Nil
Lorne Schecter	3,000	*	1,500	*	3,000	1,500	Nil	Nil	Nil	Nil
Louise Audy-Emond	1,500	*	750	*	1,500	750	Nil	Nil	Nil	Nil
Marc Afilalo	1,500	*	750	*	1,500	750	Nil	Nil	Nil	Nil
Maria Moore	3,000	*	1,500	*	3,000	1,500	Nil	Nil	Nil	Nil
Marilyn Cohen	1,200	*	600	*	1,200	600	Nil	Nil	Nil	Nil
Mazhar Sheikh	4,000	*	2,000	*	4,000	2,000	Nil	Nil	Nil	Nil
Michael Cooper	4,800	*	2,000	*	4,000	2,000	800	800	Nil	Nil
Muthupalaniappan Kalairajah	2,000	*	1,000	*	2,000	1,000	Nil	Nil	Nil	Nil
Norman Cohen	2,200	*	600	*	1,200	600	1,000	*	Nil	Nil
Paul Complin	2,200	*	1,100	*	2,200	1,100	Nil	Nil	Nil	Nil
Pierre Arbour	10,000	*	2,500	*	5,000	2,500	5,000	*	Nil	Nil
Randall Lang and/or Patricia Lang	4,000	*	2,000	*	4,000	2,000	Nil	Nil	Nil	Nil
Robert Baumgart	3,500	*	1,750	*	3,500	1,750	Nil	Nil	Nil	Nil
Robert Mobbs	2,000	*	1,000	*	2,000	1,000	Nil	Nil	Nil	Nil
Robin D. Tait	4,500	*	1,250	*	2,500	1,250	2,000	*	Nil	Nil
Ross Coblentz	1,200	*	600	*	1,200	600	Nil	Nil	Nil	Nil
Samuel Belzberg	25,000	*	5,000	*	10,000	5,000	15,000	*	Nil	Nil
Sandra Arfin	8,000	*	4,000	*	8,000	4,000	Nil	Nil	Nil	Nil
Stanley Yetnikoff	2,500	*	750	*	1,500	750	1,000	*	Nil	Nil
Thea Yetnikoff	1,500	*	750	*	1,500	750	Nil	Nil	Nil	Nil
Tracy L. Stratford	2,300	*	1,150	*	2,300	1,150	Nil	Nil	Nil	Nil
Tuula Katz	2,000	*	1,000	*	2,000	1,000	Nil	Nil	Nil	Nil
William Inman	105,130	*	15,000	*	30,000	15,000	75,130	*	Nil	Nil
Mackie Research Capital Corporation (68)	255,049	*	Nil	Nil	255,049	Nil	Nil	Nil	Nil	Nil
PI Financial Corp. (69)	205,005	*	Nil	Nil	137,334	Nil	67,671	*	Nil	Nil

*	Represents ownership of less than 1%.
(1)	This table and the information in the notes below are based upon information supplied by the Selling Securityholders.
(2)	The actual numbers of shares and warrants offered hereby and included in the registration statement of which this prospectus forms a part includes, pursuant to Rule 416 under the Securities Act, such additional number of common shares as may be issuable in connection with the shares registered for sale hereby resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(3)	Americo Tarantello has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 32 Patterson Avenue, Brantford, Ontario N3X 6X2.
(4)	David Katz has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 53 Forest Lane Dr., Thornhill, Ontario L4J 3P2.
(5)	Theodore Small has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 3400 Pharmacy Ave, Suite 1, Scarborough, Ontario M1W 3J8.
(6)	Chris Young has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 26 Pezzack St., Cambridge, Ontario N3C 3S5.
(7)	Jean Paul Beliveau has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 122 Rte St., Germain de Granthan, Quebec J0C 1K0.
(8)	Michael Kapusta has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 21 Rue Heath, Hampstead, Quebec H3X 3L3.
(9)	Peter Imhof has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 31st Floor, TD Bank Tower, 66 Wellington Street W., Toronto, Ontario M4K 1E9.
(10)	Brad Semmelhaack has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 1002 Sherbrooke St. West, Suite 2110, Montreal, Quebec H3A 3L6.
(11)	Brad Semmelhaack has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 1002 Sherbrooke St. West, Suite 2110, Montreal, Quebec H3A 3L6
(12)	Michael Petruzella has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 36 Toronto Street, Suite 750, Toronto, Ontario M5C 2C5.
(13)	Michael Petruzella has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 36 Toronto Street, Suite 750, Toronto, Ontario M5C 2C5.
(14)	David Naiberg has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 43 Sunnydene Cres., North York, Ontario M4N 3J5.
(15)	Winston Hofatt has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 915 42 Ave SE, Calgary, Alberta T2G 1Z1.
(16)	Dan Papalkas has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 200 Bay Street, Suite 2925, Toronto, Ontario M5J 2J2.
(17)	Eitan Milgram has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is PO Box 1748 GT, 27 Hospital Road, George Town, Grand Cayman, Cayman Islands.
(18)	Eitan Milgram has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is PO Box 1748 GT, 27 Hospital Road, George Town, Grand Cayman, Cayman Islands.
(19)	S.A. Davies has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is PO Box 25, Regency Court, Glategny Esplanade, St. Peter Port, Guernsey GY1 3AP.
(20)	Gary Baker has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 2200 – 1111 West Georgia Street, Vancouver, British Columbia V6E 4M3.
(21)	Kevin Coombes has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is Suite 824, 33 Harbour Bay, Nassau, Bahamas.
(22)	James Curtis has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 1981 McNicoll Ave, Vancouver, British Columbia V6J 1A7.
(23)	Jordan Zinberg has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 902 – 123 Front Street West, Toronto, Ontario M5J 2M2.
(24)	G.C. Culmer has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is Geesham House, Charlotte Street South, Nassau Bahamas.
(25)	Savray Lota has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 370 King St. W., Suite 701, Toronto, Ontario M5V 1S9.
(26)	Kim Ward has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 10727-82 Avenue, Edmonton, Alberta T6E 2B1.
(27)	Ashley Kennedy has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 18 King Street East, Suite 901, Toronto, Ontario M5C 1C4.
(28)	Ashley Kennedy has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 18 King Street East, Suite 901, Toronto, Ontario M5C 1C4.
(29)	Frank Mersch has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 33 Yonge Street, Suite 600, Toronto, Ontario M5E 1G4.
(30)	Peter Imhof has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 31st Floor, TD Bank Tower, 66 Wellington Street W., Toronto, Ontario M5K 1E9.
(31)	Peter Imhof has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 31st Floor, TD Bank Tower, 66 Wellington Street W., Toronto, Ontario M5K 1E9
(32)	Peter Imhof has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 31st Floor, TD Bank Tower, 66 Wellington Street W., Toronto, Ontario M5K 1E9
(33)	Kim Ward has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is TD Canada Trust Tower, BCE Place, 161 Bay Street, Suite 410, Box 514, Toronto, Ontario M4J 2S1.
(34)	Bradley R. Kirk has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 447 Portage Avenue, Winnipeg, Manitoba R3B 3H5.
(35)	Jonathan Botrie has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 95 Wellington St. W., Suite 1400, Toronto, Ontario M5J 2N7.
(36)	Joel Clark has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 60 Bedford Rd., Toronto ON M5R 2K2.
(37)	Peter Imhof has voting and investment power over the common shares. The address of the Selling Securityholder is 31st Floor, TD Bank Tower, 66 Wellington Street W., Toronto, Ontario M5K 1E9
(38)	E. Lawrence Cohen has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 106 – 225 Av. Olivier, Westmount, Quebec H3Z 2C7.

(39)	Travis Dowle has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is #902 - 510 Burrard Street, Vancouver, British Columbia V6C 3A8.
(40)	Kim Ward has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 10727-82 Avenue, Edmonton, Alberta T6E 2B1.
(41)	Matthew MacIsaac has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is Admiral Financial Centre – 90 Fort Street, Box 32021, Grand Cayman, Cayman Islands KY1-1208.
(42)	Vanessa Morgan has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 10 Toronto Street, Toronto, Ontario M5C 2B7.
(43)	David Dattels has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is Regatta Office Park, Winward Three, 4th Floor, West Ban Road, PO Box 10312, Grand Cayman, KY-10003.
(44)	David Dattels has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is Regatta Office Park, Winward Three, 4th Floor, West Ban Road, PO Box 10312, Grand Cayman, KY-10003.
(45)	David Dattels has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is Regatta Office Park, Winward Three, 4th Floor, West Ban Road, PO Box 10312, Grand Cayman, KY-10003.
(46)	Chhiu Yarith has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 1 Place Villae-Marie, #1812, Montral, Quebec H3B 4A9.
(47)	Kelvin Wong has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 1640 – 1066 W. Hastings Street, Vancouver, British Columbia V6E 3X1.
(48)	Kelvin Wong has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 1640 – 1066 W. Hastings Street, Vancouver, British Columbia V6E 3X1.
(49)	Kelvin Wong has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 1640 – 1066 W. Hastings Street, Vancouver, British Columbia V6E 3X1.
(50)	Kelvin Wong has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 1640 – 1066 W. Hastings Street, Vancouver, British Columbia V6E 3X1.
(51)	David Dattels has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is Regatta Office Park, Winward Three, 4th Floor, West Ban Road, PO Box 10312, Grand Cayman, KY-10003.
(52)	Douglas Allan has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is #101 – 4610 – 49th Ave., Red Deer, Alberta T4N 6M5.
(53)	Kim Ward has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is TD Canada Trust Tower, BCE Place, 161 Bay Street, Suite 410, Box 514, Toronto, Ontario M4J 2S1.
(54)	Mark Shoom has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 4100 Yonge St., Suite 504, Toronto, Ontario M2P 2G2.
(55)	Robert P. Chalmers has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 18 Ardmore Road, Toronto, Ontario M5P 1V3.
(56)	Neil Andrew has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 2 Bloor St. W., Suite 1503, Toronto, Ontario M4W 3E2.
(57)	Winston Hofatt has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 915 42 Ave SE, Calgary, Alberta T2G 1Z1.
(58)	Steve Rustowsky has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2700, PO Box 27, Toronto, Ontario M5J 2J1.
(59)	Bruce Campbell has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 205 – 1708 Dolphin Ave., Kelowna, British Columbia V1Y 9S4.
(60)	Shawn Kimel has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 2 Bloor Street West, Suite 801, Box 91, Toronto, Ontario M4W 3E2.
(61)	Jonathan Botrie has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 16 Industrial Pkwy S., Suite 201, Aurora, Ontario L4G 0R4.
(62)	Nicholas Chen has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 410 Military Trial, West Hill, Ontario M1E 4Z3.
(63)	Gary Weber has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 2270 Forestry Farm Rd., RR1 Stn Main, Delhi, Ontario N4B 2W4.
(64)	Winston Hofatt has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 915 42 Ave SE, Calgary, Alberta T2G 1Z1.
(65)	Sydney Levitsky has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is Suite 321, 300 rue du Saint-Sacrement, Montreal, Quebec H2Y 1X4.
(66)	Ian Katz has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 14 Conrad Ave, Toronto, Ontario M6G 3G5.
(67)	Ian Katz has voting and investment power over the common shares and the Warrants. The address of the Selling Securityholder is 19 Wellington St. W., Aurora, Ontario L4G 2N7.
(68)	Represents common shares underlying the Compensation Options issued to Mackie as compensation for services rendered as the co-lead underwriter for the Offering. Mackie Research Capital Corporation has voting and investment power over the common shares. The address for Mackie is 199 Bay Street, Suite 4500, Commerce Court West, Toronto, Ontario M5L 1G2.
(69)	Represents 137,334 common shares underlying the Compensation Options issued to PI Financial Corp. for services rendered as the co-lead underwriter for the Offering and 67,671 common shares underlying warrants issued to PI Financial Corp. in connection with a prior private placement with the Company. Lawrence H. McQuid, as Director and Senior Vice President of PI Financial Corp., has voting and investment power over the common shares. The address for PI Financial Corp. is 1900-666 Burrard Street, Vancouver, British Columbia V6C 3N1.

Athas Acquisition Selling Securityholders

The following table sets forth the name of each person who is offering for resale common shares covered by this prospectus who received common shares as part of the Athas Acquisition, the beneficial ownership of each such Selling Securityholder, the number of common shares that may be sold in this offering and the number of common shares each will own after the offering, assuming they sell all of the common shares offered. The term “selling securityholder” includes the securityholder listed below and its transferees. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, common shares subject to warrants, options and other convertible securities held by that person that are currently convertible or exercisable, or convertible or exercisable within 60 days of the date of this prospectus are deemed outstanding. Such common shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership for the common shares is based on 70,985,303 common shares outstanding on August 24, 2015.

	Securities Beneficially Owned Prior to this Offering			Securities Beneficially Owned After this Offering
Name of Selling Securityholder (1)	Number of Shares	% of Outstanding Shares	Number of Shares Offered (2)	Number of Shares	% of Outstanding Shares
Chris Lloyd	3,143,750	4.4%	3,143,750	Nil	Nil
The Wells Children’s Irrevocable Trust (3)	76,363	*	76,363	Nil	Nil
The Vance Wells Irrevocable Asset Trust (4)	725,435	1.0%	725,435	Nil	Nil
The Kym Wells Irrevocable Asset Trust (5)	725,435	1.0%	725,435	Nil	Nil
Vance Wells	103,629	*	103,629	Nil	Nil
The Ganss Irrevocable Trust (6)	76,363	*	76,363	Nil	Nil
The Steven Ganss Irrevocable Asset Trust (7)	725,435	1.0%	725,435	Nil	Nil
The Amy Ganss Irrevocable Asset Trust (8)	725,435	1.0%	725,435	Nil	Nil
Steven Ganss	103,629	*	103,629	Nil	Nil
Alex Noffsinger	1,436,675	2.0%	1,436,675	Nil	Nil
Nick Lloyd	419,952	*	419,952	Nil	Nil
Tyler Holland	419,952	*	419,952	Nil	Nil
Lew Lefko	112,661	*	112,661	Nil	Nil
Brett Lamb	434,255	*	434,255	Nil	Nil
Doug Johnson	176,259	*	176,259	Nil	Nil
Christopher Smith	16,694	*	16,694	Nil	Nil
John Lookabaugh	33,388	*	33,388	Nil	Nil
Jonathan Herland	16,694	*	16,694	Nil	Nil
Greg Campbell	11,686	*	11,686	Nil	Nil
Brad Nelson	16,694	*	16,694	Nil	Nil
Keith Crider	25,041	*	25,041	Nil	Nil
Chris Quinn	16,694	*	16,694	Nil	Nil
Erin Bouck	33,388	*	33,388	Nil	Nil
Chance McElhaney	373,038	*	373,038	Nil	Nil
Cottonwood Family Trust (9)	399,874	*	399,874	Nil	Nil
Melanie Gross	148,888	*	148,999	Nil	Nil

*	Represents ownership of less than 1%.
(1)	This table and the information in the notes below are based upon information supplied by the Athas Selling Securityholders.

(2)	The actual numbers of shares and warrants offered hereby and included in the registration statement of which this prospectus forms a part includes, pursuant to Rule 416 under the Securities Act, such additional number of common shares as may be issuable in connection with the shares registered for sale hereby resulting from stock splits, stock dividends, recapitalizations or similar transactions.
(3)	Jay Wells has voting and investment power over the common shares. The address of the Selling Securityholder is 7030 Fisher Road, Dallas, Texas 75214.
(4)	Vance Wells has voting and investment power over the common shares. The address of the Selling Securityholder is 7030 Fisher Road, Dallas, Texas 75214.
(5)	Kym Wells has voting and investment power over the common shares. The address of the Selling Securityholder is 7030 Fisher Road, Dallas, Texas 75214.
(6)	Carter Ganss has voting and investment power over the common shares. The address of the Selling Securityholder is 365 Regent Drive, Dallas, Texas 75229.
(7)	Steven Ganns has voting and investment power over the common shares. The address of the Selling Securityholder is 365 Regent Drive, Dallas, Texas 75229.
(8)	Amy Ganss has voting and investment power over the common shares. The address of the Selling Securityholder is 365 Regent Drive, Dallas, Texas 75229.
(9)	Shelley Arnette has voting and investment power over the common shares. The address of the Selling Securityholder is 10833 Ferndale Road, Dallas, Texas 75238.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Warrants, common shares or interests in common shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Warrants, common shares or interests in common shares on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of warrants, common shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares or Warrants at a stipulated price per share or per warrant, as applicable;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Warrants or common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Warrants or common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Warrants or common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Warrants or common shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Warrants or common shares in the course of hedging the positions they assume. The Selling Securityholders may also sell Warrants or common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the Warrants or common shares offered by them will be the purchase price of the Warrants or common shares less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Warrants and common shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Warrants or common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Warrants or common shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Because the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common shares or Warrants by the Selling Securityholders and any other persons who are involved in the distribution of our Warrants or common shares pursuant to this prospectus. To the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. RESIDENTS

The following summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Income Tax Convention (1980) as amended (the “Convention”) to the holding and disposition of the Company’s common shares (“Common Shares”) and Warrants.

Comment is restricted to holders of Common Shares and holders of Warrants each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the United States and is entitled to the benefits of the Convention, (ii) holds all Common Shares and Warrants (as applicable) solely as capital property, (iii) deals at arm’s length with and is not affiliated with the Company or the Selling Securityholders, (iv) does not and is not deemed to use or hold any Common Shares or Warrants in a business carried on in Canada, and (v) does not hold Common Shares or Warrants which constitute “taxable Canadian property” as defined in the Canadian Tax Act (each such holder, a “U.S. Resident”).

Generally, a U.S. Resident will be considered to hold a Common Share or Warrant as capital property provided that the U.S. Resident does not acquire or hold the Common Share or Warrant in one or more transactions considered to be an adventure or concern in the nature of trade or in the course of carrying on a business. Special rules, which are not discussed below, may apply to a U.S. Resident who is an insurer that carries on business in Canada and elsewhere.

As long as the Common Shares are then listed on a designated stock exchange (which currently includes the TSX and the NYSE MKT), Common Shares generally will not constitute taxable Canadian property of a U.S. Resident, unless at any time during the 60 month period immediately preceding the disposition of the Common Shares by the U.S. Resident: (i)(a) the U.S. Resident, (b) persons with whom the U.S. Resident did not deal at arm’s length, (c) partnerships in which the U.S. Resident or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or (d) the U.S. Resident together with such persons, owned 25% or more of the issued shares of any class of the capital stock of the Company, and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (a) real or immovable property situated in Canada, (b) Canadian resources properties (as defined in the Canadian Tax Act), (c) timber resource properties (as defined in the Canadian Tax Act), and (d) options in respect of, or interests in or for civil law rights in, property described in (a) to (c).

Generally, a Warrant held by a U.S. Resident will only constitute “taxable Canadian property” at a particular time if the Common Share that would be issued on exercise of the Warrant would be “taxable Canadian property”.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect on the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) on or before the date hereof (the “Tax Proposals”), and the current published administrative and assessing practices and policies of the CRA. It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative practice, although no assurance can be given in these respects. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial or foreign tax considerations.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any U.S. Resident. U.S. Residents are urged to consult their own tax advisors for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

Disposition of Common Shares

A U.S. Resident who disposes or is deemed to dispose of a Common Share should not thereby incur any liability for Canadian federal income tax in respect of any capital gain thereby arising.

Exercise, expiry or other disposition of Warrants

A U.S. Resident who exercises a Warrant to acquire a Common Share, or disposes or is deemed to dispose of a Warrant upon its expiry or in any other manner, should not thereby incur any liability for Canadian federal income tax.

Taxation of Dividends on Common Shares

A U.S. Resident on whose Common Share the Company pays or credits, or is deemed to pay or credit, a dividend generally will be subject to Canadian withholding tax at the rate of 15% or, if the U.S. Resident is a company that beneficially owns at least 10% of the voting stock of the Company, 5% of the gross amount of the dividend. The Company will be required to withhold the requisite amount of tax from the dividend and remit it to the CRA for the U.S. Resident’s account. A U.S. Resident that is a qualifying religious, scientific, literary, educational or charitable tax-exempt organization or a qualifying trust, company, organization or arrangement operated exclusively to administer or provide pension, retirement or employee benefits and is exempt from tax in the United States may be exempt under the Convention from Canadian withholding tax provided that the U.S. Resident complies with specific administrative procedures.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of common shares acquired pursuant to this Prospectus, the exercise, disposition, and lapse of Warrants acquired pursuant to this Prospectus, and the acquisition, ownership, and disposition of the Warrant Shares. For purposes of this tax summary, unless otherwise indicated, the term “common shares” includes the Warrant Shares. This summary does not discuss any tax consequences applicable to the Selling Securityholders. Each Selling Securityholder should consult its own tax advisor regarding the tax consequences of the resale of common shares and Warrants.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of common shares and Warrants pursuant to this Prospectus. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the common shares and Warrants acquired pursuant to this Prospectus.

No opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS, U.S. court decisions and the Convention Between Canada and the United States of America with Respect to Taxes on Income and Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), that are in effect and available, each as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares or Warrants acquired pursuant to this Prospectus that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of common shares or Warrants that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of common shares and Warrants. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of common shares and Warrants.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own common shares, Warrants or Warrant Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquired common shares, Warrants or Warrant Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold common shares, Warrants or Warrant Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); or (i) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the Company’s outstanding shares. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are (a) U.S. expatriates or former long-term residents of the U.S., (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Canadian Income Tax Act (Canada) (the “Canadian Tax Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold common shares, Warrants or Warrant Shares in connection with carrying on a business in Canada; (d) persons whose common shares, Warrants or Warrant Shares constitute “taxable Canadian property” under the Canadian Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares, Warrants or Warrant Shares.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds common shares, Warrants or Warrant Shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of common shares, Warrants and Warrant Shares.

Tax Consequences Not Addressed

This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of common shares and Warrants. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences of the acquisition, ownership, and disposition of common shares and Warrants.

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares and Warrant Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules.”

Distributions on Common Shares and Warrant Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to any common shares or Warrant Shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the Company’s current or accumulated “earnings and profits”, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares or Warrant Shares and thereafter as gain from the sale or exchange of such common shares or Warrant Shares (see “U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Distribution of Common Shares and Warrant Shares – Sale or Other Taxable Disposition of Common Shares and Warrant Shares” below). However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by the Company with respect to the common shares or Warrant Shares will constitute ordinary dividend income. Dividends received on common shares or Warrant Shares generally will not be eligible for the “dividends received deduction.” Subject to applicable limitations and provided the Company is eligible for the benefits of the Canada-U.S. Tax Convention, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares and Warrant Shares

Upon the sale or other taxable disposition of common shares or Warrant Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such common shares or Warrant Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares or Warrant Shares have been held for more than one year.

Gain or loss recognized by a U.S. Holder on the sale or other taxable disposition of common shares or Warrant Shares generally will be treated as “U.S. source” for purposes of applying the U.S. foreign tax credit rules unless the gain is subject to tax in Canada and is reclassified as “foreign source” under the Canada-U.S. Tax Convention and such U.S. Holder elects to treat such gain or loss as “foreign source” (see more detailed discussion at “Additional Tax Considerations – Foreign Tax Credit” below). Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules.”

Exercise of Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. A U.S. Holder’s holding period for the Warrant Share received on the exercise of a Warrant should begin on the date that such Warrant is exercised by such U.S. Holder.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants Without Exercise

Upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or the Company’s assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by the Company at “U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares and Warrant Shares – Distributions on Common Shares and Warrant Shares” above).

Passive Foreign Investment Company Rules

If the Company were to constitute a PFIC for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of common shares, Warrants and Warrant Shares. The Company believes that it was not a PFIC for its prior tax year, and based on current business plans and financial expectations, the Company expects that it will not be a PFIC for the current tax year. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that the Company has never been, is not, and will not become a PFIC for any tax year during which U.S. Holders hold common shares, Warrants or Warrant Shares.

In addition, in any year in which the Company is classified as a PFIC, U.S. Holders will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

The Company will be a PFIC under Section 1297 of the Code (a “PFIC”) if, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the “income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income (the “asset test”), based on the quarterly average of the fair market value of such assets. “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

In addition, for purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income and certain other requirements are satisfied.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

If the Company were a PFIC in any tax year that a U.S. Holder held common shares, Warrants or Warrant Shares, such holder generally would be subject to special rules under Section 1291 of the Code with respect to “excess distributions” made by the Company on the common shares, Warrants or Warrant Shares and with respect to gain from the disposition of common shares, Warrants or Warrant Shares. An “excess distribution” generally is defined as the excess of distributions with respect to the common shares, Warrants or Warrant Shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder’s holding period for the common shares, Warrants or Warrant Shares, as applicable. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the common shares, Warrants or Warrant Shares ratably over its holding period for the common shares, Warrants or Warrant Shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including, without limitation, the “QEF Election” under Section 1295 of the Code and the “Mark-to-Market Election” under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner. Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code that apply to “excess distributions” and dispositions described above. However, under the proposed Treasury Regulations, for the purposes of the PFIC rules, the holding period for any Warrant Shares acquired upon the exercise of a Warrant will begin on the date a U.S. Holder acquires the underlying Warrants (and not the date the Warrants are exercised). This will impact the availability, and consequences, of the QEF Election and Mark-to-Market Election with respect to the Warrant Shares. Thus, a U.S. Holder will have to account for Warrant Shares and common shares under the PFIC rules and the applicable elections differently. In addition, a QEF Election may not be made with respect to the Warrants and it is unclear whether the Mark-to-Market Election may be made with respect to the Warrants. U.S. Holders should consult their own tax advisers regarding the potential application of the PFIC rules to the ownership and disposition of common shares, Warrants, and Warrant Shares, and the availability of certain U.S. tax elections under the PFIC rules.

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any Subsidiary PFIC. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of common shares, Warrants and Warrant Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of common shares, Warrants or Warrant Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares or Warrant Shares (or with respect to any deemed dividend on the Warrants) generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation (including constructive dividends) should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, if U.S. Holders own, directly or indirectly, 50% or more of the Company’s outstanding common shares, by vote or by value, during a tax year, dividends received by a U.S. Holder with respect to common shares during such tax year will instead be treated as U.S. source income in proportion to the ratio of (i) the portion of the Company’s earnings and profits for such tax year from sources within the U.S. over (ii) the total amount of the Company’s earnings and profits for such tax year. However, the amount of a distribution with respect to the common shares, Warrants or Warrant Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Additional Tax on Passive Income

Certain U.S. Holders that are individuals, estates or trusts (other than trusts that are exempt from tax) will be subject to a 3.8% tax on all or a portion of their “net investment income,” which includes dividends on the common shares and Warrant Shares, and net gains from the disposition of the common shares, Warrants and Warrant Shares. U.S. Holders that are individuals, estates or such trusts should consult their own tax advisors regarding the applicability of this tax to any of their income or gains in respect of the common shares, Warrants and Warrant Shares.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless their common shares, Warrants, and Warrant Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of common shares, Warrants and Warrant Shares generally may be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES, WARRANTS AND WARRANT SHARES PURSUANT TO THIS PROSPECTUS. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

The validity of the common shares and Warrants offered hereby and certain other legal matters will be passed upon for us by the law firm of Macdonald Tuskey.

EXPERTS

Calvetti Ferguson, our independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K, for the years ended December 31, 2014 and 2013, which is included in this Registration Statement on Form S-1. Our financial statements are included in reliance on their reports given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We file annual reports, quarterly reports, current reports, and proxy and information statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, with the SEC with respect to the common shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. For further information with respect to us and our common shares, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may read and copy materials that we have filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of reports and other information from us are available on the SEC’s website at http://www.sec.gov. Such filings are also available at our website at http://www.nobilishealth.com. Website materials are not a part of this prospectus.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

NOBILIS HEALTH CORP. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

To the Shareholders of

Nobilis Health Corp.

We have audited the accompanying consolidated balance sheets of Nobilis Health Corp. and subsidiaries (collectively, the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of earnings, comprehensive income, changes in shareholders’ equity, and cash flows for the years ended December 31, 2014 and 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

Houston, Texas

April 2, 2015

Nobilis Health Corp.

Consolidated Balance Sheets

December 31, 2014 and 2013

(In thousands)

	December 31, 2014	December 31, 2013
Assets
Current Assets:
Cash	$7,568	$5,602
Trade accounts receivable, net	42,175	8,281
Medical supplies	1,412	787
Prepaid expenses and other current assets	3,554	540

Total current assets	54,709	15,210
Property and equipment, net	9,087	4,833
Intangible assets	19,543	1,097
Goodwill	22,470	1,228
Notes receivable	659	150
Investments in associates	880	—
Other long-term assets	234	121

Total Assets	$107,582	$22,639

Liabilities and Equity
Current Liabilities:
Trade accounts payable	$10,528	$3,018
Accrued liabilities	9,112	1,970
Lines of credit	5,420	—
Subordinated notes payable	635	—
Current portion of debt	3,437	1,693
Current portion of capital leases	257	49
Other current liabilities	1,485	43

Total current liabilities	30,874	6,773
Long-term capital leases, net of current portion	573	163
Long-term debt, net of current portion	10,582	—
Other long-term liabilities	252	—
Total liabilities	42,281	6,936

Shareholders’ Equity:
Common stock, no par value	—	—
Additional paid in capital	179,293	150,897
Accumulated deficit	(132,866)	(140,052)
Accumulated other comprehensive income	(111)	104

Total shareholders’ equity attributable to Nobilis Health Corp.	46,316	10,949

Noncontrolling interests	18,985	4,754
Total shareholders’ equity	65,301	15,703

Total Liabilities and Shareholders’ Equity	$107,582	$22,639

The accompanying notes are an integral part of the consolidated financial statements.

Nobilis Health Corp.

Consolidated Statements of Earnings

Years Ended December 31, 2014 and 2013

(In thousands, except earnings per share)

	Year ended December 31,
	2014	2013
Revenues:
Patient and net professional fees	$80,917	$31,128
Contracted marketing revenues	2,171	—
Factoring revenues	941	—

Total revenue	84,029	31,128
Cost of revenues	201	—

Gross Profit	83,828	31,128

Operating expenses:
Salaries and benefits	11,933	5,329
Drugs and supplies	11,094	4,423
General and administrative	31,791	10,648
Depreciation and amortization	1,529	650

Total operating expenses	56,347	21,050
Corporate costs:
Salaries and benefits	2,386	2,285
General and administrative	4,082	2,228
Legal expenses	66	808
Depreciation	114	81

Total corporate costs	6,648	5,402

Income from operations	20,833	4,676

Other expense (income):
Gain on bargain purchase	—	(2,392)
Interest expense	288	97
Other expense (income), net	(183)	120

Total other expense (income)	105	(2,175)
Net income before income taxes and noncontrolling interests	20,728	6,851

Income tax	480	177

Net income	20,248	6,674

Net income attributable to noncontrolling interests	13,062	5,476

Net income attributable to Nobilis Health Corp.	$7,186	$1,198

Net income per basic common share	$0.15	$0.03

Net income per fully diluted common share	$0.15	$0.03

Weighted average shares outstanding (basic)	46,517,815	36,793,950

Weighted average shares outstanding (fully diluted)	48,781,348	37,637,662

The accompanying notes are an integral part of the consolidated financial statements.

Nobilis Health Corp.

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2014 and 2013

(In thousands)

	Year ended December 31,
	2014	2013
Net income	$7,186	$1,198
Other comprehensive income:
Foreign currency translation adjustments	(215)	(32)

Total other comprehensive income	(215)	(32)

Comprehensive income attributable to Nobilis Health Corp.	$6,971	$1,166

The accompanying notes are an integral part of the consolidated financial statements.

Nobilis Health Corp.

Consolidated Statements of Changes in Equity

Years Ended December 31, 2014 and 2013

(In thousands)

	Common Stock	Additional Paid In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Equity Attributable to Nobilis Health	Equity Attributable to Noncontrolling Interests	Total Equity
BALANCE — January 1, 2013	$—	$145,802	$(141,250)	$136	$4,688	$4,462	$9,150
Net income	—	—	1,198	—	1,198	5,476	6,674
Proceeds from private equity offering	—	4,089	—	—	4,089	—	4,089
Proceeds from sale of ownership interest in subsidiary	—	303	—	—	303	—	303
Purchase of additional ownership interest in subsidiary	—	157	—	—	157	(927)	(770)
Distributions to noncontrolling interests	—	—	—	—	—	(4,257)	(4,257)
Other comprehensive income	—	—	—	(32)	(32)	—	(32)

Subtotal	—	150,351	(140,052)	104	10,403	4,754	15,157

Exercise of stock options	—	168	—	—	168	—	168
Share-based compensation, net	—	378	—	—	378	—	378

BALANCE — December 31, 2013	$—	$150,897	$(140,052)	$104	$10,949	$4,754	$15,703

BALANCE — January 1, 2014	$—	$150,897	$(140,052)	$104	$10,949	$4,754	$15,703
Net income	—	—	7,186	—	7,186	13,062	20,248
Proceeds from private equity offering	—	6,100	—	—	6,100	—	6,100
Proceeds from sale of ownership interest in subsidiary	—	705	—	—	705	—	705
Purchase of investment	—	490	—	—	490	—	490
Consolidation of investment	—	—	—	—	—	522	522
Consolidation of First Nobilis	—	—	—	—	—	7,206	7,206
Acquisition of Athas Health		16,239	—	—	16,239	—	16,239
Distributions to noncontrolling interests	—	—	—	—	—	(6,559)	(6,559)
Other comprehensive income	—	—	—	(215)	(215)	—	(215)

Subtotal	—	174,431	(132,866)	(111)	41,454	18,985	60,439

Exercise of stock warrants		3,188	—	—	3,188	—	3,188
Exercise of stock options	—	166	—	—	166	—	166
Share-based compensation, net	—	1,508	—	—	1,508	—	1,508

BALANCE — December 31, 2014	$—	$179,293	$(132,866)	$(111)	$46,316	$18,985	$65,301

The accompanying notes are an integral part of the consolidated financial statements.

Nobilis Health Corp.

Consolidated Statements of Cash Flows

Years Ended December 31, 2014 and 2013

(In thousands)

	Year ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,186	$1,198
Adjustments to reconcile net income attributable to Nobilis to net cash provided by operating activities:
Depreciation	1,642	731
Gain on sale of fixed assets	(39)	(2)
Noncontrolling interests	13,062	5,476
Gain on bargain purchase of a business	—	(2,392)
Foreign currency gain (loss)	(215)	(32)
Share-based compensation	1,508	378
Changes in operating assets and liabilities	(19,146)	(1,869)

Net cash provided by operating activities	3,998	3,488

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,023)	(1,180)
Purchase of investment in associate	(150)	—
Purchase of interest acquired in a subsidiary	(346)	—
Distributions from investments in associates	—	159
Proceeds from sale of property and equipment	39	2
Proceeds from sale of ownership interests of subsidiary	705	303
Purchase of additional ownership interest in subsidiary	—	(770)
Acquisition of a business	(3,000)	(460)

Net cash (used for) investing activities	(4,775)	(1,946)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to non controlling interests	(6,559)	(4,257)
Proceeds from exercise of stock options	166	168
Proceeds from exercise of stock warrants	3,188	—
Payments on capital lease obligations	(77)	(12)
Proceeds from debt and lines of credit	1,300	—
Payments of debt and lines of credit	(1,375)	—
Note receivable	—	(150)
Proceeds from private placement	6,100	4,089

Net cash provided by (used for) financing activities	2,743	(162)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,966	1,380
CASH AND CASH EQUIVALENTS — Beginning of period	5,602	4,222

CASH AND CASH EQUIVALENTS — End of period	$7,568	$5,602

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for taxes	$165	$100
Cash paid for interest	$216	$97

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Capital expenditures funded by capital lease borrowings	$696	$224
Non-cash acquisition of property and equipment	$2,271	$—
Non-cash acquisition of intangibles and goodwill	$7,206	$—

The accompanying notes are an integral part of the consolidated financial statements.

Nobilis Health Corp.

Notes to the Consolidated Financial Statements

(in thousands, except per share amounts and as otherwise noted)

1. Company Description

Nobilis Health Corp. was incorporated on March 16, 2007 under the name “Northstar Healthcare Inc.” pursuant to the provisions of the British Columbia Business Corporations Act (“BCBCA” ). On December 5, 2014, Northstar Healthcare Inc. changed its name to Nobilis Health Corp. Our registered office is located at Suite 400, 570 Granville Street, Vancouver, British Columbia V6C 3P1 and our corporate office is located at 4120 Southwest Freeway, Suite 150, Houston, Texas 77027. Our common shares are and have been publicly traded on the Toronto Stock Exchange under the symbol “NHC” since May 2007.

We own and manage nine healthcare facilities (the “Nobilis Facilities”) in Texas and Arizona; two MRI centers, an urgent care center, one hospital and five ambulatory surgery centers (“ASC”), referred to as the “Nobilis ASCs” of which three are located in Houston, Texas, one in Dallas, Texas and one in Scottsdale, Arizona. The Nobilis ASCs are licensed ambulatory surgery centers that provide scheduled surgical procedures in a limited number of clinical specialties, which enables them to develop routines, procedures and protocols to maximize operating efficiency and productivity while offering an enhanced healthcare experience for both physicians and patients.

The Nobilis ASCs do not offer the full range of services typically found in traditional hospitals, but instead focus on certain clinical specialties, including orthopedic surgery, podiatric surgery, ENT, pain management, gastro- intestinal, gynecology, and general surgery. Nobilis’ hospital focuses on these same specialties with the ability to take on more complex instances.

In December 2014, the Company expanded its services to health care marketing and factoring of receivables when it acquired 100% interests of Athas Health, LLC (“Athas”).

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

Our consolidated financial statements include the accounts of Nobilis and its subsidiaries. Subsidiaries are all entities over which the Company has the power to govern the financial and operating policies through ownership of more than one half of the voting rights or by determining that the subsidiary is a variable interest entity (“VIE”) that requires consolidation. A reporting entity with a controlling financial interest in a VIE will have both of the following characteristics: (i) the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb the losses of the VIE that could potentially be significant to the VIE or the right to receive benefit from the VIE that could potentially be significant to the VIE. See note 17 for details. All significant intercompany accounts are eliminated in consolidation.

Use of Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Retroactively calculated third-party contractual adjustments are accrued on an estimated basis in the period in which the related services are rendered. Net patient service revenue is adjusted as required in subsequent periods based on final settlements and collections.

Cash

We maintain our cash in bank deposit accounts that at times, may exceed federally insured limits. We have not experienced any losses in such accounts, and we believe we are not exposed to any significant credit risks on cash. At December 31, 2014 and 2013, our cash exceeded what is federally insured.

Patient and Net Professional Fees

Patient and net professional fees is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered.

The amounts actually collected by the Company from third-party payors, including private insurers, are variable, even for identical procedures performed. An additional factor in the determination of patient and net professional fees is the Company’s payor mix, as between private health insurance plans, workers’ compensation, directly from patients, and from government payor plans. Management reviews and evaluates historical payment data, payor mix and current economic conditions on a periodic basis and adjusts the estimated collections as a percentage of gross billings (which are used to determine patient and net professional fees) as required in subsequent periods based on final settlements and collections.

Revenue is recognized upon the performance of the patient service and when ultimate collection is measurable and reasonably assured.

Contracted Marketing Revenues

Contracted marketing revenue is comprised of payments from hospitals, ASC’s and other ancillary service providers through marketing services agreements. The services include licensing, marketing, patient intake, patient outcome assessments and educational services. Revenue is recognized on a gross basis upon the performance of the marketing service and when ultimate collection is measurable and reasonably assured. Costs associated with the performance of these services is recorded in cost of revenue in the consolidated statement of earnings.

Factoring Revenues

Factoring revenue is comprised of revenue generated from certain accounts receivables which are purchased from third parties through the regular course of business. Purchase price is determined either by a flat fee per case, as dictated per the agreement, or as a percentage of final collections. At the time of purchase, the Company assumes all financial risk and incurs all costs related to collections without any recourse to the third party seller. Revenue is recognized based upon the date of the original service associated with the receivable.

Accounts Receivable

Accounts receivable consists of net patient service revenues and factoring revenues recorded at net realizable value and contracted marketing revenues recorded at the fees due from the facilities for marketing services performed.

On a periodic basis, we evaluate receivables based on the age of the receivable, history of past collections and current credit and economic conditions and adjust the carrying value accordingly. An account is written off when it is determined that all collection efforts have been exhausted. The Company does not accrue finance or interest charges on accounts receivable. An allowance for uncollectible patient receivables balances, including receivables from non-partner surgeons, is maintained at a level which the Company believes is adequate to absorb possible losses.

Medical Supplies

Medical supplies consist of various surgical supplies and medications and are valued at the lower of cost or market on the first-in, first-out method. The market value of inventories is determined based on the estimated selling price in the ordinary course of business less the estimated costs of sale, and a reasonable profit margin based on the effort required sell the inventories. The Company had no write-downs for medical supplies for the years ended December 31, 2014 or 2013.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Property under capital leases and the related obligation for future lease payments are initially recorded at an amount equal to the lesser of fair value of the property and equipment or the present value of the future lease payments. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the term of the lease. Maintenance and repairs are charged to operations when incurred.

We evaluate our long-lived assets for possible impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the asset, or related group of assets, may not be recoverable from estimated future undiscounted cash flows. If the estimated future undiscounted cash flows are less than the carrying value of the assets, we calculate the amount of impairment if the carrying value of the long-lived assets exceeds the fair value of the assets. The fair value of the assets is estimated based on appraisals, established market values of comparable assets or internal estimates of future net cash flows expected to result from the use and ultimate disposition of the asset. The estimates of these future cash flows are based on assumptions and projections we believe to be reasonable and supportable. They require our subjective judgments and take into account assumptions about revenue and expense growth rates. These assumptions may vary by type of facility and presume stable, improving or, in some cases, declining results at our hospitals, depending on their circumstances.

We report long-lived assets to be disposed of at the lower of their carrying amounts or fair values less costs to sell. In such circumstances, our estimates of fair value are based on appraisals, established market prices for comparable assets or internal estimates of future net cash flows. Gains and losses on disposals of property and equipment are determined by comparing the proceeds from disposal with the net carrying amount of property and equipment, and are recognized within other expense (income) in the consolidated statement of earnings.

The estimated useful lives for depreciation purposes are as follows:

Property and Equipment	Estimated Useful Lives
Telephone equipment	7 Years
Computer hardware	5 Years
Computer software	3-5 Years
Furniture and office equipment	7 Years
Medical equipment	5 Years
Leasehold improvements	Estimated usefule life or lease term

Investments in Associates

Investments in associates which are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an associate depends on an evaluation of several factors including, among others, representation on the associate’s board of directors, involvement in operations, and ownership level. Under the equity method of accounting, the associate’s accounts are not reflected within the Company’s consolidated balances sheets and statements of earnings; however, the Company’s share of the earnings or losses of the associate is reflected in other expense (income) in the consolidated statements of earnings. The Company’s carrying value in an equity method investment is reflected in investments in associates in the consolidated balance sheets.

When the Company’s carrying value in an equity method investment is reduced to zero, no further losses are recorded in the Company’s consolidated financial statements unless the Company guaranteed obligations of the associate or has committed additional funding. When the associate subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

Investments in associates which are not accounted for under the equity method of accounting are accounted for under the cost method of accounting and are initially recognized at cost. Distributions received from an associate are recorded as other expense (income) in the consolidated statements of earnings. Under this method, the Company’s share of the earnings or losses of the associates is not included in the consolidated balance sheets or consolidated statements of earnings. However, the investments are reviewed for impairment at least annually and any impairment loss that is other than temporary is recognized in the consolidated statements of earnings. If circumstances suggest that the value of the associate has subsequently recovered, such recovery is not recorded. At December 31, 2014, the investments are not considered impaired.

Goodwill and Intangibles

Goodwill represents the excess of the cost of an acquisition over the fair value of the Company’s share of the net identifiable assets of an acquired subsidiary on the date of acquisition. Goodwill is reviewed for impairment on an annual basis or more frequently if events or circumstances indicate potential impairment. The Company’s goodwill evaluation is based on both qualitative and quantitative assessments regarding the fair value of goodwill relative to its carrying value. The Company assesses qualitative factors to determine if its sole reporting unit’s fair value is more likely than not to exceed its carrying value, including goodwill. In the event the Company determines that it is more likely than not that its reporting unit’s fair value is less than its carrying amount, quantitative testing is performed comparing recorded values to estimated fair values. Estimates of fair value are based on appraisals, established market prices for comparable assets or internal estimates of future net cash flows. If the fair value exceeds the carrying value, goodwill is not impaired. If the carrying value exceeds the fair value, an impairment charge is recognized through a charge to operations based upon the excess of the carrying value of goodwill over the implied fair value.

Indefinite life intangible assets consisting of trade names, trademarks, Medicare licenses, and an unfavorable lease, are not amortizable; however, are evaluated for impairment on an annual basis. Definite live intangible assets consisting of non-compete agreements, internally developed software, trade secret methodology and physician relationships, are carried at cost less accumulated amortization, which is calculated on a straight-line basis over a period of five to 20 years depending on the asset’s useful life.

Advertising and Marketing Costs

Advertising costs are expensed as they are incurred. Advertising expense for the years ended December 31, 2014 and 2013 was $9.9 million and $3.2 million, respectively. The Company utilizes many media outlets for marketing to patients which include internet, TV, radio, print, seminar and billboard advertising.

Income Taxes

The tax expense for the period comprises current and deferred tax. Tax expense is recognized in the consolidated statement of earnings, except to the extent that it relates to items recognized directly in equity. For items recognized directly in equity, the tax expense is also recognized in equity.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company’s subsidiaries and associates operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulations is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognized, using the liability method, on temporary differences arising between the tax basis of assets and liabilities and their carrying amounts in the consolidated financial statements. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future.

Under U.S. GAAP, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement. The Company annually evaluates tax positions to determine the need for any additional disclosures in accordance with U.S. GAAP, including de-recognition, classification, interest and penalties on income taxes and accounting in interim periods.

Leases

Certain leases are classified as capital leases whenever the terms of the lease transfer substantially all of the risks and rewards of ownership to the lessee. Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the consolidated statement of earnings on a straight-line basis over the period of the lease as rent expense.

Foreign Currency

Items included in the consolidated financial statements for each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). Currently, all of the Company’s activities are measured using the U.S. Dollar (“USD”). The consolidated statements are presented in USD, the Company’s reporting currency.

From time to time monetary assets and liabilities may be denominated in foreign currency, and, if so, will be translated at the exchange rate in effect as the statement of financial position date, with resulting gains or losses included within the consolidated statement of comprehensive income. Revenues and expenses denominated in foreign currencies are translated into USD at the average foreign currency exchange rate for the period.

Share Based Compensation

The Company recognizes all stock-based payments to employees, including grants of employee stock options, in the consolidated financial statements based on their grant-date fair values in accordance with U.S GAAP. The Company values its stock options awarded using the Black-Scholes option pricing model. Restricted stock awards are valued at the grant date closing market price. Stock based compensation costs are recognized over the vesting period, which is the period during which the employee is required to provide service in exchange for the award. Stock-based compensation paid to non-employees are valued at the fair value at the applicable measurement date and charged to expense as services are rendered.

Net Income Per Common Share

We calculate net income per common share by dividing net income available for common shareholders by the weighted average number of common shares outstanding during the period. Fully diluted income per share is computed using the weighted average number of common and potential common shares outstanding during the period. Potential common shares include those that may be issued upon redemption of units granted under the Company’s RSU and Share Option Plans.

Comprehensive Income

Comprehensive income consists of net income and other gains and losses affecting stockholder’s equity that are excluded from net income, such as unrealized gains and losses on available-for-sale investments, foreign currency translation gains and losses and minimum pension liability. The Company’s other comprehensive income represents foreign currency translation adjustments.

Noncontrolling Interests

Noncontrolling interests are classified in the consolidated statements of earnings as part of consolidated net income and the accumulated amount of noncontrolling interest in the consolidated balance sheets as part of shareholders’ equity. Changes in the ownership interest in a consolidated subsidiary that does not result in a loss of control are accounted for as an equity transaction. If a change in ownership of a consolidated subsidiary results in a loss of control and deconsolidation, any retained ownership interests are remeasured with the gain or loss reported in net earnings.

Segment Reporting

The Company reports segment information based on how the chief operating decision maker, along with other members of management, organize and utilize financial and operational data in determining how to allocate resources and assess performance.

Effective December 1, 2014, the Company’s business lines are classified into two reportable business segments which include a medical services segment and a marketing and factoring segment. The medical services segment provides the operation of hospitals, outpatient facilities and other various related health care services. The marketing and factoring segment provides direct to consumer marketing efforts which educate patients on their healthcare options. Factoring activities are included in the marketing segment, as such activities only pertain to patients which are acquired through the marketing efforts of Athas.

We evaluate performance based on income from operations of the respective business units prior to the allocation of corporate office expenses. Transactions between segments are eliminated in consolidation. Our corporate office provides general and administrative as well as support services to our two revenue-generating segments. Management allocates costs between segments for selling, general and administrative expenses and depreciation expense.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued new guidance that introduces a new five-step revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance also requires disclosures sufficient to enable users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative disclosures about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. This standard is effective for fiscal years beginning after December 15, 2016, including interim periods within that reporting period. The Company is currently evaluating the new guidance to determine the impact it will have on its consolidated financial statements.

In June 2014, the FASB issued amended guidance on the accounting for certain share-based employee compensation awards. The amended guidance applies to share-based employee compensation awards that include a performance target that affects vesting when the performance target can be achieved after the requisite service period. These targets are to be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award and compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved. The amendments are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. The Company does not expect adoption will have a material impact on its consolidated financial statements.

In February 2015, the FASB issued amended guidance on the consolidation of legal entities including limited partnerships and limited liability corporations. The guidance modifies the consolidation models to be analyzed in determining whether a reporting entity should consolidate certain types of legal entities. The guidance must be applied using on of two retrospective application methods and will be effective for fiscal years beginning after December 15, 2015, and for interim periods within those fiscal years. Early adoption is permitted, including adoption in any interim period. The Company does not expect adoption will have a material impact on its consolidated financial statements.

3. Acquisitions and Business Combinations

In December 2013, the Company completed its acquisition of a former outpatient surgery center near Phoenix, Arizona. The acquisition was completed through bankruptcy court. The Company created a new subsidiary named Northstar Healthcare Surgery Center – Scottsdale, LLC and will continue to operate the surgery center in a similar capacity.

The Company concluded that the fair value of the consideration transferred in the acquisition was less than the fair value of the net identifiable assets acquired, resulting in $2.4 million gain recognized in connection with the acquisition. The gain from a bargain purchase has been presented in a separate line item in the accompanying consolidated statements of earnings.

The costs related to the transaction were $0.1 million and were expensed during the year ended December 31, 2013.

The following table summarizes the fair values of the identifiable assets acquired at the date of acquisition:

December 16, 2013
Furniture and office equipment	$131
Medical equipment	495
Leasehold improvements	2,226

Net assets acquired	2,852
Less: gain from bargain purchase	(2,392)

Total purchase price	$460

In January 2014, the Company acquired an ownership interest in two imaging centers and one urgent care clinic in Houston. The aggregate cost of the acquisition is comprised of $0.3 million in cash, net of acquired cash, and 431,711 shares of Nobilis stock representing a combined value of $0.9 million.

The following table summarizes the fair values of the identifiable assets acquired and liabilities assumed at the date of acquisition:

January 16, 2014
Assets:
Property and equipment	$2,271
Prepaid expenses and other assets	129
Goodwill	701

Assets acquired	$3,101

Liabilities:
Accounts payable	$697
Debt	1,544

Liabilities assumed	$2,241

Consideration:
Cash, net of cash acquired	$346
Stock issued for acquisition	514

Total Consideration	$860

First Nobilis, LLC

In September 2014, the Company formed First Nobilis, LLC, a Texas limited liability Company (“First Nobilis”). First Nobilis is owned 51% by the Company and 49% by a third party. First Nobilis formed two subsidiary Texas limited liability companies to be the new operating entities.

Upon formation of First Nobilis, effective September 1, 2014, Nobilis contributed $7.5 million in cash to the new entity. For a 49% ownership interest, a third party contributed medical supplies, intangible assets, and certain accounts payables and accounts receivables. This transaction was treated as a business combination. The fair value of the intangible assets and liabilities acquired were determined by independent third party valuation experts. The carrying amounts of all other net assets acquired approximate their fair values due to their short term nature.

The following table summarizes the fair values of the identifiable assets acquired and liabilities assumed at the date of acquisition:

September 1, 2014
Assets:
Accounts receivable	$6,509
Medical supplies	598
Trade name	1,200
Physician relationships	4,000
Goodwill	1,249

Assets acquired	$13,556

Liabilities:
Accounts payable	$6,060
Unfavorable lease	290

Liabilities assumed	$6,350

Athas

On December 1, 2014, the Company completed its acquisition of Athas for total consideration of approximately $31.2 million (all $ denominations in US dollars). Athas is based in Dallas, Texas, and focuses on the delivery of specialized healthcare services in seven states through the use of contracted marketing services and factoring of receivables. The purchase price for Nobilis to acquire all of the ownership interests in Athas was broken down as follows: $3.0 million in cash upon closing, the issuance of a promissory note by Nobilis to the sellers for $12.0 million, the issuance at closing of 6,666,666 shares of Nobilis common stock that are subject to a lock up of up to two years, and the issuance of an additional 4,666,666 shares of Nobilis common stock issued over two years with half issued on the first anniversary of the closing and the second half issued on the second anniversary of the closing. Under the two year lock up period, the stock issued as part of the purchase price is subject to restrictions on transfer and may not be sold or pledged until the lock out period is released.

The fair value of the intangible assets acquired were determined by independent third party valuation experts. The carrying amounts of all other net assets acquired approximate their fair values due to their short term nature. The value of the stock issued for consideration was determined by third party valuation experts using the published stock price on the date of closing, less a discount for lack of marketability as a result of the two year lock up period on the shares issued.

Subsequent to the acquisition date of December 1, 2014, Athas had $3.4 million in revenues and $1.3 million of net income which is included in the Company’s December 31, 2014 consolidated statements of earnings.

The costs related to the transaction were $0.1 million and were expensed during the year ended December 31, 2014. These costs are included in corporate general and administrative expenses in the December 31, 2014 consolidated statements of earnings.

The following table summarizes the fair values of the identifiable assets acquired and liabilities assumed at the date of acquisition:

December 1, 2014
Assets:
Cash	$(53)
Trade accounts receivable	6,427
Other receivable	450
Prepaid expenses	226
Investments in associates	730
PP&E	752
Trademark	4,770
Internally developed software	1,980
Non-compete agreements	1,820
Trade secret methodology	5,120
Goodwill	19,292

Assets acquired	$41,514

Liabilities
Trade accounts payable	$1,531
Accrued liabilities	3,470
Line of credit	4,120
Subordinated notes payable	635
Debt	157
Other current liabilities	102
Other long-term liabilities	260

Liabilities assumed	$10,275

Consideration:
Cash, net of cash acquired	$3,000
Debt issued for consideration	12,000
Stock issued for consideration	16,239

Total consideration	$31,239

The following summarized pro forma information for the years ended December 31, 2014 and 2013 presents the combined results of the Company as if the business combinations occurred as of January 1, 2013.

	Nobilis Health	First Surgical	Athas	Consolidated
December 31, 2014
Revenue	$84,029	$17,577	$26,059	$127,665
Net income before noncontrolling interests	20,247	(3,364)	(1,481)	15,402
Net income attributable to noncontrolling interests	13,062	(1,275)	—	11,787

Net income (loss) attributable to Nobilis Health Corp.	$7,185	$(2,089)	$(1,481)	$3,615

December 31, 2013
Revenue	$31,128	$32,327	$22,731	$86,186
Net income before noncontrolling interests	6,674	(677)	(139)	5,858
Net income attributable to noncontrolling interests	5,476	2,265	—	7,741

Net income (loss) attributable to Nobilis Health Corp.	$1,198	$(2,942)	$(139)	$(1,883)

The pro forma financial information has been prepared for comparative purposes only and does not purport to be indicative of the actual operating results that would have been recorded had the business combinations actually taken place at the beginning of the fiscal year 2013, and should not be taken as indicative of future consolidated operating results. Additionally, the pro forma financial results do not include any anticipated synergies or other expected benefits from the business combinations.

4. Business Segment Information

A summary of the business segment information for 2014 and 2013 is as follows:

	Year Ended December 31, 2014
	Medical Services	Marketing & Factoring	Corporate	Total
Revenues	$80,614	$3,415	$—	$84,029
Cost of goods sold	—	201	—	201

Gross Profit	80,614	3,214	—	83,828
Operating expenses	54,438	1,909	6,648	62,995

Income (loss) from operations	$26,176	$1,305	$(6,648)	$20,833

Other data:
Depreciation and amortization expense	$1,414	$114	$115	$1,643
Interest expense	$—	$23	$265	$288
Income tax expense	$480	$—	$—	$480
Intabgibles assets	$5,945	$13,598	$—	$19,543
Goodwill	$3,178	$19,292	$—	$22,470
Capital expenditures	$2,023	$—	$—	$2,023
Non-cash acquisition of property	$2,271	$—	$—	$2,271
Non-cash acquisition of intangibles and goodwill	$7,206	$—	$—	$7,206
Investment in associates	$150	$—	$—	$150
Total assets	$59,751	$43,715	$4,116	$107,582
Total liabilities	$16,995	$11,192	$14,094	$42,281

The Company’s Marketing & Factoring segment started in 2014 following the acquisition of Athas. Prior to the acquisition, the Company operated under one operating segment and therefore, has not presented a prior period comparison of segment information.

5. Investments in Associates

In March 2014, the Company acquired an ownership interest in Group of Pioneers Diagnostics (“GOP”), LLC, representing 40% of the outstanding share interests in GOP. The investment in GOP is accounted for using the equity method of accounting. GOP owns two Management Service Organizations (“MSOs”) which provides a suite of management services to their clients which may include, but is not be limited to, general business management, fiscal management and physician practice management. GOP originated in June of 2014 and is currently undergoing efforts to achieve operational status. The carrying value of this investment at December 31, 2014 was $0.2 million, and is reflected in investments in associates on the consolidated balance sheets.

In December 2014, as part of the Athas acquisition, the Company acquired Athas’ investment ownership in two ASC’s and one hospital: 87.5% in Elite Orthopedic and Spine Surgery Center LLC; 15.7% in Elite Sinus Spine and Ortho LLC; and 10.7% in Elite Hospital Management LLC. For these investments, the Company concluded that it did not exert significant influence over the operating and financial activities. These investments are accounted for as cost method investments and recorded at cost. The carrying value of these investments at December 31, 2014 was $.7 million, and is recorded in investments in associates in the consolidated balance sheets.

6. Financial Instruments and Concentration

In common with all other businesses, the Company is exposed to risks that arise from its use of financial instruments. This note describes the Company’s objectives, policies, and processes for managing those risks and the methods used to measure them. Further quantitative information in respect of these risks is presented throughout these consolidated financial statements.

Principal financial instruments

The principal financial instruments used by the Company, from which financial instrument risk arises, are as follows:

•	Accounts receivable and other receivables

•	Investments in associates

•	Accounts payable, accrued liabilities and other current liabilities

•	Other liabilities and notes payable

•	Capital leases

•	Lines of credit

•	Debt

The carrying amounts of the Company’s accounts receivable and other receivables, accounts payable, accrued liabilities, other current liabilities, other liabilities, capital leases, lines of credit, and debt approximate their fair values at December 31, 2014 and 2013, respectively, due to the short-term nature, maturities or nature of interest rates. Investments in associates are carried at amortized cost or their proportionate equity basis and written down to fair value if impairment is warranted.

Financial instruments — risk management

The Company is exposed through its operations to the following financial risks:

•	Credit risk

•	Fair value or cash flow interest rate risk

•	Foreign exchange risk

•	Other market price risk

•	Liquidity risk

Credit risk

Credit risk is the risk of financial loss to the Company if a patient, non-partner surgeon or insurance company fails to meet its contractual obligations. The Company, in the normal course of business, is exposed mainly to credit risk on its accounts receivable from insurance companies, other third-party payors, and doctors. Accounts receivables are net of applicable bad debt reserves, which are established based on specific credit risk associated with insurance companies and payors and other relevant information.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due and arises from the Company’s management of working capital. The Company’s objective to managing liquidity risk is to ensure that it will have sufficient cash to allow it to meet its liabilities when they become due. To achieve this objective, it seeks to maintain cash balances (or agreed facilities) to meet expected requirements. The liquidity risk of the Company and its subsidiaries is managed centrally by the Company’s finance function. The Company believes that there are currently no concerns of its ability to meet its liabilities as they become due for the foreseeable future.

A summary of certain information about our payor concentration is as follows:

MEDICAL SERVICES SEGMENT

PATIENT AND NET PROFESSIONAL FEEREVENUEBY PAYORS OF THENOBILIS FACILITIES

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Payors	2014 Patient and Net Professional Fee Revenue by Payor Mix	2013 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	97.0%	92.4%
Workers compensation	2.3%	4.5%
Medicare	0.7%	3.1%

Total	100.0%	100.0%

MARKETING & FACTORING SEGMENT

PATIENT AND NET PROFESSIONAL FEEREVENUEBY PAYORS OF THENOBILIS FACILITIES

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Payors	2014 Patient and Net Professional Fee Revenue by Payor Mix	2013 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	100.0%	0.0%
Workers compensation	0.0%	0.0%
Medicare	0.0%	0.0%

Total	100.0%	0.0%

The patient and net professional fee revenues by payors of the Nobilis facilities for the marketing and factoring segment were 0.0% for all payors in 2013, as this segment was acquired in December 2014.

Three facilities represent approximately 70.3% of the Company’s contracted marketing revenue and five facilities represent approximately 69.1% of the Company’s contracted marketing accounts receivable.

CONSOLIDATED SEGMENTS

PATIENT AND NET PROFESSIONAL FEEREVENUEBY PAYORS OF THENOBILIS FACILITIES

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Payors	2014 Patient and Net Professional Fee Revenue by Payor Mix	2013 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	97.1%	92.4%
Workers compensation	2.2%	4.5%
Medicare	0.7%	3.1%

Total	100.0%	100.0%

Market risk

Market risk is the risk that the fair value of future cash flows of financial instruments will fluctuate due to changes in interest rates and/or foreign currency exchange rates.

Interest rate risk

The Company entered into a revolving line of credit that, from time to time, may increase interest rates based on market index.

Foreign exchange risk

Foreign exchange risk arises because the Company has certain expenses that are incurred in Canadian dollars.

The Company is also exposed to currency risk on purchases made from vendors based in Canada. The Company had Canadian denominated cash (“Cdn”) of $0.1 million and a nominal amount of trade payables at December 31, 2014. The Company had Cdn of $3.1 million and a nominal amount of trade payables at December 31, 2013.

7. Trade Accounts Receivable

A detail of accounts receivable as of December 31, 2014 and 2013 are as follows:

	2014	2013
Trade accounts receivable	$40,985	$10,431
Allowance for doubtful accounts	(1,391)	(1,384)
Receivables transferred	(873)	(766)
Receivables purchased	3,454	—

Trade accounts receivable, net	$42,175	$8,281

Trade receivables are non-interest bearing and are generally received within 30-90 days. Bad debt expense was nil for the years ended December 31, 2014 and 2013. The Company analyzed receivables and determined that there were no collectability issues on accounts receivable balances in the current period.

As of December 31, 2014 and 2013, there remained a balance of $0.9 million and $0.8 million, respectively, in accounts receivable of transferred receivables pursuant to the terms of the original agreement. The Company, from time to time, shall transfer to the third party certain of its accounts receivable payments on a non-recourse basis. For the years ended December 31, 2014 and 2013, advance payment of $1.3 million and $0.4 million was received by the Company. During the same period, $7.3 million and $2.5 million of receivables was transferred. Concurrently, upon collection of these transferred receivables, payment will be made to the transferee.

Athas purchases receivables from physicians, at a discount, on a nonrecourse basis. The discount and purchase price vary by speciality. These purchased receivables are billed and collected by Athas who retains 100% of what is collected after paying the discounted purchase price. Following the transfer of the receivable, the transferor has no continued involvement and there are no restrictions on the receivables, and as such, these transfers of receivables are accounted for as sales transactions. Gross revenue from purchased receivables was $1.6 million for the year ended December 31, 2014. Revenue, net of the discounted purchase price, was $0.9 million for the year ended December 31, 2014. Accounts receivable for purchased receivables was $3.5 million as of December 31, 2014.

8. Property and Equipment

Property and equipment consisted of the following as of December 31, 2014 and 2013:

	2014	2013
Telephone equipment	$51	$29
Computer hardware	510	431
Computer software	569	444
Furniture and office equipment	921	457
Medical equipment	9,943	6,218
Leasehold improvements	6,293	5,178

	18,287	12,757
Less: accumulated depreciation	(9,200)	(7,924)

Property and equipment, net	$9,087	$4,833

Depreciation expense for the years ended December 31, 2014 and 2013 was $1.5 million and $0.7 million, respectively.

9. Intangible Assets

Intangible assets at December 31, 2014 and December 31, 2013 consist of the following:

		2014				2013
	Term (in years)	Historical Cost	Accumulated Amortization	Accumulated Impairment	Net Book Value	Historical Cost	Accumulated Amortization	Accumulated Impairment	Net Book Value
Definite Life
Non-compete agreements	10-15	$2,661	$856	$—	$1,805	$841	$841	$—	$—
Internally developed software	5	1,980	33	—	1,947	—	—	—	—
Trade secret methodology	10	5,120	44	—	5,076	—	—	—	—
Physician relationships	15-20	4,000	62	—	3,938	—	—	—	—

Indefinite Life
Tradenames		1,200	—	—	1,200	—	—	—	—
Unfavorable lease		(290)	—	—	(290)	—	—	—	—
Trademark		4,770	—	—	4,770	—	—	—	—
Medicare license		8,498	—	7,401	1,097	8,498	—	7,401	1,097

Total		$27,939	$995	$7,401	$19,543	$9,339	$841	$7,401	$1,097

Amortization expense was $0.2 million and nil for the year ended December 31, 2014 and 2013, respectively. Estimated amortization expense of intangible assets is $1.2 million for the next five years and $6.7 million thereafter.

10. Goodwill

The following table provides information on changes in the carrying amount of goodwill, which is included in the accompany consolidated balance sheets as of December 31 2014 and 2013:

	2014	2013
Cost	$36,770	$15,528
Accumulated impairment losses	(14,300)	(14,300)

Total	$22,470	$1,228

	2014	2013
Cost
BALANCE — beginning of period	$15,528	$15,528
January 2014 business combination	701	—
September 2014 business combination	1,249	—
December 2014 business combination	19,292	—

Total cost	$36,770	$15,528

Accumulated impairment
BALANCE — beginning of period	$(14,300)	$(14,300)
Impairment charges during the period	—	—

Total accumulated impairment	$(14,300)	$(14,300)

The Company did not record any impairment charges for the year ended December 31, 2014 or 2013.

11. Lines of Credit

Revolving Credit Facility for Northstar Houston Surgery Center, LLC. (“NHSC-H”)

On November 13, 2014, NHSC-H entered into a credit agreement with Compass Bank for a $1.0 million revolving credit facility. The one-year facility requires monthly interest payments and carries an interest rate equal to the higher of (a) the Federal Funds Rate plus 0.5%, (b) LIBOR plus 1.0%, or (c) the Prime rate. Principal is due in full upon maturity at December 31, 2014, the $1.0 million facility was fully utilized. As of December 31, 2014, the Company was in full compliance with all debt covenants.

Revolving Credit Facility for Athas

Athas maintains a $5.0 million revolving line of credit with a financial institution. The line of credit renews annually and bears variable interest at the Prime rate plus 0.75% per annum, or a floor of 4.0%. The line of credit is collateralized by the assets of the Company and is renewable annually, subject to the approval of the financial institution. As of December 31, 2014, the balance due on the revolving line of credit was $4.4 million. As of December 31, 2014, the Company was in technical default under a continuity of operations clause which was triggered when Athas was acquired by Nobilis. Despite technical default, the debt has not been called by the bank. This line of credit is classified as current on the December 31, 2014 consolidated balance sheets.

12. Debt

Purchase of Palladium for Surgery Dallas, LLC (“PFSD”)

In conjunction with the Company’s purchase of PFSD, the Company entered into a promissory note with the Company’s Chairman for a principal amount of $2.1 million on January 1, 2011.

The note was initially amended in March 2012, in conjunction with a private placement of common shares that occurred in January 2012.

The note was subsequently amended in March 2013. The amended note had a principal balance of $1.7 million at December 31, 2013 bearing an interest rate at 5.25% per annum until January 2014, when the interest rate increased to 6.25% per annum. The principal amount and any accrued and unpaid interest was due on or before December 31, 2014. Interest payments were payable on a monthly basis.

The note was then amended again in December 2014. The amended note has a principal balance of $0.4 million bearing an interest rate at 6.25% per annum. The principal amount and any accrued and unpaid interest is due on or before January 31, 2016. Outstanding interest payments have been paid as of the date of these financials.

The note is included in the consolidated balance sheets as a long-term liability. The note has a principal balance of $0.4 million as of December 31, 2014.

Term Loan for Athas

Athas secured a term loan in 2011 for $0.5 million which was assumed in the acquisition (Note 2). The Company and one of the shareholders are guarantors of the loan. The loan bears interest at 4.0% per annum. The term loan requires monthly payments of principal and interest until the loan matures in May 2016. As of December 31, 2014, the balance due on the term loan was $0.1 million. The term loan is collateralized by the assets of the Company and the guarantors.

Subordinated Notes Payable

Athas carries subordinated notes payable which were given as consideration for working capital provided by certain individuals. The subordinated notes interest is payable semi-annually with a principal due at maturity on December 31, 2015. The notes carry a 12.0% annual interest rate and payment is subordinated to all senior secured debt instruments. The outstanding balance of the subordinated notes was $0.6 million at December 31, 2014. Some of the note holders are also employees and shareholders of the Company.

Promissory Note for Spring Northwest Management, LLC (“SNWM”)

In November 2013, SNWM, a consolidated entity, entered into a promissory note with Allegiance Bank Texas. The agreement provides for a $0.9 million loan which matures in November 2018. The note bears interest at a rate of 5.5% per annum and requires monthly payments of principal and interest through November 2018. The promissory note was utilized to finance the purchase of certain medical equipment, all of which serves as collateral against the note. Nobilis is not liable under the above mentioned promissory note. The note has a principal balance of $0.7 million as of December 31, 2014.

Promissory Note for Willowbrook Imaging, LLC (“WIM”)

In January 2014, WIM, a consolidated entity, entered into a promissory note with Branch Bank and Trust Company. The agreement provides for a $0.8 million loan which matures in February 2021. The note bears interest at a fixed rate of 3.65% per annum and requires monthly payments of principal and interest through February 2021. The promissory note was utilized to finance the purchase of certain medical equipment. Nobilis is not liable under the above mentioned promissory note. The note has a principal balance of $0.7 million as of December 31, 2014.

Purchase of Athas

In conjunction with the Company’s purchase of Athas, the Company entered into a promissory note with sellers for a principal amount of $12.0 million on December 1, 2014. The sellers represent the 20 previous shareholders of Athas. Payments are to be made to the sellers as follows: (a) $1.0 million payment of principal on December 31, 2014, (b) $1.0 million payment of principal on April 1, 2015, (c) consecutive monthly payments of principal and interest of $0.3 million commencing May 1, 2015 and continuing until April 1, 2018. The note accrues interest at 11% per annum. The seller agreed to defer the principal payment of $1.0 million which was due on December 31, 2014 until the Company secures financing with a commercial lender that can provide a lower cost of interest.

Future maturities of debt as of December 31, 2014 are as follows:

Year ending December 31,
2015	$4,072
2016	4,409
2017	4,400
2018	1,499
2019	274

Total	$14,654

13. Operating Leases

The Company occupies five ASCs, one hospital, one urgent care clinic, one imaging center and two corporate business spaces under operating lease agreements. The Company also leases certain medical equipment. The minimum rental commitments under non-cancellable operating leases, with terms in excess of one year subsequent to December 31, 2014, are as follows:

Year ending December 31,
2015	$6,737
2016	7,114
2017	5,917
2018	5,748
2019	5,202
Thereafter	19,103

Total future commitment	49,821
Less: minimum sublease income to be received	(631)

Total future commitment, net of sublease income	$49,190

Rent expense was $3.5 million and $1.4 million for the years ended December 31, 2014 and 2013, respectively.

14. Capital Leases

The Company holds various capital leases for medical equipment which contain bargain purchase options at the end of the lease terms. The remaining minimum capital lease obligations, with terms in excess of one year subsequent to December 31, 2014, are as follows:

Year ending December 31,
2015	$290
2016	290
2017	254
2018	51
2019	28

Total minimum rentals	913
Less: total amounts representing interest	(83)

Capital lease obligations	$830

15. Shareholders’ Equity

In total, the Company has issued 59,418,227 of its common shares. There is no par value assigned to our common shares.

In December 2013, the Company issued, through a private placement agreement, 5,862,500 Units, at a price of Cdn$0.80 per Unit. Each Unit consists of one common share in the capital of the Company and one-half of one common share purchase warrant exercisable for one additional share at a price of Cdn$1.10. Through the private placement, the Company raised $4.1 million, as of December 31, 2013, net of offering costs of $0.3 million.

Of the $4.1 million raised capital, $2.7 million was provided in exchange for stock warrants and other financial instruments, resulting in a remaining $1.4 million which was recorded as an increase to share capital for the year ended December 31, 2013.

In August 2014, the Company elected to accelerate the expiry date of the common share purchase warrants originally issued by Nobilis as part of its unit private placement completed on December 16, 2013. Each Warrant entitled the holder thereof to purchase one additional common share of Nobilis at a price of Cdn$1.10. Nobilis received total gross proceeds of Cdn$3,224,375 from the exercise.

In September 2014, the Company issued, through a private placement agreement, 5,568,400 Units, at a price of Cdn$1.30 per Unit. Each Unit consists of one common share in the capital of the Company and one-half of one common share purchase warrant exercisable for one additional share at a price of Cdn$1.80. Through private placement, the Company raised $6.1 million, as of September 30, 2014, net of offering costs of $0.4 million.

Of the $6.1 million raised capital, $2.2 million was provided in exchange for stock warrants and other financial instruments, resulting in a remaining $3.9 million which was recorded as an increase to additional paid in capital in the consolidated statement of changes in shareholders’ equity.

In December 2014, as part of the consideration given for the acquisition of Athas, the Company issued 6,666,666 shares of Nobilis common stock that are subject to a lock up of up to two years, and the issuance of an additional 4,666,666 shares of Nobilis common stock issued over two years with half issued on the first anniversary of the closing and the second half issued on the second anniversary of the closing.

16. Share Based Compensation

Restricted Share Unit Plan

During 2008, the BOD approved the adoption of a Restricted Share Unit Plan (“RSU”) Plan for employees. Restricted Share Units (“RSUs”) may be granted to employees of Nobilis at the sole discretion of the Board of Directors (“BOD”).

Subject to the BOD’s ability to accelerate the vesting of the RSUs if it determines circumstances so warrant, each RSU will generally vest in full on the third anniversary of the date of grant; provided that if there is a change of control of the Company prior to the vesting date of the RSUs and a participant is terminated (or resigns for good reason) within six months following such change of control, a pro rata portion of their unvested RSUs will vest up to the date of the change of control.

Upon vesting of his or her RSUs, a participant will be entitled to receive on the vesting date, at the discretion of the BOD either: (a) a lump sum cash payment equal to the number of RSUs multiplied by an average closing price of the common shares on the Toronto Stock Exchange on the redemption date, net of any applicable deductions and withholdings; or (b) that number of common shares equal to the number of RSUs credited to the participant’s RSU account, such common shares to be issued from treasury of the Company. The participant is to receive the benefit on, or as soon as practicable after, the vesting date, but in no event later than 90 days after the vesting date. Unlike share options, RSUs do not require the payment of any monetary consideration to the Company.

Whenever cash dividends are paid on the Company’s common shares, dividend equivalents in the form of additional RSUs will be credited to each Participant and will become part of his or her award under the RSU Plan. The RSUs representing dividend equivalents will vest and be paid at the same time and in the same manner as the RSUs to which the dividend equivalents pertain.

In the event of a Participant’s termination of employment, voluntary or by cause, with the Company prior to any vesting date, the Participant’s rights to any unvested RSUs will be immediately and irrevocably forfeited.

If the Participant’s employment with the Company terminates on account of death or disability or is terminated by the Company without cause prior to any vesting date, the Participant will become vested in a prorated portion of his or her unvested RSUs, based on the number of months that have elapsed in the then current vesting period as of the date of termination.

Share Option Plan

In April 2012, the BOD approved the adoption of a Share Option Plan for insiders, employees, and service providers. In May 2012, the Company’s shareholders approved the Share Option Plan, and in July 2012, the Toronto Stock Exchange approved the Share Option Plan. Share Options may be granted at the sole discretion of the BOD. The exercise price of an Option is determined by the BOD at the time of grant and shall not be less than the current market price. The term of each Option is determined by the BOD and shall not exceed 10 years.

If an Optionee shall cease to be a Participant for cause, no Option held by such Optionee shall be exercisable following the date on which such Optionee ceases to be a Participant. If an Optionee ceases to be a Participant for any reason other than for cause, any Option held by such Optionee at such time shall remain exercisable in full at any time, and in part from time to time, for a period of 90 days after the date on which the Optionee ceases to be a Participant.

If the Participant’s employment with the Company terminates on account of death, any option held by such Participant at the date of death shall be exercisable in whole or in part only by the person or persons to whom the rights of the Participant’s Options by will or laws of descent.

The maximum number of RSUs and share options that may be issued under the combined plans is equal to 20.0% of the Company’s issued and outstanding common shares.

The maximum number of RSUs and share options that may be issued under the combined plans is equal to 20.0% of the Company’s issued and outstanding common shares. The Company granted a total of 3,068,218 stock options during the year ended December 31, 2014. Of the granted options, 1.9 million of those vest ratably over a one to three year period while the remaining 1.2 million options vest within one month of issuance.

The following table summarizes stock option activity for the nine months ended December 31, 2014.

	Shares Underlying Options	Weighted- Average Exercise Price	Weighted-Average Remaining Life (years)
Outstanding at January 1, 2013	150,000	$0.21	0.1
Granted	1,275,000	$0.35	9.6
Exercised	(575,000)	$0.31	—
Forfeited	(150,000)	$0.21	—

Outstanding at December 31, 2013	700,000	$0.39	9.6

Exercisable at December 31, 2013	700,000	$0.39	9.6
Outstanding at January 1, 2014	700,000	$0.39	9.8
Granted	3,068,218	$1.47	9.9
Exercised	(600,000)	$0.30	—
Forfeited	(50,000)	$1.31	—

Outstanding at December 31, 2014	3,118,218	$1.45	9.8

Exercisable at December 31, 2014	220,000	$1.16	9.6

The total intrinsic value of stock options exercised was $0.6 million and nominal for the year ended December 31, 2014 and 2013, respectively. The total intrinsic value for all in-the-money vested outstanding stock options was $0.4 million and $0.5 million during the year ended December 31, 2014 and 2013, respectively.

The Company recorded compensation expense relative to stock options of $1.1 million and $0.3 million for the year ended December 31, 2014 and 2013, respectively.

The fair values of stock options used in recording compensation expense are computed using the Black-Scholes option pricing model. The table below shows the assumptions used in the model for options awarded during the year ended December 31, 2014.

	Year ended December 31, 2014	Year ended December 31, 2013
Expected price volatility	119% - 123%	124% - 125%
Risk free interest rate	.01% - .05%	.02% - .04%
Expected annual dividend yield	0%	0%
Expected option term (years)	10	0.1 and 10
Expected forfeiture rate	0%	0%
Grant date fair value per share	$0.97 - $1.64	$0.29 - $0.89

For stock options, the Company recognizes share-based compensation net of estimated forfeitures and revises the estimates in the subsequent periods if actual forfeitures differ from the estimates. Forfeiture rates are estimated based on historical experience as well as expected future behavior. As of December 31, 2014, the Company utilized a forfeiture rate of 0.0% based on a minimal number of stock option issuances, only two historical forfeitures and little to no anticipated turnover rate in those positions awarded with stock based compensation.

17. Noncontrolling Interests

The following changes to noncontrolling interests in subsidiaries of the Company occurred during the year ended December 31, 2014 and 2013:

Medical Ambulatory Surgical Suites, LLC (“Kirby Partnership”)

In November 2013, the Company sold 15.1% of its ownership interest in the Kirby Partnership to existing physician limited partners, effectively decreasing the Company’s ownership interest to 25%.

Houston Microsurgery Institute, LLC (“MSIH”)

In March 2013, the Company redeemed the remaining equity interests held by physician limited partners at MSIH, effectively increasing the Company’s ownership interests to 97.7%. In October 2013, MSIH ceased operating as an ASC.

Microsurgery Institute, LLC (“MSID”)

In August 2013, the Company purchased ownership interest from all of the physician limited partners at MSID, increasing the Company’s ownership interest to 100%.

NHC ASC — Dallas, LLC (“NHC – ASC Dallas”)

In July 2013, the Company formed a limited liability company, NHC ASC – Dallas, which was owned 100% by Northstar Healthcare Acquisitions, LLC (“NHA”). In October 2013, the Company syndicated a private placement for certain physicians to become members in NHC ASC – Dallas. The Company assigned 100% of its equity interest in MSID to NHC ASC – Dallas, of which the Company owns 35% as a result of syndication.

SNWM

In January 2014, the Company acquired 31.78% ownership interest in SNWM, derived through both a direct and indirect investment. The Company also holds a 31.78% interest in both of SNWM’s fully owned subsidiaries, Spring Creek Urgent Care, LLC (“SCUC”) and Spring Creek Imaging, LLC (“SCI”).

Spring Northwest Operating, LLC (“SNWO”)

In January 2014, the Company acquired a 32.14% ownership in SNWO, derived through both a direct and indirect investment.

WIM

In January 2014, the Company acquired a 22.22% ownership interest in WIM, derived through both a direct and indirect investment.

KIRPA Holdings, LLC (“KIRPA”)

In January 2014, the Company acquired a 40% ownership interest in KIRPA. KIRPA holds a controlling interest in SNWM, SCUC, SCI, and SNWO.

GRIP Medical Diagnostics, LLC (“GRIP”)

In January 2014, the Company acquired a 40% ownership interest in GRIP. GRIP holds a controlling interest in WIM.

Northstar Healthcare Dallas Management, LLC (“NHDM”)

In April 2014, the Company formed a limited liability company, NHDM, which is owned 50% by NHA and 50% by physician limited partners. NHDM was formed to provide management services to NHC-ASC Dallas.

First Nobilis

As discussed in Note 2, in September 2014, the Company and a third party formed First Nobilis. First Nobilis is owned 51% by NHA and 49% by a third party. First Nobilis formed two subsidiary companies, First Nobilis Hospital, LLC and First Nobilis Surgical Center, LLC, as new operating entities.

Noncontrolling interests at December 31, 2014 represent an 8.1% interest in The Palladium for Surgery – Houston, Ltd, 75% interest in the Kirby Partnership, 5% interest in MSID, 2.3% interest in MSIH, 60% interest in Houston Procedure Suite, LLC, 50% in NHDM, 50% in KIRPA, 60% in GRIP, 60% in NHC ASC – Dallas, 67.9% in SNWO, 68.2% in SNWM, 68.2% in SCUC, 68.2% in SCI; 77.8% in WIM, 49%, and First Nobilis Pursuant to U.S. GAAP, notwithstanding having an ownership interest less than 50%, the Company is deemed to have the power to control each of the above mentioned entities in which it holds less than the majority voting interests based on a combination of factors which include but are not limited to (1) the Company’s hold of majority voting rights as defined through executed partnership agreements, (2) the Company’s ability and right to govern day-to-day operations as defined through executed management and cost sharing agreements, (3) the Company’s rights as lessee on all leased facility space. Based on the power to control the activities of these entities and the responsibility to absorb significant losses, the Company was deemed the primary beneficiary under U.S. GAAP and as such consolidates these entities.

18. Employee Retirement Plan

Substantially all of our employees, upon qualification, are eligible to participate in our defined contribution 401(k) plan (the “Plan”). Under the Plan, employees may contribute a portion of their eligible compensation, and the Company matches such contributions annually up to a maximum percentage for participants actively employed, as defined by the Plan documents. Plan expenses were approximately $0.1 million for both the year ended December 31, 2014 and 2013. Such amounts are reflected in operating salaries and benefits in the accompanying consolidated statements of earnings.

19. Earnings Per Share

A detail of the Company’s EPS is as follows (in thousands except for share and per share amounts):

	2014	2013
Net income for the period	$7,186	$1,198
Issued common shares at beginning of period	42,729,547	36,082,114
Effect of investment in subsidiary	412,787	—
Effect of stock based compensation	403,552	470,911
Effect of stock warrants	959,419	—
Effect of private placement	1,464,565	240,925
Effect of Athas acquisition	547,945	—

Weighted average common shares at end of period	46,517,815	36,793,950

Basic EPS	$0.15	$0.03

A detail of the Company’s dilutive EPS is as follows (in thousands except for share and per share amounts):

	2014	2013
Net income for the period	$7,186	$1,198
Weighted average common shares (basic)	46,517,815	36,793,950
Effect of stock based compensation	1,829,540	731,792
Effect of stock warrants	50,431	111,920
Effect of Athas acquisition	383,562	—

Weighted average common shares (diuluted) at end of period	48,781,348	37,637,662

Dilutive EPS	$0.15	$0.03

20. Income Taxes

The following table shows the reconciliation between income tax expense reported in our consolidated statement of earnings and comprehensive income and the income tax expense that would have resulted from applying the United States federal income tax rate of 35% to pre-tax income. Though the Company was incorporated in British Columbia, all of the Company’s subsidiaries are incorporated in the United States. Therefore, the Company reconciles the income before income taxes for U.S. tax purposes.

	2014	2013
Net income before income tax	$20,728	$6,851
US federal income tax rate	35%	35%

Expected U.S. Federal income tax (recovery)	7,254	2,398
Permanent differences / discrete items	312	92
State income tax (net of federal benefit)	314	115
Valuation Allowance	(2,438)	(620)
Non-controlling interests	(4,572)	(1,917)
Others	(390)	109

Total tax expense	$480	$177

The table below sets forth the tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities that are reported in our consolidated balance sheets:

	2014	2013
Deferred tax assets:
Goodwill	$17,993	$20,844
Intangibles	1,214	1,459
U.S. non-capital losses	14,063	12,398
Interest carry-forward	1,391	1,391
Non-capital losses	9,539	10,735
Allowance for bad debts	408	406
Reduction of carrying amount of deferred tax assets	(44,608)	(47,233)

Net deferred tax assets	$—	$—

Deferred tax assets are recognized to the extent that the realization of the related tax benefit through future taxable profits is probable. The Company did not recognize deferred tax assets of $44.6 million.

The Company has Canadian non-capital losses of approximately $38.2 million which will begin to expire in 2028 and U.S. net operating losses of approximately $40.2 million which will begin to expire in 2030. On September 30, 2010 the Company issued 18,778,446 common shares to entities controlled by the Company’s

Chairman resulting in a change of ownership greater than 50%. As a result, the U.S. net operating losses are limited by the Internal Revenue Code. In addition, the Company has approximately $4.0 million in interest carry-forwards that have no expiration date.

21. Related Parties

In conjunction with the Company’s purchase of PFSD, the Company entered into a promissory note with the Company’s Chairman, on January 1, 2011. The note had a principal balance of $0.4 million at December 31, 2014. The principal amount and any accrued and unpaid interest is due on or before January 31, 2016.

On June 25, 2013, the Company entered into a promissory note receivable with an executive employee of the Company for a principal amount of $0.2 million. The note bears interest at a rate of 5.5% per annum. The term provides that interest will be calculated at a daily rate and all accrued and unpaid interest shall be paid annually on the first day of July of each successive year. The unpaid principal balance together with all accrued but unpaid interest is due in full on or before June 30, 2017.

In 2013, the Company entered into a Management Services Agreement (“MSA”) with Northstar Pain Management P.A. (“NSPM”). NSPM is owned by the Company’s Chairman. Operation of NSPM is designed to support the Company’s marketing campaigns. As part of the MSA, the Company provides comprehensive management services to NSPM. At December 31, 2014, the Company is owed $0.6 million from NSPM.

Facility lease costs associated with operating leases of approximately $0.4 million were incurred with affiliated entities during the year ended December 31, 2014.

The minority interest holder of First Nobilis, a fully consolidated entity, is also a partial owner of First Street Hospital, L.P. (“First Street Hospital”) and First Street Surgical Center, L.P. (“First Street Surgical”), both of which have an ongoing business relationship with the Company. At December 31, 2014, the Company has a due from these related parties of $2.0 million which is partially offset by a due to related parties of $1.4 million for a net amount owed to the Company of $0.6 million. In addition, the Company leases certain medical equipment from First Street Hospital and First Street Surgical. Equipment lease costs of approximately $0.6 million were incurred during the year ended December 31, 2014.

At December 31, 2014, three of the investors and partial owners of SNWO, WIM and SNWM owe the Company $0.2 million for their investment into the respective entities.

Certain of the sellers of Athas are current employees of Athas, including its CEO, Chris Lloyd. The sellers of Athas entered into a promissory note with the Company for $12.0 million, as mentioned in a previous footnote.

Certain members of the Company are also members of North American Laserscopic Spine Institute (“NALSI”). In June 2014, NALSI entered into a line of credit agreement with Athas, whereby NALSI may draw up to $0.9 million. The line of credit is subject to a 10.00% interest rate and matures on June 9, 2018. The outstanding balance as of December 31, 2014 is $0.5 million.

Nobilis maintains certain consulting and marketing agreements with various physicians who are also equity owners in Nobilis entities. These agreements are paid directly out of those entities in which the physicians hold an ownership percentage.

The related party transactions mentioned above are measured at exchange amounts agreed upon by both parties.

22. Supplemental Cash Flow Information

The changes in operating assets and liabilities for the years ended December 31, 2014 and 2013 are comprised of the following:

	2014	2013
Trade accounts receivable	$(20,958)	$(4,191)
Medical supplies	(27)	(252)
Prepaids and other current assets	(2,799)	(253)
Other long-term assets	466	(176)
Trade accounts payable and accrued liabilities	2,840	2,712
Other current liabilities	1,340	43
Other long-term liabilities	(8)	(2)

Total	$(19,146)	$(2,119)

23. Litigation

The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such disputes or legal actions will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

For the year ended December 31, 2014 and 2013, the Company recorded costs of $1.1 million and $1.0 million, respectively, in connection with various legal proceedings.

24. Subsequent Events

On March 31, 2015, the Company secured a $25.0 million credit facility from General Electric Capital Corporation consisting of a $20.0 million term loan and a $5 million revolving loan. The term loan bears interest at a rate of 4% plus LIBOR per annum and amortizes over 20 years with required quarterly payments of principal and interest until the loan matures in March 2020. The revolving loan also bears interest at a rate of 4% plus LIBOR per annum and amounts borrowed under the revolver may be repaid and reborrowed periodically with a maturity of March 2020. The credit facility is collateralized by the accounts receivable and physical equipment of all 100% owned subsidiaries as well as the Company’s ownership interest in all less than wholly owned subsidiaries. The new credit facility serves to refinance all previously held debt and lines of credit and provide $5.0 million for working capital. Closing costs associated with the credit facility approximated $0.6 million.

We have evaluated subsequent events through March 31, 2015, the date the consolidated financial statements were issued.

25. Approval of Financial Statements

The consolidated financial statements were approved by the board of directors for issuance on March 31, 2015.

NOBILIS HEALTH CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Current Assets:
Cash	$31,668	$7,568
Trade accounts receivable, net	51,148	42,175
Medical supplies	2,499	1,412
Prepaid expenses and other current assets	3,115	3,554

Total current assets	88,430	54,709
Property and equipment, net	11,587	9,087
Intangible assets	20,149	19,543
Goodwill	32,537	22,470
Notes receivable	150	659
Investments in associates	2,495	880
Other long-term assets	203	234

Total Assets	$155,551	$107,582

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade accounts payable	$17,428	$10,528
Accrued liabilities	11,614	9,112
Lines of credit	—	5,420
Subordinated notes payable	—	635
Current portion of debt	868	3,437
Current portion of capital leases	1,299	257
Other current liabilities	543	1,485

Total current liabilities	31,752	30,874
Long-term capital leases, net of current portion	1,820	573
Lines of credit	1,500	—
Long-term debt, net of current portion	18,054	10,582
Other long-term liabilities	73	252

Total liabilities	53,199	42,281

Shareholders’ Equity:
Common stock (no par value; authorized unlimited shares, 70,867,494 and 59,418,227 shares issued and outstanding, respectively)	—	—
Additional paid in capital	215,842	179,293
Accumulated deficit	(135,312)	(132,866)
Accumulated other comprehensive loss	(54)	(111)

Total shareholders’ equity attributable to Nobilis Health Corp.	80,476	46,316

Noncontrolling interests	21,876	18,985
Total shareholders’ equity	102,352	65,301

Total Liabilities and Shareholders’ Equity	$155,551	$107,582

The accompanying notes are an integral part of the unaudited consolidated financial statements.

NOBILIS HEALTH CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues:
Patient and net professional fees	$45,366	$15,114	$80,424	$27,235
Contracted marketing revenues	2,839	—	3,649	—
Factoring revenues	662	—	1,910	—
Total revenue	48,867	15,114	85,983	27,235
Cost of revenues	910	—	971	—

Gross Profit	47,957	15,114	85,012	27,235
Operating expenses:
Salaries and benefits	9,028	2,003	16,672	3,918
Drugs and supplies	7,940	2,405	12,889	3,969
General and administrative	20,587	6,006	33,770	11,912
Depreciation and amortization	955	305	1,592	603
Total operating expenses	38,510	10,719	64,923	20,402
Corporate costs:
Salaries and benefits	1,001	470	1,992	1,029
General and administrative	6,054	689	11,424	1,241
Legal expenses	741	351	1,212	622
Depreciation	30	29	56	61

Total corporate costs	7,826	1,539	14,684	2,953

Income from operations	1,621	2,856	5,405	3,880
Other expense (income):
Interest expense	294	60	784	113
Other income, net	(1,277)	(85)	(1,412)	(66)
Total other (income) expense	(983)	(25)	(628)	47
Net income before income taxes and noncontrolling interests	2,604	2,881	6,033	3,833
Income tax	454	158	606	238

Net income	2,150	2,723	5,427	3,595
Net income attributable to noncontrolling interests	3,738	2,505	8,228	3,864

Net (loss) income attributable to Nobilis Health Corp.	$(1,588)	$218	$(2,801)	$(269)

Net (loss) income per basic common share	$(0.02)	$0.01	$(0.05)	$(0.01)

Net (loss) income per fully diluted common share	$(0.02)	$0.01	$(0.05)	$(0.01)

Weighted average shares outstanding (basic)	63,531,390	43,411,318	61,872,658	43,301,603
Weighted average shares outstanding (fully diluted)	63,531,390	44,641,426	61,872,658	43,301,603

The accompanying notes are an integral part of the unaudited consolidated financial statements.

NOBILIS HEALTH CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net (loss) income	$(1,588)	$218	$(2,801)	$(269)
Other comprehensive income (loss):
Foreign currency translation adjustments	44	10	57	(53)

Total other comprehensive income (loss)	44	10	57	(53)

Comprehensive (loss) income attributable to Nobilis Health Corp.	$(1,544)	$228	$(2,744)	$(322)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

NOBILIS HEALTH CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,801)	$(269)
Adjustments to reconcile net loss attributable to Nobilis to net cash provided by operating activities:
Depreciation and amortization	1,648	664
Provision for bad debts	200	—
Noncontrolling interests	8,228	3,864
Foreign currency gain (loss)	57	(53)
Share-based compensation	9,035	185
Recoupment of Indemnified expenses	(1,700)	—
Amortization of deferred financing fees	33	—
Changes in operating assets and liabilities:
Trade accounts receivable	(6,453)	(1,464)
Medical supplies	(425)	(101)
Prepaids and other current assets	701	(242)
Other long-term assets	(39)	464
Trade accounts payable and accrued liabilities	(2,223)	(846)
Other current liabilities	(942)	(38)
Other long-term liabilities	(103)	—

Net cash provided by operating activities	5,216	2,164

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,177)	(1,124)
Investment in associate	(120)	(150)
Note receivable	(197)	—
Purchase of interest acquired in subsidiary	—	(346)
Proceeds of sale of ownership interests of subsidiary	—	230
Acquisition of Victory	(1,436)	—
Acquisition of Peak	(850)	—
Deconsolidation of imaging centers and urgent care clinic	(166)	—

Net cash used for investing activities	(3,946)	(1,390)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to non controlling interests	(5,644)	(2,158)
Proceeds from exercise of stock options	432	28
Proceeds from exercise of stock warrants	4,335	—
Proceeds from private placement	28,395	—
Payments on capital lease obligations	(304)	(24)
Proceeds from debt and lines of credit	21,500	—
Payments of debt and lines of credit	(25,227)	(34)
Deferred financing fees	(657)	—

Net cash provided by (used for) financing activities	22,830	(2,188)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	24,100	(1,414)
CASH AND CASH EQUIVALENTS — Beginning of period	7,568	5,602
CASH AND CASH EQUIVALENTS — End of period	$31,668	$4,188

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$846	$71
Cash paid for taxes	$603	$238

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash acquisition of property and equipment	$4,860	$—
Non-cash acquisition of goodwill	$10,765	$—
Non-cash acquisition of intangibles	$1,233	$—
Non-cash deconsolidation of property and equipment	$2,828	$—
Non-cash deconsolidation of goodwill	$701	$—
Non-cash purchase of medical equipment through capital lease	$315	$—
Athas settlement in lieu of contingent shares	$5,685	$—

The accompanying notes are an integral part of the unaudited consolidated financial statements.

NOBILIS HEALTH CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share amounts and as otherwise noted)

1.	Nature of Operations and Basis of Presentation

Nature of Operations

Nobilis Health Corp. was incorporated on March 16, 2007 under the name “Northstar Healthcare Inc.” pursuant to the provisions of the British Columbia Business Corporations Act (“BCBCA”). On December 5, 2014, Northstar Healthcare Inc. changed its name to Nobilis Health Corp. (the “Company”, “we”, “our”, “us”).

We own and manage healthcare facilities (the “Nobilis Facilities”) in Texas and Arizona; including hospitals and ambulatory surgery centers (“ASC”), referred to as the “Nobilis ASCs”. The Nobilis ASCs are licensed ASCs that provide scheduled surgical procedures in a limited number of clinical specialties, which enables them to develop routines, procedures and protocols to maximize operating efficiency and productivity while offering an enhanced healthcare experience for both physicians and patients. In December 2014, the Company expanded its services to health care marketing and factoring of receivables when it acquired 100% interests of Athas Health, LLC (“Athas”).

The Nobilis ASCs do not offer the full range of services typically found in traditional hospitals, but instead focus on certain clinical specialties, including orthopedic surgery, podiatric surgery, ENT, pain management, gastro- intestinal, gynecology, and general surgery. Nobilis’ hospitals focus on these same specialties with the ability to take on more complex cases.

The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”). If not materially different, certain footnote disclosures included in the Annual Report have been omitted from this Quarterly Report on 10-Q.

The interim consolidated financial information in this report has not been audited. In the opinion of management, all adjustments, which consist of normal recurring adjustments necessary for a fair statement of the interim period consolidated financial statements, have been made. Results of operations reported for the interim periods are not necessarily indicative of results for the entire year.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the disclosures of contingent assets and liabilities. These accounting estimates reflect the best judgement of management, but actual results could differ.

For comparability, certain prior period amounts have been reclassified, where appropriate, to conform to the financial statement presentation used in the current period.

Recent Accounting Pronouncements

In May 2014, Financial Accounting Standards Board (“FASB”) issued guidance that introduces a new five-step revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance also requires disclosures sufficient to enable users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative disclosures about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. In April 2015, the FASB decided to delay the effective date for the guidance. The guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period. The Company is currently evaluating the new guidance to determine the impact it will have on its consolidated financial statements.

In June 2014, the FASB issued amended guidance on the accounting for certain share-based employee compensation awards. The amended guidance applies to share-based employee compensation awards that include a performance target that affects vesting when the performance target can be achieved after the requisite service period. These targets are to be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award and compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved. The amendments are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. The Company does not expect adoption will have a material impact on its consolidated financial statements.

In February 2015, the FASB issued amended guidance on the consolidation of legal entities including limited partnerships and limited liability corporations. The guidance modifies the consolidation models to be analyzed in determining whether a reporting entity should consolidate certain types of legal entities. The guidance must be applied using one of two retrospective application methods and will be effective for fiscal years beginning after December 15, 2015, and for interim periods within those fiscal years. Early adoption is permitted, including adoption in any interim period. The Company does not expect adoption will have a material impact on its consolidated financial statements.

In April 2015, the FASB issued guidance in order to simplify the presentation of debt issuance costs. The guidance requires that debt issuance costs related to a recognized debt liability be presented as a direct deduction from the carrying amount of the debt liability rather than as a deferred charge asset as required under current guidance. The guidance also requires that the amortization of debt issuance costs be reported as interest expense. The guidance is effective for the Company starting January 1, 2016 and must be applied on a retrospective basis. Early adoption is permitted. The Company has chosen to early adopt this guidance as of the interim period ended March 31, 2015. No retrospective application was deemed necessary, as the Company did not have any debt issuance costs prior to the three months ended March 31, 2015. Approximately $0.6 million of debt issuance costs have been deducted from the carrying amount of debt as of June 30, 2015.

In June 2015, the FASB issued Accounting Standards Update No. 2015-10: Technical Corrections and Improvements (ASU 2015-10). ASU 2015-10 is part of an initiative to clarify the Accounting Standards Codification (Codification), correct unintended application of guidance, and make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. ASU 2015-10 covers a wide range of topics in the Codification and is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015; early adoption is permitted. The Company is currently evaluating the provisions of this accounting update and assessing the impact, if any, it may have on its financial position and results of operations.

2.	Deconsolidations

During the three month period ended March 31, 2015, we completed the deconsolidation of two imaging centers and one urgent care clinic in Houston. We resigned as the manager of these facilities resulting in loss of control and our rights to exercise significant influence. We retained investments in these facilities that are accounted for as cost method investments as of January 1, 2015. The revaluation of our remaining investments in these facilities resulted in no gain or loss due to the short term these investments were held. The deconsolidation resulted in the reversal of $0.7 million of goodwill.

3.	Investments in Associates

In March 2014, the Company acquired an ownership interest in Group of Pioneers Diagnostics (“GOP”), LLC, representing 40% of the outstanding share interests in GOP. The investment was previously accounted for using the equity method of accounting. In March 2015, the Company resigned as manager of GOP resulting in the loss of ability to exercise significant influence over the operating and financial activities of the investee. As a result, the investment will be accounted for under the cost method accounting. The carrying value of this investment at June 30, 2015 was $0.2 million, and is reflected in investments in associates in the consolidated balance sheets.

4.	Business Combinations

First Nobilis, LLC (“First Nobilis”)

In September 2014, the Company formed First Nobilis, a Texas limited liability Company. First Nobilis is owned 51% by the Company and 49% by a third party. First Nobilis formed two subsidiary Texas limited liability companies to be the new operating entities.

Upon formation of First Nobilis, effective September 1, 2014, Nobilis contributed $7.5 million in cash to the new entity. For a 49% ownership interest, a third party contributed medical supplies, intangible assets, and certain accounts payables and accounts receivables. This transaction was treated as a business combination. The fair value of the intangible assets and liabilities acquired were determined by independent third party valuation experts. The carrying amounts of all other net assets acquired approximate their fair values due to their short term nature.

Athas Health, LLC (“Athas”)

In December 2014, the Company completed its acquisition of Athas for total consideration of approximately $31.2 million (all $ denominations in US dollars). Athas is based in Dallas, Texas, and focuses on the delivery of specialized healthcare services in seven states through the use of contracted marketing services and factoring of receivables. The purchase price for Nobilis to acquire all of the ownership interests in Athas was broken down as follows: $3.0 million in cash upon closing, the issuance of a promissory note by Nobilis to the sellers for $12.0 million, the issuance at closing of 6,666,666 shares of Nobilis common stock that are subject to a lock up of up to two years, and the issuance of an additional 4,666,666 shares of Nobilis common stock issued over two years with half issued on the first anniversary of the closing and the second half issued on the second anniversary of the closing. Under the two year lock up period, the stock issued as part of the purchase price is subject to restrictions on transfer and may not be sold or pledged until the lock out period is released.

The fair value of the intangible assets acquired were determined by independent third party valuation experts. The carrying amounts of all other net assets acquired approximate their fair values due to their short term nature. The value of the stock issued for consideration was determined by third party valuation experts using the published stock price on the date of closing, less a discount for lack of marketability as a result of the two year lock up period on the shares issued.

Victory Medical Center Houston, L.P. (“Victory”)

In April 2015, the Company acquired a 55% ownership interest in Victory Medical Center Houston, L.P., which owns and operates Victory Healthcare Houston Hospital, surgical hospital located in the Texas Medical Center in Houston, Texas. The Company paid $1.4 million in cash and assumed certain leases and loans of Victory.

The fair value of the intangible assets and physical equipment were determined by independent third party valuation experts. The carrying amounts of all other net assets acquired approximate their fair values due to their short term nature.

Subsequent to the acquisition date of April 24, 2015, the Partnership had $2.3 million in revenues and a net loss of $0.7 million which is included in the Company’s June 30, 2015 consolidated statements of operations.

The costs related to the transaction were nominal and were expensed during the three months ended June 30, 2015. These costs are included in the corporate general and administrative expenses in the June 30, 2015 consolidated statements of operations.

The following table summarizes the fair values of the identifiable assets acquired and liabilities assumed at the date of acquisition (in thousands):

April 24, 2015
Net assets acquired:
Cash	$64
Trade accounts receivable	2,500
Other receivables	6,325
Prepaid expenses and other current assets	44
Inventory	662
Property and equipment	4,860
Other long-term assets	2
Trademark	280
Medicare license	940
Hospital license	13
Goodwill	9,447

Net assets acquired	$25,137

Net liabilities acquired:
Trade accounts payable	$6,266
Accrued liabilities	3,198
Long-term portion of Capital Leases	2,278
Long-term portion of Note Payable	6,052

Total liabilities acquired	$17,794

Consideration:
Cash, net of cash acquired	$1,436
Debt assumed	5,907

Total consideration	$7,343

Peak Surgeon Innovations, LLC (“Peak”)

In June 2015, the Company acquired Peak, a provider of intraoperative neuromonitoring (“IOM”) services for hospitals, surgery centers and other healthcare facilities. The Company acquired a 100% ownership interest in Peak for cash consideration of $0.9 million and stock consideration of $0.7 million provided to Bryan Hasse (the “Seller”). In addition to such cash and stock consideration, the Seller is eligible to receive a potential earnout payment (in cash or stock at the option of Seller) upon achievement by the IOM service line of certain EBITDA performance metrics.

The Company is currently in the process of determining the fair value of any potential intangible assets through the use of an independent third party valuation expert. The carrying amounts of all other net assets acquired approximate their fair values due to their short term nature.

Subsequent to the acquisition date of June 1, 2015, Peak had $0.3 million in revenues and net income of $0.1 million which is included in the Company’s June 30, 2015 consolidated statements of operations.

The costs related to the transaction were nominal and were expensed during the three months ended June 30, 2015. These costs are included in the corporate general and administrative expenses in the June 30, 2015 consolidated statements of operations.

The following table summarizes the preliminary fair values of the identifiable assets acquired and liabilities assumed at the date of acquisition (in thousands):

June 1, 2015
Net assets acquired:
Cash	$1
Trade accounts receivable	315
Prepaid expenses and other current assets	4
Goodwill	1,318

Net assets acquired	$1,638

Net liabilities acquired:

Trade accounts payable	$138

Consideration:
Cash, net of cash acquired	$850
Stock issued as consideration	650

Total consideration	$1,500

Unaudited Supplemental Pro Forma Information

The following unaudited supplemental pro forma financial information includes the results of operations for Athas, First Nobilis and Victory, and is presented as if each acquired company had been consolidated as of the beginning of the year immediately preceding the year in which the company was acquired. The Company utilized all historical data which was available and practicable to obtain. Certain information was not practicable to obtain for the three and six months ended June 30, 2014 for victory due to the bankruptcy proceedings of their former parent company. The unaudited supplemental pro forma financial information has been provided for illustrative purposes only and does not purport to be indicative of the actual result that would have been achieved by the combined companies for the periods presented, or of the results that may be achieved by the combined companies in the future. Further, results may vary significantly from the results reflected in the following unaudited supplemental pro forma financial information because of future events and transactions, as well as other factors.

Unaudited pro forma information for the Peak acquisition is not presented in the pro forma disclosure because the effects of such transaction is considered immaterial to the Company’s consolidated financial statements.

The unaudited supplemental pro forma financial information presented below has been prepared by adjusting the historical results of the Company to include historical results of the acquired businesses described above and was then adjusted: (i) to increase amortization expense resulting from the intangible assets acquired; (ii) to adjust earnings per share to reflect the common shares issued as part of the purchase consideration; (iii) to reduce interest expense from debt which was retained by the seller upon acquisition of the respective businesses; (iv) to adjust the carrying value of net property and equipment to its fair value and to increase depreciation expense for the incremental increase in the value of property and equipment; (v) to decrease expenses for management services which were provided by the preceding parent entity and to concurrently increase expenses for management services which are now provided by the Company; (vi) to adjust noncontrolling interest to properly reflect the minority ownership percentages which were not purchased by the Company; and (vii) to reverse income from discontinued operations. The unaudited supplemental pro forma financial information does not include adjustments to reflect the impact of other cost savings or synergies that may result from these acquisition.

The Company’s unaudited supplemental pro forma financial information is as follows (in thousands except for per share amounts):

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenue	$48,867	$24,472	$86,556	$52,144
Income (loss) before from operations	1,621	(2,030)	4,738	(225)
Net income attributable to noncontrolling interest	3,738	793	7,971	2,817
Net loss attributable to common stockholders	(1,588)	(2,587)	(3,379)	(2,432)
Net loss per basic common share	$(0.03)	$(0.05)	$(0.05)	$(0.05)

5.	Trade Accounts Receivable

A detail of accounts receivable as of June 30, 2015 and December 31, 2014 is as follows (in thousands):

	June 30, 2015	December 31, 2014
Trade accounts receivable	$51,287	$40,985
Allowance for doubtful accounts	(1,584)	(1,391)
Receivables transferred	(429)	(873)
Receivables purchased	1,874	3,454

Trade accounts receivable, net	$51,148	$42,175

Bad debt expense was $0.2 million for the three and six months ended June 30, 2015 and was nil for the three and six months ended June 30, 2014.

As of June 30, 2015 and December 31, 2014, there remained a balance of $0.4 million and $0.9 million, respectively, in transferred receivables pursuant to the terms of the original agreement. The Company, from time to time, transfers to the third party certain of its accounts receivable payments on a non-recourse basis. For the three months ended June 30, 2015 and 2014, the Company received advanced payments of $0.5 million and $0.1 million, respectively. During the same time period, the Company transferred $2.1 million and $2.2 million of receivables, respectively. For the six months ended June 30, 2015 and 2014, the Company received advanced payments of $1.1 million and $0.3 million, respectively. During the same time period, the Company transferred $3.8 million and $3.8 million of receivables, respectively. Concurrently, upon collection of these transferred receivables, payment will be made to the transferee.

Athas Health, LLC (“Athas”) purchases receivables from physicians, at a discount, on a nonrecourse basis. The discount and purchase price vary by speciality. These purchased receivables are billed and collected by Athas, and Athas retains 100% of what is collected after paying the discounted purchase price. Following the transfer of the receivable, the transferor has no continued involvement and there are no restrictions on the receivables, and as such, these transfers of receivables are accounted for as sales transactions. Gross revenue from purchased receivables was $1.8 million and $4.3 million for the three and six months ended June 30, 2015, respectively. Revenue, net of the discounted purchase price, was $0.7 million and $1.9 million for the three and six months ended June 30, 2015, respectively. Accounts receivable for purchased receivables was $1.9 million as of June 30, 2015. Comparable prior period amounts are not presented, as Athas was acquired by Nobilis in December 2014.

6.	Concentrations

A summary of certain information about our payor concentration is as follows:

MEDICAL SERVICES SEGMENT

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES

FOR THE THREE MONTHS ENDED JUNE 30, 2015 AND 2014

Payors	2015 Patient and Net Professional Fee Revenue by Payor Mix	2014 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	95.0%	97.3%
Workers compensation	4.6%	1.7%
Medicare	0.4%	1.0%

Total	100.0%	100.0%

MARKETING & FACTORING SEGMENT

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES

FOR THE THREE MONTHS ENDED JUNE 30, 2015 AND 2014

Payors	2015 Patient and Net Professional Fee Revenue by Payor Mix	2014 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	100.0%	0.0%
Workers compensation	0.0%	0.0%
Medicare	0.0%	0.0%

Total	100.0%	0.0%

CONSOLIDATED SEGMENTS

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES

FOR THE THREE MONTHS ENDED JUNE 30, 2015 AND 2014

Payors	2015 Patient and Net Professional Fee Revenue by Payor Mix	2014 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	95.5%	97.3%
Workers compensation	4.1%	1.7%
Medicare	0.4%	1.0%

Total	100.0%	100.0%

MEDICAL SERVICES SEGMENT

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Payors	2015 Patient and Net Professional Fee Revenue by Payor Mix	2014 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	95.0%	96.9%
Workers compensation	4.5%	2.2%
Medicare	0.5%	0.9%

Total	100.0%	100.0%

MARKETING & FACTORING SEGMENT

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Payors	2015 Patient and Net Professional Fee Revenue by Payor Mix	2014 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	100.0%	0.0%
Workers compensation	0.0%	0.0%
Medicare	0.0%	0.0%

Total	100.0%	0.0%

CONSOLIDATED SEGMENTS

PATIENT AND NET PROFESSIONAL FEE REVENUE BY PAYORS OF THE NOBILIS FACILITIES

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Payors	2015 Patient and Net Professional Fee Revenue by Payor Mix	2014 Patient and Net Professional Fee Revenue by Payor Mix
Private insurance and other private pay	95.3%	96.4%
Workers compensation	4.2%	2.6%
Medicare	0.5%	1.0%

Total	100.0%	100.0%

Two facilities represent approximately 76.63% of the Company’s contracted marketing revenue and five facilities represent approximately 78.82% of the Company’s contracted marketing accounts receivable for the six months ended and as of June 30, 2015.

7.	Intangible Assets

Intangible assets at June 30, 2015 and December 31, 2014 consist of the following (in thousands):

		June 30, 2015					December 31, 2014
	Term (in years)	Historical Cost	Additions	Accumulated Amortization	Accumulated Impairment	Net Book Value	Historical Cost	Accumulated Amortization	Accumulated Impairment	Net Book Value
Definite Life
Non-compete agreements	10-15	$2,661	$—	$942	$—	$1,719	$2,661	$856	$—	$1,805
Internally developed software	5	1,980	—	231	—	1,749	1,980	33	—	1,947
Trade secret methodology	10	5,120	—	299	—	4,821	5,120	44	—	5,076
Physician relationships	20	4,000	—	167	—	3,833	4,000	62	—	3,938
Unfavorable lease	8	(290)	—	(17)	—	(273)	(290)	—	—	(290)

Indefinite Life
Tradenames		1,200	—	—	—	1,200	1,200	—	—	1,200
Trademark		4,770	280	—	—	5,050	4,770	—	—	4,770
Medicare license		8,498	940	—	7,401	2,037	8,498	—	7,401	1,097
Hospital license		—	13	—	—	13

Total		$27,939	$1,233	$1,622	$7,401	$20,149	$27,939	$995	$7,401	$19,543

Amortization expense was $0.3 million and nil for the three months ended June 30, 2015 and 2014, respectively, and $0.6 million and nil for the six months ended June 30, 2015 and 2014, respectively. Estimated amortization expense of intangible assets is $0.6 million for the remainder of 2015, $1.3 million for each of the next four years and $6.2 million thereafter.

8.	Goodwill

The following table provides information on changes in the carrying amount of goodwill, which is included in the accompanying consolidated balance sheets as of June 30, 2015 and December 31, 2014 (in thousands):

	June 30, 2015	December 31, 2014
Cost	$46,837	$36,770
Accumulated impairment losses	(14,300)	(14,300)

Total	$32,537	$22,470

	June 30, 2015	December 31, 2014
Cost
BALANCE-beginning of period	$36,770	$15,528
January 2014 business combination	—	701
September 2014 business combination	—	1,249
December 2014 business combination	—	19,292
Deconsolidation of imaging centers and urgent care clinic	(701)	—
April 2015 business combination	9,447	—
June 2015 business combination	1,321	—

Total cost	$46,837	$36,770

Accumulated impairment
BALANCE-beginning of period	$(14,300)	$(14,300)
Impairment charges during the period	—	—

Total accumulated impairment	$(14,300)	$(14,300)

9.	Lines of Credit

On March 31, 2015, the Company secured a $5.0 million revolving line of credit (the “revolver”) from General Electric Capital Corporation. The revolver bears interest at a rate of 4% plus LIBOR per annum (4.70% at June 30, 2015) and requires quarterly payments. Principal amounts borrowed under the revolver may be repaid and re-borrowed periodically, maturing in March 2020. The revolver is collateralized by the accounts receivable and physical equipment of all of the Company’s 100% owned subsidiaries as well as the Company’s ownership interest in all less than wholly owned subsidiaries. The Company had $1.5 million outstanding on this revolver as of June 30, 2015.

10.	Debt

On March 31, 2015, the Company secured a $20.0 million term loan from General Electric Capital Corporation. The term loan bears interest at a rate of 4% plus LIBOR per annum (4.70% at June 30, 2015) and requires quarterly payments of principal and interest until the term loan matures in March 2020. The term loan is collateralized by the accounts receivable and physical equipment of all of the Company’s 100% owned subsidiaries as well as the Company’s ownership interest in all less than wholly owned subsidiaries.

The $20.0 million term loan primarily served to refinance all previously held debt and lines of credit. Debt issuance costs associated with the new credit facility approximated $0.6 million and are being amortized over the life of the loan.

Debt at June 30, 2015 consisted of the following (in thousands):

	June 30, 2015	December 31, 2014
Lines of credit	$1,500	$5,420
Subordinated notes payable	—	635
Term loan	19,550	14,019

Total debt	21,050	20,074
Less: current portion	868	9,492
Less: amortized loan fees	628	—

Long-term debt, net of current portion	$19,554	$10,582

11.	Share Based Compensation

The Company granted a total of 275,000 stock options during the three months ended June 30, 2015. Of the granted options, 75,000 of those vest ratably over a one year period, and 200,000 vest ratably over a three year period.

The following table summarizes stock option activity for the six months ended June 30, 2015.

	Shares Underlying Options	Weighted-Average Exercise Price	Weighted-Average Remaining Life (years)
Outstanding at December 31, 2014	3,118,218	$1.45	9.80
Granted	1,301,782	$4.33	9.77
Exercised	(336,120)	$1.24	—
Forfeited	(407,213)	$1.14	—

Outstanding at June 30, 2015	3,676,667	$2.13	9.69

Exercisable at June 30, 2015	1,257,611	$2.59	9.76

The total intrinsic value of stock options exercised during the six months ended June 30, 2015 and 2014 was $2.7 million and $1.5 million, respectively. The total intrinsic value for all in-the-money vested outstanding stock options at June 30, 2015 was $6.9 million. Assuming all stock options outstanding at June 30, 2015 were vested, the total intrinsic value of in-the-money outstanding stock options would have been $22.4 million.

The Company recorded compensation expense relative to stock options of $1.1 million and $0.1 million for the three months ended June 30, 2015 and 2014, respectively, and $3.7 million and $0.1 million for the six months ended June 30, 2015 and 2014, respectively.

The fair values of stock options used in recording compensation expense are computed using the Black-Scholes option pricing model. The table below shows the assumptions used in the model for options awarded during the six months ended June 30, 2015.

Six months ended June 30, 2015
Expected price volatility	115% - 119%
Risk free interest rate	.01% - .03%
Expected annual dividend yield	0%
Expected option term (years)	10
Expected forfeiture rate	0%
Grant date fair value per share	$2.97 - $6.31

For stock options, the Company recognizes share-based compensation net of estimated forfeitures and revises the estimates in the subsequent periods if actual forfeitures differ from the estimates. Forfeiture rates are estimated based on historical experience as well as expected future behavior. As of December 31, 2014, the Company utilized a forfeiture rate of 0% based on a minimal number of stock option issuances and little anticipated forfeitures in the near future.

12.	Shareholders’ Equity

In April 2015, the Company issued, through a private placement agreement, 7,847,668 Units, at a price of Cdn$9.00 per Unit. Each Unit is comprised of one treasury unit (a “Treasury Unit”) and one-half of one common share from Donald L. Kramer, Healthcare Ventures, Ltd (a company wholly owned by Dr. Kramer), Harry Fleming or from treasury. Each Treasury Unit is comprised of one-half of one common share of the Company and one-half of one common share purchase warrant exercisable for one additional share at a price of Cdn$11.50. Through the private placement, the Company raised proceeds of $28.4 million, net of offering costs and commissions of $1.9 million.

Earnings per share (“EPS”)

A detail of the Company’s EPS is as follows (in thousands except for share and per share amounts):

	Three months ended June 30, 2015	Three months ended June 30, 2014	Six months ended June 30, 2015	Six months ended June 30, 2014
Net loss (income) for the period	$(1,588)	$218	$(2,801)	$(269)
Issued common shares at beginning of period	61,234,803	42,729,547	59,418,227	42,729,547
Effect of investment in subsidiary	—	431,771	—	—
Effect of private placement	974,205	—	489,794	—
Effect of June 2015 acquisition	21,698	—	10,909	—
Effect of stock based compensation	119,011	250,000	217,230	393,603
Effect of stock warrants	1,181,673	—	1,736,498	178,453

Weighted average common shares at end of period	63,531,390	43,411,318	61,872,658	43,301,603

Basic net loss per common share	$(0.02)	$0.01	$(0.05)	$(0.01)

As the Company is in a loss position for the periods presented, the calculation of dilutive shares is unnecessary. Any increase in weighted-average share amounts would result in an anti-dilutive per share amount.

13.	Income Taxes

The Company files a consolidated federal income tax return. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred tax assets are recognized to the extent that the realization of the related tax benefit through future taxable profits is probable. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company applies recognition thresholds and measurement attributes for the financial statement recognition and of a tax position taken or expected to be taken in a tax return as it relates to accounting for uncertainty in income taxes. In addition, it is the Company’s policy to recognize interest accrued and penalties, if any, related to unrecognized benefits as income tax expense in its consolidated statement of operations.

14.	Business Segment Information

A summary of the business segment information as of June 30, 2015 is as follows (in thousands):

	Six months ended June 30, 2015
	Medical Services	Marketing & Factoring	Corporate	Total
Revenues	$77,488	$8,495	$—	$85,983
Cost of goods sold	—	971	—	971

Gross Profit	77,488	7,524	—	85,012
Operating expenses	58,093	6,830	—	64,923
Corporate costs	—	—	14,684	14,684

Income (loss) from operations	$19,395	$694	$(14,684)	$5,405

Other data:
Depreciation and amortization expense	$931	$661	$56	$1,648
Interest expense	$—	$80	$704	$784
Income tax expense	$527	$79	$—	$606
Intangible assets	$7,078	$13,071	$—	$20,149
Goodwill	$13,245	$19,292	$—	$32,537
Capital expenditures	$1,365	$127	$—	$1,492
Non-cash acquisition of property	$4,860	$—	$—	$4,860
Non-cash acquisition of intangibles and goodwill	$11,998	$—	$—	$11,998
Total assets	$87,654	$41,639	$26,259	$155,551
Total liabilities	$23,168	$5,108	$24,923	$53,199

	Three months ended June 30, 2015
	Medical Services	Marketing & Factoring	Corporate	Total
Revenues	$43,643	$5,224	$—	$48,867
Cost of goods sold	—	910	—	910

Gross Profit	43,643	4,314	—	47,957
Operating expenses	34,727	3,783	—	38,510
Corporate costs	—	—	7,826	7,826

Income (loss) from operations	$8,916	$531	$(7,826)	$1,621

Other data:
Depreciation and amortization expense	$627	$329	$29	$985
Interest expense	$—	$1	$293	$294
Income tax expense	$400	$54	$—	$454
Capital expenditures	$838	$130	$—	$968
Non-cash acquisition of property	$4,860	$—	$—	$4,860
Non-cash acquisition of intangibles and goodwill	$11,998	$—	$—	$11,998

The Company created the Marketing & Factoring operation segment in December 2014 following the acquisition of Athas. Prior to the acquisition of Athas, the Company operated under one operating segment and therefore, has not presented a prior period comparison of segment information.

15.	Litigation

The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such disputes or legal actions will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Effective June 30, 2015, the Company, Northstar Healthcare Subco, LLC (“Subco” and, together with the Company, “Nobilis”) entered into a Confidential Agreement (the “Agreement”) with Athas, certain seller parties (the “Athas Sellers”) to the Membership Interest Purchase Agreement dated as of November 26, 2014 (the “MIPA”) and certain other parties. Pursuant to the Agreement, the Athas Sellers agreed to reduce by 836,029 the number of common shares, in the aggregate, that were to be issued on the first and second anniversaries of the MIPA’s closing as contingent purchase price payments (the “Contingent Shares”). In addition, the Agreement accomplished (i) the financing of a $2.7 million debt owed by counterparties to the Agreement, (ii) recoupment of $1.7 million of indemnified expenses, and (iii) indemnification of counterparties with respect to litigation. Also pursuant to the Agreement, the Company accelerated the issuance of the remaining 3,830,638 Contingent Shares, which will be subject to restrictions on transfer.

16.	Subsequent Events

On July 30, 2015, the company formed Marsh Lane Surgical Hospital, LLC (“Marsh Lane”), a Texas limited liability company and wholly owned subsidiary of the Company and closed the purchase of certain assets (the “Acquisition”) pursuant to an asset purchase agreement (the “Purchase Agreement”) by and among Marsh Lane, the Company, Victory Parent Company, LLC, a Texas limited liability company (“VPC”), and Victory Medical Center Plano, LP, a Texas limited partnership (“Victory Plano”). The Acquisition was closed following the conclusion of bankruptcy proceedings in the U.S. Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the “Bankruptcy Court”) initiated by Victory Plano. On June 12, 2015, Victory Plano filed for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the Bankruptcy Court. Following the Bankruptcy Court’s entry into the Sale Motion and Bidding Procedures Order, on July 29, 2015, the Bankruptcy Court entered into a Sale Order approving the terms and conditions of the Purchase Agreement and certain other financial arrangements as described below.

As consideration for the purchase of Victory Plano’s assets, Marsh Lane paid approximately $1.3 million in cash to be used by Victory Plano and VPC to cure and pay certain defaults under contracts assumed by Marsh Lane. The Purchaser also assumed Victory Plano’s indebtedness to LegacyTexas Bank in the amount of approximately $4.5 million. Marsh Lane also assumed Victory Plano’s capital equipment leases and its real estate lease.

In connection with the Purchase Agreement, Marsh Lane (the “Borrower”) entered into a Loan Agreement (the “Loan Agreement”) dated as of July 30, 2015 with LegacyTexas Bank, successor to ViewPoint Bank, N.A. (“Legacy”). The principal amount of the term loan (the “Term Note”) pursuant to the Loan Agreement is $4.5 million, which bears interest on the outstanding principal amount thereof at an annual rate equal to the lesser of the Applicable Rate (4.00% per annum plus the applicable LIBOR Rate) and the maximum lawful rate permitted under Texas or federal law, whichever is higher. All outstanding principal on the Term Note under the Loan Agreement is due and payable on July 30, 2020.

In connection with the Purchase Agreement and the Loan Agreement, on July 30, 2015, the Company entered into a guaranty (the “Guaranty”) to guaranty the Borrower’s obligations under the Loan Agreement. Pursuant to the Guaranty, the Company irrevocably and unconditionally guaranteed the full and punctual payment and performance of all Loan Agreement obligations, in the manner and to the extent set forth in the Guaranty. The guaranty and payment of obligations under the Guaranty are expressly subordinated in the manner and extent set forth in the Subordination Agreement.

In connection with the Purchase Agreement and entry into the Legacy Loan Documents, Northstar Healthcare Acquisitions, L.L.C., a Delaware limited liability company and wholly owned subsidiary of the Company (“Northstar”), entered into the Second Amendment to Credit Agreement and Conditional Waiver, dated as of July 30, 2015, by and among the Northstar, General Electric Capital Corporation (“GE Capital”), and the other Credit Parties named therein, (the “Credit Agreement Amendment”). The Credit Agreement Amendment, among other things, amended certain covenants, definitions and other terms contained in the Credit Agreement to accommodate the transactions contemplated by Purchase Agreement and the entry into the Legacy Loan

Documents, and GE Capital granted the Company additional time to incorporate into the Credit Agreement several new subsidiaries formed during the Company’s recent acquisitions and new service lines.

17.	Approval of Financial Statements

The consolidated financial statements were approved by the board of directors for issuance on August 13, 2015.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The fees and expenses to be paid in connection with the distribution of securities being registered hereby are estimated as follows:

SEC registration fee		$11,086
Accounting fees and expenses		*
Legal fees and expenses		*
Printing expenses		*

Total	$	*

*	To be provided by amendment.

Indemnification of Directors and Officers

The Business Corporations Act (British Columbia) (“BCBCA”) provides that a company may:

•	indemnify an eligible party against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding, to which the eligible party is or may be liable; and

•	after the final disposition of an eligible proceeding, pay the “expenses” (which includes costs, charges and expenses (including legal fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purpose of the BCBCA, an “eligible party,” in relation to a company, means an individual who:

•	is or was a director or officer of the company;

•	is or was a director or officer of another corporation

at a time when the corporation is or was an affiliate of the company, or at the request of the company; or

•	at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An “eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, or as the case may be; or

•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

•	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

•	make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Articles of the Company

Our articles (the “Articles”) provide that, subject to the BCBCA, we must indemnify a director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable. Pursuant to our Articles, each director is deemed to have contracted with us on these terms.

Our Articles further provide that we may indemnify any person, subject to any restrictions in the BCBCA, and that the failure of a director, alternate director or officer of the Company to comply with the BCBCA or our Articles does not invalidate any indemnity to which he or she is entitled under our Articles.

We are authorized under our Articles to purchase and maintain insurance for the benefit of any eligible person.

We maintain directors’ and officers’ liability insurance coverage through policies covering the Company and its subsidiaries, which has an annual aggregate policy limit of C$30 million, with an additional Side A excess policy limit of C$5 million, subject to a corporate deductible of C$75,000 per loss for all claims. This insurance provides coverage for indemnity payments made by us to our directors, alternate directors and officers as required or permitted by law for losses, including legal costs, incurred by our officers, directors and alternate directors in their capacity as such. This policy also provides coverage directly to our individual directors, alternate directors and officers if they are not indemnified by us. The insurance coverage for our directors, alternate directors and officers has customary exclusions, and those acts determined to be uninsurable under law, or deliberately fraudulent or dishonest or to have resulted in personal profit or advantage.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Recent Sales of Unregistered Securities

In the past three years as of August 14, 2015, we have offered and sold the following securities in unregistered transactions pursuant to exemptions under the Securities Act.

In January 2012, we issued 2,000,000 common shares to Dr. Kenneth Alo at a price of C$0.20 under a private placement agreement. Dr. Alo serves as a Medical Director of NAS, a subsidiary of Athas Health, LLC (“Athas”). The total purchase price approximated $0.4 million. In connection with this issuance, we relied on the exemption from registration under Section 4(a)(2) of the Securities Act based on our belief that the transaction did not involve any public offering.

In December 2013, we completed a capital raise through the private placement of Units. We issued 5,862,500 Units, at a price of C$0.80 per Unit. Each Unit consists of one common share in the capital of the Company and one-half of one common share purchase warrant exercisable for one additional share at a price of C$1.10. Through the private placement, we raised $4.1 million, net of offering costs of $0.3 million. We utilized some of the proceeds to acquire our Scottsdale ASC. In connection with this issuance, we relied on the exemption from registration under Section 4(a)(2) of the Securities Act based on our belief that the transaction did not involve any public offering.

On September 26, 2014, we closed a brokered private placement, with PI Financial Corp. as the Company’s Agent, of up to 6,153,846 Units at a price of C$1.30 per unit, for gross proceeds of $8,000,000, with the potential to raise a total of up to $10,000,000. Each Unit consists of one common share in the capital of the Company and one-half of one common share purchase warrant exercisable for one additional share at a price of C$1.80 for 24 months from the closing date. The warrants are subject to an early acceleration provision in the event that, at any time following four months from the Closing date, the ten day volume weighted average price of the common shares equals or exceeds C$2.20. The proceeds of the private placement were used for general working capital purposes in connection with an agreement with First Surgical Partners Holdings, Inc. In connection with this issuance, we relied on the exemption from registration under Section 4(a)(2) of the Securities Act based on our belief that the transaction did not involve any public offering.

On December 1, 2014, we closed a membership interest purchase agreement in which we acquired all the individual member interests of Athas. The purchase was completed in part through the issuance of 6,666,666 shares of our common shares, valued at approximately $2.85 per share, to certain members of Athas. On August 4, 2015, pursuant to our entry into a confidential agreement effective June 30, 2015, we issued an additional 3,830,637 common shares, valued at $6.80 per share, to certain members of Athas. In connection with these issuances, we relied on the exemption from registration under Section 4(a)(2) of the Securities Act based on our belief that the transaction did not involve any public offering. We agreed to register the common shares issued in connection with the acquisition if certain demand conditions are met.

On May 13, 2015, we closed a combined treasury and secondary bought deal private placement (the “May Offering”), raising overall gross proceeds of C$70.6 million, with aggregate gross proceeds to the Company of C$36.3 million. Pursuant to the May Offering, 7,847,668 Units, which includes 527,668 Units issued pursuant to the partial exercise of the underwriters’ option, were issued at a price of C$9.00 per Unit through a syndicate of underwriters co-led by Mackie as sole bookrunner and PI Financial Corp. Each Unit is comprised of one Treasury Unit and one-half of one common share (each whole common share, an “Additional Share”) from Donald L. Kramer, Healthcare Ventures, Ltd. (a company controlled by Dr. Kramer) or from Harry Fleming or from treasury. Each Treasury Unit is comprised of one-half of one common share and one-half of one common share purchase warrant. Dr. Kramer is the former Chairman and current control person of the Company and Mr. Fleming is the former President and a current director of the Company. In connection with this issuance, we relied on the exemptions from registration afforded by Rule 506(b) of Regulation D of the Securities Act and Regulation S of the Securities Act.

On May 1, 2015, the Seller and Northstar Subco, LLC (the “Purchaser”), a wholly owned indirect subsidiary of the Company, entered into a Membership Interest Purchase Agreement, as amended on May 28, 2015, pursuant to which Purchaser purchased 100% of the units of Peak Surgeon Innovations, LLC and Seller received 89,749 shares of our common shares, valued at C$8.83 per share. In connection with this issuance to Seller, we relied on the exemption from registration under Section 4(a)(2) of the Securities Act based on our belief that the transaction did not involve any public offering.

Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Undertakings

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

b.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.	if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b.	if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on August 28, 2015.

NOBILIS HEALTH CORP.

By:	/s/ Chris Lloyd
Chris Lloyd
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Kenneth Klein
Kenneth Klein
Chief Financial Officer
(Principal Financial Officer)

Each person whose signature appears below constitutes and appoints each of Chris Lloyd and Kenneth Klein his attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harry Fleming Harry Fleming	Chairman and Director	August 28, 2015

/s/ Richard Ganley Richard Ganley	Director	August 28, 2015

/s/ Steve Ozonian Steve Ozonian	Director	August 28, 2015

/s/ Jennifer Hauser Jennifer Hauser	Director	August 28, 2015

/s/ Chris Lloyd Chris Lloyd	Chief Executive Officer	August 28, 2015

/s/ Kenneth Klein Kenneth Klein	Chief Financial Officer (Principal Financial and Accounting Officer)	August 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Nobilis Health Corp.’s Registration Statement on Form 10 filed with the SEC on August 26, 2014)

3.2	Notice of Articles (incorporated by reference to Exhibit 3.2 to Nobilis Health Corp.’s Registration Statement on Form 10 filed with the SEC on August 26, 2014)

3.3	Articles (incorporated by reference to Exhibit 3.1 to Nobilis Health Corp.’s Registration Statement on Form 10 filed with the SEC on August 26, 2014)

4.1	Warrant Indenture dated May 13, 2015 by and between Nobilis Health Corp. and CST Trust Company (incorporated by reference to Exhibit 4.1 to Nobilis Health Corp.’s Current Report on Form 8-K dated May 13, 2015 filed with the SEC on May 15, 2015)

10.1	Employment Agreement between Northstar Healthcare Acquisitions and Donald Kramer, dated January 1, 2011 (incorporated by reference to Exhibit 10.1 to Nobilis Health Corp’s Registration Statement on Form 10 filed with the SEC on August 26, 2014)

10.2	Second Amended and Restated Promissory Note between Northstar Healthcare Subco and Donald Kramer, dated March 6, 2013 (incorporated by reference to Exhibit 10.2 to Nobilis Health Corp’s Registration Statement on Form 10 filed with the SEC on August 26, 2014)

10.3	Promissory Note between Northstar Healthcare Acquisitions and Harry Fleming , dated June 30, 2013 (incorporated by reference to Exhibit 10.3 to Nobilis Health Corp’s Registration Statement on Form 10 filed with the SEC on August 26, 2014)

10.4	Employment Agreement between Northstar Healthcare Acquisitions and Harry Fleming, dated December 26, 2013 (incorporated by reference to Exhibit 10.4 to Nobilis Health Corp’s Registration Statement on Form 10 filed with the SEC on August 26, 2014)

10.5	Assignment and Assumption of Base Year Medical Office Building between NHSC-Scottsdale, LLC and Brown Medical Center, Inc., dated January 8, 2014 (incorporated by reference to Exhibit 10.5 to Nobilis Health Corp’s Registration Statement on Form 10 filed with the SEC on August 26, 2014)

10.6	Agency Agreement between Northstar Healthcare Inc. and PI Financial Corp. dated December 16, 2013 (incorporated by reference to Exhibit 10.6 to Nobilis Health Corp’s Registration Statement on Form 10 filed with the SEC on August 26, 2014)

10.7	Sale and Repurchase Agreement between Northstar Healthcare Inc. and Northstar Healthcare Holding, Inc. dated May 17, 2007 (incorporated by reference to Exhibit 10.1 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 1, filed with the SEC on October 9, 2014)

10.8	Promissory Note between Northstar Healthcare Subco, LLC and Donald Kramer, dated January 1, 2011 (incorporated by reference to Exhibit 10.3 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 1, filed with the SEC on October 9, 2014)

10.9	Amended and Restated Promissory Note between Northstar Healthcare Subco and Donald Kramer, dated March 6, 2012 (incorporated by reference to Exhibit 10.4 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 1, filed with the SEC on October 9, 2014)

10.10	Master Agreement by and between First Surgical Partners Holdings, Inc. and Northstar Healthcare Inc. dated September 2, 2014 (incorporated by reference to Exhibit 10.9 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 1, filed with the SEC on October 9, 2014)

Exhibit No.	Description

10.11	Agency Agreement between Northstar Healthcare Inc. and PI Financial Corp. dated September 26, 2014 (incorporated by reference to Exhibit 10.10 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 1, filed with the SEC on October 9, 2014)

10.12	Employment Agreement between Northstar Healthcare Acquisitions and Donald Kramer, dated October 1, 2014 (incorporated by reference to Exhibit 10.2 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.13	Employment Agreement between Northstar Healthcare Acquisitions and Harry Fleming, dated October 1, 2014 (incorporated by reference to Exhibit 10.5 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.14	Employment Agreement between Northstar Healthcare Acquisitions and Chris Lloyd, dated November 26, 2014 (incorporated by reference to Exhibit 10.6 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.15	Amendment to Master Agreement by and between First Surgical Partners Holdings, Inc. and Northstar Healthcare Inc. dated September 2, 2014 (incorporated by reference to Exhibit 10.10 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.16	Lease Agreement between Cole River Oaks, Ltd. and Northstar Healthcare, Inc. (incorporated by reference to Exhibit 10.11 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.17	Medical Office Building Lease Agreement between Southwest Professional Building, Ltd. and Microsurgery Institute LLC dated June 1, 2012 (incorporated by reference to Exhibit 10.13 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.18	Assignment and Assumptions of Lease between Microsurgery Institute LLC and Northstar Healthcare Inc. dated December 1, 2013 (incorporated by reference to Exhibit 10.14 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.19	Sublease between Northstar Healthcare Inc. and NHS ASC- Dallas, LLC dated December 1, 2013 (incorporated by reference to Exhibit 10.15 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.20	Retail Lease Bissonnett Shopping Center, Suite 4811 4803-B Bissonnet, Houston, Texas 77401 between Lenox Hill Holdings, Ltd. and First Street Surgical Center dated January 2005 (incorporated by reference to Exhibit 10.16 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.21	First Amendment to Lease between Lenox Hill Holdings, Ltd. and First Street Surgical Center dated August 25, 2010 (incorporated by reference to Exhibit 10.17 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.22	Second Amendment to Lease between Lenox Hill Holdings, Ltd. and First Street Surgical Center dated February 1, 2012 (incorporated by reference to Exhibit 10.18 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.23	Second Amendment to Lease between Lenox Hill Holdings, Ltd. and First Street Surgical Center dated November 29, 2013 (incorporated by reference to Exhibit 10.19 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

Exhibit No.	Description

10.24	Assignment of Lease between First Street Surgical Center and First Nobilis, LLC dated September 29, 2014 (incorporated by reference to Exhibit 10.20 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.25	Building Lease between First Street Holdings, Ltd. and First Street Hospital LP dated September 17, 2006 (incorporated by reference to Exhibit 10.21 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.26	Second Amendment to Lease Agreement First Street Holdings, Ltd. and First Street Hospital LP dated December 1, 2013 (incorporated by reference to Exhibit 10.17 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.27	Lease Agreement between Lenox Hill Holdings, Ltd. and First Street Hospital, LP dated December 1, 2103 (incorporated by reference to Exhibit 10.24 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.28	Building Lease between Islington, Ltd. and First Street Surgical Center, LP dated April 1, 2013 (incorporated by reference to Exhibit 10.26 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.29	First Amendment to Lease between First Street Holdings, Ltd. and First Street Surgical Center, LP dated April 1, 2013 (incorporated by reference to Exhibit 10.27 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.30	Second Amendment to Lease between First Street Holdings, Ltd. and First Street Surgical Center, LP dated December 1, 2013 (incorporated by reference to Exhibit 10.28 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.31	Office Space lease between Texas Institute for Eyes, LLC and North American Spine, LLC dated August 5, 2009 (incorporated by reference to Exhibit 10.30 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.32	First Amendment to Office Space lease between Texas Institute for Eyes, LLC and North American Spine, LLC dated June 22, 2010 (incorporated by reference to Exhibit 10.31 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.33	Second Amendment to Office Space lease between Texas Institute for Eyes, LLC and North American Spine, LLC dated October 7, 2010 (incorporated by reference to Exhibit 10.32 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.34	Third Amendment to Office Space lease between Texas Institute for Eyes, LLC and North American Spine, LLC dated June 30, 2011 (incorporated by reference to Exhibit 10.33 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.35	Membership Interest Purchase Agreement between Northstar Healthcare Subco, LLC, Northstar Healthcare Inc., Athas Health, LLC and the Individual Seller Parties dated November 26, 2014 (incorporated by reference to Exhibit 10.34 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.36	Security Agreement dated November 26, 2014 (incorporated by reference to Exhibit 10.35 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.37	Secured Promissory Note dated November 26, 2014 (incorporated by reference to Exhibit 10.36 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

Exhibit No.	Description

10.38	Registration Rights Agreement dated November 26, 2014 (incorporated by reference to Exhibit 10.37 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.39	NHC ASC – Dallas, LLC Company Agreement (incorporated by reference to Exhibit 10.38 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.40	Third Amended and Restated Agreement of Limited Partnership of Medical Ambulatory Surgical Suite, LP (incorporated by reference to Exhibit 10.39 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.41	Credit Agreement between Northstar Healthcare Surgery Center- Houston, LLC and Compass Bank (incorporated by reference to Exhibit 10.40 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 2, filed with the SEC on December 23, 2014)

10.42	First Amended Employment Agreement between Northstar Healthcare Acquisitions and Harry Fleming, dated October 1, 2014 (incorporated by reference to Exhibit 10.41 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 3, filed with the SEC on January 29, 2015)

10.43	Confidential Executive Transition Agreement between Northstar Healthcare Acquisitions and Donald Kramer, dated December 1, 2014 (incorporated by reference to Exhibit 10.42 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 3, filed with the SEC on January 29, 2015)

10.44	Employment Agreement between Northstar Healthcare Acquisitions and Andy Chen, dated August 1, 2014 (incorporated by reference to Exhibit 10.43 to Nobilis Health Corp.’s Registration Statement on Form 10, Amendment No. 3, filed with the SEC on January 29, 2015)

10.45	Credit Agreement dated as of March 31, 2015 by and among Nobilis Health Corp., Northstar Healthcare Holdings, Inc., Northstar Healthcare Acquisitions, L.L.C., the Credit Parties named therein, and General Electric Capital Corporation (incorporated by reference to Exhibit 1.1 to Nobilis Health Corp.’s Current Report on Form 8-K dated April 1, 2015 filed with the SEC on April 2, 2015)

10.46	Term Note dated as of May 31, 2015 (incorporated by reference to Exhibit 1.2 to Nobilis Health Corp.’s Current Report on Form 8-K dated April 1, 2015 filed with the SEC on April 2, 2015)

10.47	Revolving Loan Note dated as of May 31, 2015 (incorporated by reference to Exhibit 1.3 to Nobilis Health Corp.’s Current Report on Form 8-K dated April 1, 2015 filed with the SEC on April 2, 2015)

10.48	Guaranty and Security Agreement dated as of March 31, 2015 by and among Northstar Healthcare Acquisitions, L.L.C., the Grantors named therein and General Electric Capital Corporation (incorporated by reference to Exhibit 1.4 to Nobilis Health Corp.’s Current Report on Form 8-K dated April 1, 2015 filed with the SEC on April 2, 2015)

10.49	Second Amendment to Credit Agreement and Conditional Waiver dated as of July 30, 2015 among Northstar Healthcare Acquisitions, L.L.C., the other Credit Parties named therein and General Electric Capital Corporation (incorporated by reference to Exhibit 10.6 to Nobilis Health Corp.’s Current Report on Form 8-K dated July 29, 2015 filed with the SEC on August 4, 2015)

10.50	Partnership Interest Purchase Agreement dated as of April 18, 2015 by and among Nobilis Health Holdings Corp., Victory Parent Company LLC and Victory Medical Center Houston GP, LLC (incorporated by reference to Exhibit 1.4 to Nobilis Health Corp.’s Current Report on Form 8-K dated April 18, 2015 filed with the SEC on April 27, 2015)

Exhibit No.	Description

10.51	Underwriting Agreement dated as of May 13, 2015 (incorporated by reference to Exhibit 10.1 to Nobilis Health Corp.’s Current Report on Form 8-K dated May 13, 2015 filed with the SEC on May 15, 2015)

10.52	Asset Purchase Agreement dated as of July 28, 2015, by and among Marsh Lane Surgical Hospital, LLC, Nobilis Health Corp., Victory Medical Center Plano, LP and Victory Parent Company, LLC (incorporated by reference to Exhibit 10.1 to Nobilis Health Corp.’s Current Report on Form 8-K dated July 29, 2015 filed with the SEC on August 4, 2015)

10.53	Loan Agreement dated as of July 30, 2015 between Marsh Lane Surgical Hospital, LLC and LegacyTexas Bank (incorporated by reference to Exhibit 10.2 to Nobilis Health Corp.’s Current Report on Form 8-K dated July 29, 2015 filed with the SEC on August 4, 2015)

10.54	Term Note dated July 30, 2015 (incorporated by reference to Exhibit 10.3 to Nobilis Health Corp.’s Current Report on Form 8-K dated July 29, 2015 filed with the SEC on August 4, 2015)

10.55	Guaranty dated as of July 30, 2015 by Nobilis Health Corp. (incorporated by reference to Exhibit 10.4 to Nobilis Health Corp.’s Current Report on Form 8-K dated July 29, 2015 filed with the SEC on August 4, 2015)

10.56	Subordination Agreement dated as of July 30, 2015 by and between LegacyBank Texas, General Electric Capital Corporation, consented to and acknowledged by Nobilis Health Corp. (incorporated by reference to Exhibit 10.5 to Nobilis Health Corp.’s Current Report on Form 8-K dated July 29, 2015 filed with the SEC on August 4, 2015)

10.57	Confidential Agreement effective as of June 30, 2015, by and among Nobilis Health Corp, Northstar Healthcare Subco, LLC, and certain other parties named therein (certain portions of the Confidential Agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment, which request has been granted) (incorporated by reference to Exhibit 10.1 to Nobilis Health Corp.’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2015)

10.58*	Lease between FSP Energy Tower I Limited Partnership and Northstar Healthcare Acquisitions, LLC for the lease of the corporate headquarters of Nobilis Health Corp., dated May 20, 2015

10.59*	Employment Agreement dated as of April 30, 2015 by and among Harry J. Fleming, Northstar Healthcare Acquisitions, L.L.C. and Northstar Healthcare Inc.

10.60*	Employment Agreement dated as of February 1, 2015 by and among Matthew Maruca, Northstar Healthcare Acquisitions, L.L.C. and Nobilis Health Corp.

5.1	Opinion of Macdonald Tuskey (1)

21.1*	List of Subsidiaries

23.2*	Consent of Calvetti, Ferguson

23.3	Consent of Macdonald Tuskey (1)

24.1*	Power of Attorney (contained on signature page to the registration statement)

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

Exhibit No.	Description

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
*	Filed Herewith
(1)	To be filed by Amendment